UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACORDA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ACORDA THERAPEUTICS, INC.

420 Saw Mill River Road, Ardsley, New York 10502

April 28, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Acorda Therapeutics, Inc., which will be held at the Hilton Garden Inn, 201 Ogden Avenue, Dobbs Ferry, New York 10522, commencing at 9:00 a.m., local time, on June 15, 2020.

We are proceeding under the Securities and Exchange Commission rule that allows us to furnish proxy materials to our stockholders over the Internet, although we may choose to send a full set of proxy materials to some of our stockholders. We believe that this electronic proxy process expedites stockholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual Meeting.

On or about April 29, 2020, we will commence sending a Notice of Annual Meeting and Internet Availability to our stockholders along with instructions on how to access our 2020 Proxy Statement and Annual Report and authorize a proxy to vote your shares online. The Annual Report is not to be regarded as proxy solicitation material.

Matters to be considered and voted on at the 2020 Annual Meeting are set forth in the Proxy Statement. You are encouraged to carefully review the Proxy Statement and attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible by authorizing a proxy over the Internet or by telephone as described in the enclosed materials so that your shares will be represented at the Annual Meeting. If you receive a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. If you attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

We look forward to meeting you on June 15, 2020 and discussing with you the business of our company.

Sincerely,

Ron Cohen, M.D.
President and Chief Executive Officer

ACORDA THERAPEUTICS, INC.

420 Saw Mill River Road, Ardsley, New York 10502

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	9:00 a.m., local time, on June 15, 2020
Place:	Hilton Garden Inn, 201 Ogden Avenue, Dobbs Ferry, New York 10522
COVID-19 Contingencies:

We are actively monitoring developments related to the global pandemic of novel coronavirus (COVID-19) as well as protocols that U.S. federal, state and local governments may impose to reduce the risk of transmission. In the event that we determine it is not possible or advisable to hold the 2020 Annual Meeting at the date, time and/or location disclosed in this Proxy Statement, we will announce alternative arrangements for the meeting in a press release. Our press releases can be accessed on our corporate website free of charge at www.acorda.com, under the “News and Events” and then “Press Releases” captions. We will also post any updated information on our website under the “Investors” and then “Investor Events” captions. If you plan to attend the 2020 Annual Meeting in person, please check for our disclosure of this information prior to the currently-scheduled time and date for the 2020 Annual Meeting.

Items of Business:	(1)	To elect three Class III directors for a term expiring on the date of our 2023 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.
(2)

To approve the Company’s ability to settle conversions of, and make interest payments on, the Company’s 6.00% Convertible Senior Secured Notes due 2024, which were issued in a private exchange that was completed on December 24, 2019, using shares of the Company’s common stock in excess of 19.99% of the number of outstanding shares of common stock, as required in accordance with Nasdaq Listing Rule 5635(d) (the “Nasdaq Listing Rule Proposal”).

(3)

To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 80,000,000 to 370,000,000 (the “Authorized Common Stock Increase Proposal”).

(4)

To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock by a ratio of any whole number in the range of 1-for-2 to 1-for-20, and a corresponding reduction in the number of authorized shares of our common stock, with such ratio to be determined in the discretion of our Board of Directors and with such action to be effected at such time and date, if at all, as determined by our Board of Directors within one year after the conclusion of the 2020 Annual Meeting (the “Reverse Stock Split Proposal”).

	(5)	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2020.
	(6)	An advisory vote to approve Named Executive Officer compensation.
(7)

To approve one or more adjournments of the 2020 Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve one or more of Proposal Nos. 1 through 6 at the time of the 2020 Annual Meeting or in the absence of a quorum (the “Adjournment Proposal”).

	(8)	To consider such other business as may properly come before the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”).
Adjournments and Postponements:

Any action on the items of business described above may be considered at the 2020 Annual Meeting at the time and on the date specified above or at any time and date to which the 2020 Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote only if you were a stockholder of Acorda Therapeutics as of the close of business on April 20, 2020.
Meeting Admission:

You are entitled to attend the 2020 Annual Meeting only if you were an Acorda Therapeutics stockholder as of the close of business on the record date or hold a valid proxy for the 2020 Annual Meeting. You will need to present a valid government-issued or other acceptable photo identification for admittance. If you are not a stockholder of record but hold shares through a broker or other nominee (i.e., in street name), you will need to provide proof of beneficial ownership as of the record date, such as your most recent account statement dated as of or prior to April 20, 2020, a copy of the voting instruction card provided by your broker, trustee or other nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or provide the other materials described above, you will not be admitted to the 2020 Annual Meeting. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

Voting:

Your vote is very important. Whether or not you plan to attend the 2020 Annual Meeting, we strongly encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. If you received your proxy materials electronically, you may submit your proxy over the internet or by telephone by following the instructions provided in the Notice of Annual Meeting and Internet Availability. If you receive your proxy materials by mail, you may submit your proxy by completing, signing, dating and returning your proxy card or voting instructions card in the pre-addressed envelope provided. For specific instructions on how to vote, please refer to the “Questions and Answers” section beginning on page 1 of the Proxy Statement.

By the Order of the Board of Directors

Andrew Mayer Deputy General Counsel and Corporate Secretary

April 28, 2020

i

ii

ACORDA THERAPEUTICS, INC.

PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2020

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE 2020 ANNUAL MEETING OF STOCKHOLDERS

Q:	Why am I receiving these materials?
A:

The Board of Directors (the “Board”) of Acorda Therapeutics, Inc., a Delaware corporation (which may be referred to in this proxy statement as “we,” “us,” “our,” the “Company” or “Acorda Therapeutics”), is providing these proxy materials to you in connection with our 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”), which will take place on June 15, 2020. As a stockholder on the Record Date (as defined below), you are invited to attend the 2020 Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement (the “Proxy Statement”).

We are actively monitoring developments related to the global pandemic of novel coronavirus (COVID-19) as well as protocols that U.S. federal, state and local governments may impose to reduce the risk of transmission. In the event that we determine it is not possible or advisable to hold the 2020 Annual Meeting at the date, time and/or location disclosed in this Proxy Statement, we will announce alternative arrangements for the meeting in a press release. Our press releases can be accessed on our corporate website free of charge at www.acorda.com, under the “News and Events” and then “Press Releases” captions. We will also post any updated information on our website under the “Investors” and then “Investor Events” captions. If you plan to attend the 2020 Annual Meeting in person, please check for our disclosure of this information prior to the currently-scheduled time and date for the 2020 Annual Meeting.

Q:	How do I request a paper copy of this Proxy Statement if I have not received one?
A:

As permitted by the Securities and Exchange Commission (the “SEC”), we are delivering our Proxy Statement and Annual Report via the Internet, although we may choose to send a full set of proxy materials to some of our stockholders. The Notice of Annual Meeting and Internet Availability contains instructions on how to access our Proxy Statement and Annual Report and authorize a proxy to vote your shares online or by telephone. If you wish to request a printed or e-mail copy of the Proxy Statement and Annual Report, you should follow the instructions included in the Notice of Annual Meeting and Internet Availability.

Q:	What information is contained in this Proxy Statement?
A:

The information included in this Proxy Statement relates to the proposals to be voted on at the 2020 Annual Meeting, the voting process, our corporate governance practices, the compensation of directors and the most highly paid executive officers, beneficial ownership of the Company’s common stock, and certain other required information.

Q:	What items of business will be voted on at the 2020 Annual Meeting?
A:	The items of business scheduled to be voted on at the 2020 Annual Meeting are:
•	The election of three Class III directors for a term expiring on the date of our 2023 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.
•

The approval of the Company’s ability to settle conversions of, and make interest payments on, the Company’s 6.00% Convertible Senior Secured Notes due 2024, which were issued in a private exchange that was completed on December 24, 2019, using shares of the Company’s common stock in excess of 19.99% of the number of outstanding shares of common stock, as required in accordance with Nasdaq Listing Rule 5635(d) (the “Nasdaq Listing Rule Proposal”).

•

The approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 80,000,000 to 370,000,000 (the “Authorized Common Stock Increase Proposal”).

•

The approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock by a ratio in any whole number the range of 1-for-2 to 1-for-20, and a corresponding reduction in the number of authorized shares of our common stock, with such ratio to be determined in the discretion of our Board of Directors and with such action to be effected at such time and date, if at all, as determined by our Board of Directors within one year after the conclusion of the 2020 Annual Meeting (the “Reverse Stock Split Proposal”).

•	The ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2020.
•	An advisory vote to approve Named Executive Officer compensation, referred to as a “say-on-pay” vote.
•

The approval of one or more adjournments of the 2020 Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve one or more of Proposal Nos. 1 through 6 at the time of the 2020 Annual Meeting or in the absence of a quorum (the “Adjournment Proposal”).

We will also consider other business that properly comes before the 2020 Annual Meeting.

Q:	How does the Board recommend that I vote?
A:	Our Board recommends that you:
•	Vote your shares “FOR” the nominees to the Board.
•	Vote your shares “FOR” approval of the Nasdaq Listing Rule Proposal.
•	Vote your shares “FOR” approval of the Authorized Common Stock Increase Proposal.
•	Vote your shares “FOR” approval of the Reverse Stock Split Proposal.
•	Vote your shares “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2020 fiscal year.
•	Vote your shares “FOR” the advisory say-on-pay vote to approve our Named Executive Officer compensation.
•	Vote your shares “FOR” the Adjournment Proposal.
Q:	Who is entitled to vote at the 2020 Annual Meeting?
A:	Only stockholders of record at the close of business on April 20, 2020 are entitled to vote at the 2020 Annual Meeting. We refer to this date as our “Record Date.”

You may vote all shares of Acorda Therapeutics common stock you own as of the Record Date, including (1) shares that are held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank.

On the Record Date, we had 47,985,337 shares of common stock issued and outstanding.

Q:	What are the voting rights of the Company’s holders of common stock? Do Stockholders have dissenters’ or appraisal rights?
A:	Each outstanding share of the Company’s common stock owned as of the Record Date will be entitled to one vote on each matter considered at the meeting.

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to any of the proposals being voted on at the 2020 Annual Meeting and described in this Proxy Statement.

Q:	What is the difference between holding shares as a stockholder of record and holding shares as a beneficial owner?
A:

Most of our stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. We have summarized below some of the distinctions between being a stockholder of record and being a beneficial owner:

Stockholder of Record

If your shares are registered directly in your name, or as a joint holder, with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and either written proxy materials or a Notice of Annual Meeting and Internet Availability are being sent to you directly by Acorda Therapeutics. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2020 Annual Meeting.

Beneficial Owner

If your shares are held in a brokerage account or by a trustee or another nominee, you are considered the beneficial owner of shares held in street name, and the Notice of Annual Meeting and Internet Availability, together with a voting instruction card, are being forwarded to you by your broker, trustee or other nominee. As a beneficial owner, you have the right to direct your broker, trustee or other nominee how to vote and are also invited to attend the 2020 Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or other nominee that holds your shares, giving you the right to vote the shares at the 2020 Annual Meeting. Your broker, trustee or other nominee is responsible for providing voting instructions for you to use in directing the broker, trustee or other nominee how to vote your shares.

Q:	How can I attend the 2020 Annual Meeting?
A:

You are entitled to attend the 2020 Annual Meeting only if you were a stockholder of record of our common stock as of the close of business on the Record Date or you hold a valid proxy for the 2020 Annual Meeting. You will need to present a valid government-issued or other acceptable photo identification for admittance. A list of stockholders eligible to vote at the 2020 Annual Meeting will be available for inspection at the 2020 Annual Meeting and for a period of 10 days prior to the 2020 Annual Meeting, during regular business hours, at our principal executive office, which is located at 420 Saw Mill River Road, Ardsley, New York 10502.

If you are not a stockholder of record but hold shares through a broker, trustee or other nominee (i.e., in street name), you will need to provide proof of beneficial ownership on the Record Date, such as your most recent account statement dated as of or prior to April 20, 2020, a copy of the voting instruction card provided by your broker, trustee or other nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or the other materials described above, you will not be admitted to the 2020 Annual Meeting. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

The 2020 Annual Meeting will begin promptly at 9:00 a.m., local time. Check-in will begin at 8:30 a.m., local time, and you should allow ample time for the check-in procedures.

Even if you plan to attend the 2020 Annual Meeting, we strongly encourage that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the 2020 Annual Meeting.

Q:	How can I vote?
A:	Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2020 Annual Meeting.

Internet:  By accessing the Internet at www.proxyvote.com and following the instructions on the proxy card.

Telephone:  By calling toll-free 1 (800) 690-6903 and following the instructions on the proxy card.

Mail:  If you receive your proxy materials by mail, by signing, dating, and mailing the enclosed proxy card.

If you authorize a proxy to vote your shares over the Internet, you should not return your proxy card. The Notice of Annual Meeting and Internet Availability is not a proxy card or ballot.

Q:	How are my votes cast when I return a proxy card?
A:

When you properly authorize a proxy over the Internet, by telephone or by signing a written proxy, you appoint Dr. Ron Cohen, our President and Chief Executive Officer, and Andrew Mayer, our Deputy General Counsel and Corporate Secretary, as your representatives at the 2020 Annual Meeting. Either Dr. Cohen or Mr. Mayer will vote your shares at the 2020 Annual Meeting as you have instructed them in the proxy. Dr. Cohen and Mr. Mayer are also entitled to appoint substitutes to act on their behalf.

Q:	Can I change my vote?
A:

Yes. You may change your vote at any time prior to the vote at the 2020 Annual Meeting. If you are the stockholder of record, you may change your vote by granting a properly authorized new proxy with a later date by mail, telephone or over the Internet (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the 2020 Annual Meeting and voting in person. For your written notice of revocation to be effective, it must be received by our Corporate Secretary at our principal executive offices no later than June 14, 2020. Attendance at the 2020 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or you cast a new vote. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the 2020 Annual Meeting and voting in person.

Q:	Who can help answer my questions?
A:

If you have any questions about the 2020 Annual Meeting or how to vote or revoke your proxy, you should contact our communications department at (914) 347-4300. You may also contact them if you need additional copies of this Proxy Statement or voting materials.

Q:	Is my vote confidential?
A:

Proxies, ballots and voting instructions and tabulations that identify individual stockholders will be tabulated by Broadridge Financial Solutions, Inc. (“Broadridge”) and will be handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Acorda Therapeutics or to third parties, except as necessary to meet applicable legal requirements and to allow for the tabulation of votes and certification of the vote.

Q:	How many shares must be present or represented to conduct business at the 2020 Annual Meeting?
A:

The quorum requirement for holding the 2020 Annual Meeting and transacting business is that holders of a majority of shares of Acorda Therapeutics’ common stock entitled to vote must be present in person or represented by proxy at the 2020 Annual Meeting. Both abstentions and broker non-votes, which are explained below under “what is a broker non-vote?”, are counted for the purpose of determining the presence of a quorum.

Q:	What if a quorum is not present at the 2020 Annual Meeting?
A:

If a quorum is not present or represented at the 2020 Annual Meeting, the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or if no stockholder is present, any officer entitled to preside or to act as secretary of such meeting, may adjourn the 2020 Annual Meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice will be given, unless the adjournment is for 30 or more days from the date of the original meeting or a new record date is set for the adjourned meeting.

Q:	What vote is required to approve each of the proposals and how are votes counted?
A:

In the election of the directors, you may vote “FOR ALL” nominees, you may “WITHHOLD ALL” authority to vote for the nominees or you may vote “FOR ALL EXCEPT” which allows you to withhold the authority to vote with respect to a particular nominee. A properly executed proxy marked “FOR ALL EXCEPT” will not be voted with respect to the nominee that you indicate, although it will be counted for purposes of determining whether there is a quorum. The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the 2020 Annual Meeting is required to elect the three nominees to the Board. Accordingly, the nominees receiving the highest number of “FOR” votes at the 2020 Annual Meeting will be elected as directors. However, our Bylaws incorporate a majority voting standard in uncontested elections of directors. This is an uncontested election of directors because the number of director nominees does not exceed the number of directors to be elected. As further described below under Proposal One, a director who is elected by a plurality vote in an uncontested election but who receives a greater number of “WITHHELD” votes than “FOR” votes must tender his or her resignation to the Board, which will consider whether to accept the resignation. Abstentions and broker non-votes are not considered votes “FOR” any candidate or as a “WITHHELD” vote and therefore will not affect the outcome of this proposal.

For the Nasdaq Listing Rule Proposal, the ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2020 fiscal year, the advisory say-on-pay vote to approve our Named Executive Officer compensation, and the Adjournment Proposal, you may vote “FOR” or “AGAINST” any or all of these proposals or you may “ABSTAIN” from the vote. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting at the 2020 Annual Meeting is required for approval of these matters. Because abstentions and broker non-votes are not considered votes “FOR” or “AGAINST” a proposal, they will have no effect on the outcome of these proposals.

For the Authorized Common Stock Increase Proposal and the Reverse Stock Split Proposal, you may vote “FOR” or “AGAINST” these proposals or you may “ABSTAIN” from the vote. The affirmative vote of a majority of the shares issued and outstanding and entitled to vote on these proposals is required for approval of the Authorized Common Stock Increase Proposal and the Reverse Stock Split Proposal. Accordingly, abstentions and broker non-votes will have the same effect as an “AGAINST” vote.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are specified, your shares will be voted in accordance with the recommendations of the Board as described above under “How does the Board recommend that I vote?” with respect to the seven proposals described in this Proxy Statement and in the discretion of the proxy holders on any other matters that properly come before the 2020 Annual Meeting.

Q:	What is a broker non-vote?
A:

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. The ratification of the appointment of the Company’s independent auditors is a matter considered routine under applicable rules, and your broker is allowed to vote your shares on your behalf in its discretion without instructions from you. Non-routine matters include the election of directors, the Nasdaq Listing Rule Proposal, the Authorized Common Stock Increase Proposal, the Reverse Stock Split Proposal, and the advisory say-on-pay vote. Accordingly, if you hold your shares in street name and you want your shares voted on these matters, it is critical that you provide voting instructions to your broker. We strongly encourage you to provide voting instructions to the organization that holds your shares in order to minimize the number of broker non-votes.

In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and they are also not considered affirmative or negative votes on any proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the 2020 Annual Meeting other than the Authorized Common Stock Increase Proposal and the Reverse Stock Split Proposal.

Q:	What happens if a nominee is unable to stand for election?
A:

If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or substitute a nominee. If a substitute nominee is selected, the proxy holders, Dr. Cohen and Mr. Mayer, will vote your shares for the substitute nominee, unless you have withheld authority.

Q:	What happens if additional matters are presented at the 2020 Annual Meeting?
A:

Other than the seven items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2020 Annual Meeting. If you grant a proxy, the persons named as proxyholders, Dr. Cohen and Mr. Mayer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2020 Annual Meeting.

Q:	Who will serve as inspector of elections?
A:	Broadridge will tabulate votes and a representative of Broadridge will act as inspector of elections.
Q:	What does it mean if I receive more than one Notice of Annual Meeting and Internet Availability and/or set of written proxy materials?
A:

If you receive more than one Notice of Annual Meeting and Internet Availability, and/or more than one set of written proxy materials, it means your shares are not all registered or held in the same way (for example, some are registered in your name and others are registered jointly with a spouse) and are in more than one account. In order to ensure that you vote all of the shares that you are entitled to vote, you should authorize a proxy to vote all proxy cards to which you are provided access. Similarly, for all shares you hold in street name, you should follow the voting instructions provided by each broker, trustee or nominee for the shares held on your behalf by that broker, trustee or nominee.

Q:	Who will bear the cost of soliciting votes for the 2020 Annual Meeting?
A:

We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees. These individuals will not receive any additional compensation for such solicitation activities. We may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If we do retain a proxy solicitation firm, we would pay such firm’s customary fees and expenses. Upon request, we will also reimburse brokerage houses and other custodians, trustees, nominees and fiduciaries for forwarding proxy materials to stockholders.

Q:	Where can I find the voting results of the 2020 Annual Meeting?
A:

We intend to announce preliminary voting results at the 2020 Annual Meeting, and after the meeting we will publish final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Q:	What if I have questions for Acorda Therapeutics’ transfer agent?
A:

Please contact our transfer agent, at the phone number or address listed below, if you are a registered stockholder and have questions concerning stock certificates, transfers or ownership or other matters pertaining to your stock account.

Computershare

P.O. Box 505000

Louisville, KY  40233-5000

Overnight correspondence:

Computershare

462 South 4th Street

Suite 1600

Louisville, KY  40202

Telephone: (800) 368-5948

Also, the Computershare shareholder website can be accessed at www.computershare.com/investor.

Q:	What is the deadline for submitting proposals for inclusion in Acorda Therapeutics’ proxy statement for the 2021 Annual Meeting of Stockholders?
A:

Pursuant to Securities and Exchange Commission Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2021 Annual Meeting of Stockholders, by submitting their proposals to us no later than December 30, 2020. This deadline is determined under Rule 14a-8 and represents the 120th day prior to the anniversary of the date we intend to commence distribution of this Proxy Statement to shareholders. Any proposal so submitted must comply with the rules and eligibility requirements of the Securities and Exchange Commission.

More information on how to submit proposals is set forth below under Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders in the Additional Information section at the end of this Proxy Statement.

Q:

What is the deadline for submitting proposals to be presented on the floor of the 2021 Annual Meeting of Stockholders and not in Acorda Therapeutics’ proxy statement or to nominate individuals to serve as directors?

A:

Under our Bylaws, a stockholder may nominate a director or submit a proposal for consideration at an annual meeting by giving timely notice to Acorda Therapeutics. To be timely, that notice must contain information specified in our Bylaws and be received by us at our principal executive office at 420 Saw Mill River Road, Ardsley, New York 10502, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made. Therefore, we must receive your nomination or proposal no sooner than February 15, 2021, and no later than March 17, 2021, unless the date of the 2021 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2020 Annual Meeting.

More information on how to submit proposals is set forth below under Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders in the Additional Information section at the end of this Proxy Statement. You may contact the Corporate Secretary of Acorda Therapeutics, at our principal executive office, for a copy of the relevant provisions of our Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight members and is divided into three classes. Each class holds office for a term of three years. These classes currently consist of authorized members in each of Classes I, II and III, whose terms expire at the 2021, 2022, and 2020 Annual Meetings of Stockholders, respectively. Ian Smith, formerly one of our Class I directors, resigned from our Board on January 25, 2019. Mr. Smith indicated that his decision to resign was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In light of Mr. Smith’s resignation, the Board subsequently reduced its size from nine to eight members, and reduced the size of Class I to two directors.

This year’s nominees for director, Ron Cohen, M.D., Lorin J. Randall, and Steven M. Rauscher, have been nominated by the Board as Class III directors for a term of three years expiring on the date of our 2023 Annual Meeting of Stockholders or at such time as their respective successors are duly elected and qualified. Dr. Cohen, Mr. Randall and Mr. Rauscher are currently directors of the Company. Proxies cannot be voted for a greater number of persons than the number of nominees named above.

If any of those candidates should become unavailable for election, the shares represented by the proxies solicited for the 2020 Annual Meeting will be voted for such substitute nominee as may be determined by the Board. The Board has no reason to expect that Dr. Cohen, Mr. Randall and Mr. Rauscher will not be a candidate for director at the 2020 Annual Meeting. In voting for directors, for each share of common stock held as of the Record Date, stockholders are entitled to cast one vote in favor of the candidate, or to withhold authority from voting for the candidate. Unless a stockholder requests that voting of the proxy be withheld for the nominee for director by so directing on the proxy card, the shares represented by the accompanying proxy will be voted “FOR” the election of Dr. Cohen, Mr. Randall and Mr. Rauscher.

The election of a director requires the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2020 Annual Meeting. However, our Bylaws incorporate a majority voting standard in uncontested elections of directors. This is an uncontested election of directors because the number of nominees does not exceed the number of directors to be elected. Under our amended Bylaws, in the case of uncontested elections, a nominee who is elected but receives a greater number of “WITHHELD” votes than “FOR” votes will be required to tender his or her resignation following certification of the stockholder vote. Promptly thereafter, the Nominations and Governance Committee of the Board will consider the resignation and range of possible responses and make a recommendation to the Board, which will then act on the recommendation within 90 days after the certification of the stockholder vote. Nominees who tender their resignation will not be permitted to participate in the Nominations and Governance Committee or Board discussions regarding the stockholder vote or the resignation. We will disclose the Board’s decision-making process and decision regarding whether to accept the nominee’s resignation (and the reasons for rejecting a resignation, if applicable) in a Current Report on Form 8-K filed with the Securities and Exchange Commission, promptly following such decision.

Certain information concerning the nominees and those directors whose terms of office will continue following the 2020 Annual Meeting is set forth below.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” ALL NOMINEES IN PROPOSAL ONE.

The following table sets forth information as of April 28, 2020 with respect to our directors and nominees for election at the 2020 Annual Meeting.

Name	Age	Position(s)
Ron Cohen, M.D.	64	President, Chief Executive Officer, Director and Nominee
Barry Greene (3) (5)	56	Director
Peder K. Jensen, M.D. (1) (5)	65	Director
John P. Kelley (2) (3) (5)	66	Director
Sandra Panem, Ph.D. (3) (4)	73	Director
Lorin J. Randall (2) (4)	76	Director and Nominee
Steven M. Rauscher (1) (2)	66	Director and Nominee
Catherine D. Strader, Ph.D. (1) (4)	66	Director

__________________________

(1)	Member of our Compliance Committee.
(2)	Member of our Audit Committee.
(3)	Member of our Compensation Committee.
(4)	Member of our Nominations and Governance Committee.
(5)	Member of our Ad Hoc Business Development Committee.

Directors Standing for Election for the Term Expiring in 2023 – Class III Directors

Ron Cohen, M.D., has served as our President and Chief Executive Officer since he founded the Company in 1995. Dr. Cohen previously was a principal in the startup of Advanced Tissue Sciences, Inc., a biotechnology company engaged in the growth of human organ tissues for transplantation. Dr. Cohen received his B.A. with honors in Psychology from Princeton University, and his M.D. from the Columbia College of Physicians & Surgeons. He completed his residency in Internal Medicine at the University of Virginia Medical Center, and is Board Certified in Internal Medicine. Dr. Cohen currently serves on the board of directors of VBL Therapeutics. In addition, within the last five years, he previously served on the board of directors of Dyax Corp. Dr. Cohen previously served as Chair of the board of the Biotechnology Innovation Organization (BIO), as Chair of the Emerging Companies Section of the BIO board, and as a Director and Chairman of New York Biotechnology Association (NYBA). He also previously served as a member of the Columbia-Presbyterian Health Sciences Advisory Council and was awarded Columbia University’s Alumni Medal for Distinguished Service. In 2010, Dr. Cohen was named NeuroInvestment’s (now called NeuroPerspective) CEO of the Year and in 2009 he was recognized by PharmaVoice Magazine as one of the 100 Most Inspirational People in the Biopharmaceutical Industry. Dr. Cohen is a recipient of the Ernst & Young Entrepreneur of the Year Award for the New York Metropolitan Region, and is an inductee into the National Spinal Cord Injury Association’s “Spinal Cord Injury Hall of Fame.” In 2010, Dr. Cohen was recognized by NYBA as its "The Cure Starts Here" Business Leader of the Year and was named by MM&M and PR Week as one of the top 50 health influencers of 2017. Dr. Cohen is the principal strategist in the Company’s commitment to being a fully-integrated biopharmaceutical company that is a leading innovator in neurology. His extensive knowledge of the Company and its history provides our Board with valuable perspectives to advance our business and the interests of our stockholders.

Lorin J. Randall has been a member of our Board since January 2006. Mr. Randall, a financial consultant, was Senior Vice President and Chief Financial Officer of Eximias Pharmaceutical Corporation, a development-stage drug development company, from 2004 to 2006. From 2002 to 2004, Mr. Randall served as Senior Vice President and Chief Financial Officer of i-STAT Corporation, a publicly-traded manufacturer of medical diagnostic devices that was acquired by Abbott Laboratories in 2004. From 1995 to 2001, Mr. Randall was Vice President and Chief Financial Officer of CFM Technologies, Inc., a publicly-traded manufacturer of semiconductor manufacturing equipment. He currently serves on the boards of directors of Athersys, Inc. where he serves as Chairperson of the Audit Committee, Chairperson of the Compensation Committee and member of the Nominations Committee. In addition, within the last five years, he previously served on the boards of directors of Aurinia Pharmaceuticals Inc., Nanosphere, Inc. and Tengion, Inc. Mr. Randall received a B.S. in accounting from The Pennsylvania State University and an M.B.A. from Northeastern University. As a former Chief Financial Officer of a number of publicly-traded companies, Mr. Randall possesses financial acumen acquired through working experience, including an understanding of financial matters and the preparation and analysis of financial statements.

The Board has determined that Mr. Randall qualifies as an audit committee financial expert. Based on his extensive financial experience, Mr. Randall serves as Chair of our Audit Committee.

Steven M. Rauscher has been a member of our Board since March 2005. He is Founder & Principal of BioPharm Physicians, LLC, a life sciences recruiting partnership formed in 2010, focusing on senior physician executives for biotech, pharmaceutical and medical device companies. Previously, he was President and Chief Executive Officer of Oscient Pharmaceuticals Corporation, a commercial stage biopharmaceutical company, from 2000 to 2009. He joined Oscient in 2000 having served as a member of the Board of Directors since 1993. Previously, Mr. Rauscher was Chief Executive Officer of AmericasDoctor, a company providing clinical research services to the pharmaceutical industry. Prior to AmericasDoctor, he held a number of leadership positions at Abbott Laboratories, including Vice President of Corporate Licensing, Vice President of Business Development, International Division and Vice President of Sales, U.S. Pharmaceuticals. Mr. Rauscher received a B.S. from Indiana University and an M.B.A. from the University of Chicago. Having served as a Chief Executive Officer of a commercial stage biopharmaceutical company as well as in other executive roles in a variety of companies in our industry, Mr. Rauscher brings to our Board leadership skills and expertise in managing the challenges of a biopharmaceutical company. The Board has determined that Mr. Rauscher qualifies as an audit committee financial expert. Based on his management and operational experience and expertise in the pharmaceutical industry, Mr. Rauscher serves as the Chair of our Compliance Committee and oversees the non-financial governance and risk management processes of the Company.

Directors Whose Term Expires in 2021 – Class I Directors

Barry Greene has been a member of our Board since January 2007. Mr. Greene currently serves as President of Alnylam Pharmaceuticals, Inc., a position he has held since December 2007. Also, from October 2003 to September 2016 he served as Chief Operating Officer, and from February 2004 to December 2005 he also served as Treasurer, of Alnylam. Prior to Alnylam, he was General Manager of Oncology at Millennium Pharmaceuticals, Inc., where he led the company’s global strategy and execution for its oncology business, including strategic business direction and execution, culminating in the successful approval and launch of VELCADE (bortezomib) in mid-2003. Prior to joining Millennium in February 2001, Mr. Greene served as Executive Vice President and Chief Business Officer for Mediconsult.com. Prior to Mediconsult.com, Mr. Greene’s past experiences included being Vice President of Marketing and Customer Services for AstraZeneca (formerly AstraMerck); Vice President Strategic Integration with responsibility for the AstraZeneca North American post-merger integration; and partner of Andersen Consulting, responsible for the pharmaceutical/biotechnology marketing and sales practice. He is currently Lead Independent Director of the board of directors of Karyopharm Therapeutics Inc., where he serves as Chairperson of the Nominating and Governance Committee, and a member of the Compensation Committee and Compliance Committee. Mr. Greene received his B.S. in Industrial Engineering from the University of Pittsburgh and serves as a Senior Scholar at Duke University, Fuqua School of Business. Mr. Greene brings to our Board extensive experience in the healthcare industry as well as practical experience guiding new drugs through the commercialization process. Based on this experience, Mr. Greene serves as Chair of our Ad Hoc Business Development Committee.

Catherine D. Strader, Ph.D., has been a member of our Board of Directors since February 2017. Dr. Strader is a partner at Synergy Partners R&D Solutions, a consultancy network co-founded by Dr. Strader in 2014 which advises biotechnology companies on research and development strategies. Prior to co-founding Synergy Partners, Dr. Strader worked for Merck Research Laboratories, as Vice President and Site Head from 2009 to 2011, and as Vice President, External Basic Research from 2007 to 2009. Prior to that, Dr. Strader held leadership positions at Schering-Plough Corporation before Schering-Plough was acquired by Merck in 2009, including Senior Vice President, Science and Technology in 2007, and Chief Scientific Officer from 2006 to 2007. Prior to that, Dr. Strader was Executive Vice President, Discovery Research from 2002 to 2007, and Vice President, CNS, Cardiovascular and Genomics Research from 1995 to 2001 at Schering-Plough Research Institute. Dr. Strader has guided more than 50 compounds through drug discovery and development during her career. Dr. Strader received a B.S. in Chemistry from the University of Virginia and a Ph.D. in Chemistry from the California Institute of Technology, followed by a Howard Hughes postdoctoral fellowship at Duke University. Dr. Strader is the author of more than 150 scientific publications. Dr. Strader’s extensive pharmaceutical research and development experience, combined with her specific knowledge of neuroscience, makes her well positioned to provide advice and guidance to the Company on its research and development programs.

Directors Whose Term Expires in 2022 – Class II Directors

Peder K. Jensen, M.D., has been a member of our Board of Directors since April 2011. Dr. Jensen is currently president of Bay Way Consultants, LLC, a consulting firm founded by Dr. Jensen in 2010 that advises pharmaceutical and biotechnology companies. Dr. Jensen’s experience includes over 20 years with Schering-Plough Corporation, a global pharmaceutical company, and then Merck & Co., Inc. after the merger of Schering-Plough with Merck in 2009. During his tenure at Schering-Plough/Merck, Dr. Jensen held a number of global senior research and development positions, including Vice President Clinical Research, SPRI, Executive Vice President Worldwide Drug Development, SPRI, and most recently Corporate Senior Vice President, and General Manager, R&D for Japan and Asia/Pacific from 2006 to 2010. Dr. Jensen has more than 27 years of global drug development experience across a variety of therapeutic areas, including neurology, cardiovascular, anti-infective, oncology and immunology. Over the course of his career, Dr. Jensen has been responsible for more than 40 new drug approvals worldwide, including in the U.S., Europe and Japan. Dr. Jensen is currently a member of the board of directors of Five Prime Therapeutics, Inc., where he serves as Chairperson of the Compensation and Management Development Committee, a member of the Nominating and Corporate Governance Committee, and a member of the Research and Development Committee. Dr. Jensen previously was a member of the board of directors of BioCryst Pharmaceuticals, Inc. Dr. Jensen received his M.D. from the University of Copenhagen. Dr. Jensen’s extensive global pharmaceutical experience, combined with his specific knowledge in developing new and innovative medical treatments in many different therapeutic areas, including neurology, makes him well positioned to provide advice and guidance to the Company on its research and development programs.

John P. Kelley has been a member of our Board of Directors since December 2008 and was elected to serve as our non-executive Chair of the Board in November 2019. From November 2013 to April 2017, Mr. Kelley was Chief Executive Officer of Tenax Therapeutics, Inc. (formerly named Oxygen Biotherapeutics, Inc.), a company that focuses on developing products for the critical care market, where he also served as a member of the board of directors. From 2011 to 2013, Mr. Kelley was President, Chief Executive Officer, and a director of Phyxius Pharma, Inc., a privately-held development stage pharmaceutical company co-founded by Mr. Kelley in 2011 focused on developing products for use in acute care settings. Mr. Kelley became Chief Executive Officer of Tenax Therapeutics when it acquired Phyxius Pharma in 2013. Previously, Mr. Kelley was the President and Chief Operating Officer of The Medicines Company, a pharmaceutical company providing acute care hospital products worldwide, from 2004 to 2009. He also served on The Medicines Company’s board of directors from 2005 to 2009. From 2000 to 2004, Mr. Kelley held a series of positions at Aventis, a global pharmaceutical company, including Senior Vice President, Global Marketing and Medical, where he was accountable for worldwide brand management. Prior to the formation of Aventis, he held a series of positions at Hoechst Marion Roussel, Inc., a life sciences firm focused on pharmaceuticals, including, from 1998 to 1999, Vice President, Commercial Director, U.S. and, from 1995 to 1998, Vice President of Marketing. Mr. Kelley received a B.A. from Wilkes University and an M.B.A. from Rockhurst University. Mr. Kelley’s extensive knowledge of the pharmaceutical industry as well as his operations and marketing experience make him well positioned to provide advice and guidance to the Company at this stage of its development. The Board has determined that Mr. Kelley qualifies as an audit committee financial expert. Based on his public company and broad corporate experience, Mr. Kelley serves as Chair of our Compensation Committee.

Sandra Panem, Ph.D., has been a member of our Board since 1998. She is currently a partner at Cross Atlantic Partners, which she joined in 2000. She is also currently President of NeuroNetworks Fund, a not-for-profit venture capital fund focusing on neurodisorders which she co-founded in December 2014. From 1994 to 1999, Dr. Panem was President of Vector Fund Management, the then asset management affiliate of Vector Securities International. Prior thereto, Dr. Panem served as Vice President and Portfolio Manager for the Oppenheimer Global BioTech Fund, a mutual fund that invested in public and private biotechnology companies. Previously, she was Vice President at Salomon Brothers Venture Capital, a fund focused on early and later-stage life sciences and technology investments. Dr. Panem was also a Science and Public Policy Fellow in economic studies at the Brookings Institution, and an Assistant Professor of Pathology at the University of Chicago. She received a B.S. in biochemistry and a Ph.D. in microbiology from the University of Chicago. Dr. Panem currently serves on the board of directors of BioLineRx Ltd. Dr. Panem’s experience investing in life sciences companies, and her long-standing relationship with the Company as a Board representative of one of its earliest investors, provides historical perspective on the Company and the life sciences industry. Based on her broad industry and corporate experience, Dr. Panem serves as Chair of our Nominations and Governance Committee.

Corporate Governance Guidelines and Other Governance Policies

The Board regularly evaluates all aspects of our corporate governance principles and practices, taking into consideration, among other things, recommended best practices, developing trends and practices among public companies generally as well as those at our peer companies, and investor input.

Corporate Governance Guidelines. Our Board has adopted Corporate Governance Guidelines to formally document certain Company governance principles and practices, and also to establish governance principles and practices in furtherance of sound corporate governance. The Guidelines cover, among other topics, director qualification and selection, the roles and responsibilities of the Board, Board and committee composition and performance, director access to management, Board and committee meeting procedures, director compensation and director and management stock ownership, leadership development, and confidential stockholder voting. The Guidelines were adopted to assist the Board in the exercise of its responsibilities, and also to increase transparency into our corporate governance. The Guidelines are intended to be a component of the framework within which the Board, assisted by its committees, establishes broad corporate policies, sets the Company’s strategic direction, and oversees management’s day-to-day operation of the Company’s business. The Board most recently amended the Guidelines in March 2020 to reflect the Board’s decision to modify the Board leadership structure by appointing a non-executive Chair of the Board, as further described below under Board Leadership Structure. These Guidelines are available on our website, www.acorda.com, under “Investors – Corporate Governance – Corporate Governance Guidelines.” Certain important aspects of the Guidelines are described below in this Proxy Statement.

Insider Trading and Anti-Hedging Policy. We have an Insider Trading Policy that is intended to ensure compliance with applicable securities laws and regulations by our officer, directors, and employees. This policy prohibits, among other things, trades in our common stock that would violate these laws and regulations, and it also imposes other restrictions such as trading blackout periods and prior notification and/or clearance requirements for trading intended to protect against inadvertent violations of these laws and regulations. This policy also prohibits officers, directors, employees, and their family members (and entities that they own or control) from engaging in any (or designating another person to engage in, on their behalf) transaction that hedges, or that is designed to hedge or offset, any decrease in the market value of our common stock, including without limitation short sales, purchases or sales of puts or calls, prepaid variable forward contracts, equity swaps, collars and exchange funds. We amended the policy in 2019 to broaden the restrictions on hedging transactions, and who is covered by those restrictions, in light of regulations adopted by the Securities and Exchange Commission under Section 955, “Disclosure Regarding Employee and Director Hedging,” under The Dodd-Frank Wall Street Reform and Consumer Protection Act.

Stock Ownership Guidelines. We have Officer and Director Stock Ownership Guidelines intended to encourage ownership of the Company’s common stock, promote the alignment of the long-term interests of the Company’s executive officers and directors with the long-term interests of the Company’s stockholders, and further promote our commitment to sound corporate governance. The Guidelines are applicable to our executive officers, such other executives as may be designated by our Chief Executive Officer, and our non-management directors. Under the Guidelines, covered officers and directors must acquire ownership of shares of our common stock with a minimum specified value by a specified deadline. The target common stock ownership level for our President and Chief Executive Officer, who is one of our directors, is four times (4x) his annual base salary, the target stock ownership level for our other executive officers is two times (2x) their annual base salary, and the target common stock ownership level for our non-management directors is three times (3x) their annual base cash retainer. Under these Guidelines, the compliance deadline for all of our current executive officers and directors is December 31, 2020 or later. These Guidelines, including the Board’s decision in March 2019 to provide a hardship exemption extending the compliance deadline for certain officers and directors, are discussed in further detail below in the Compensation Discussion and Analysis section of this Proxy Statement.

Clawback Policy. We have a Clawback Policy providing for recovery of certain incentive compensation from an executive officer if the Company is required to restate financial statements due to misconduct of that executive officer that significantly contributes to the need for the restatement. Generally, “incentive compensation” under the policy includes compensation in any form (e.g., cash or equity compensation) that is paid or awarded or which vests in whole or in part based on the achievement of specific financial targets or goals. The policy is applicable to incentive compensation awarded at the time of or after adoption of the policy by our Board in 2014. This Policy is discussed in further detail below in the Compensation Discussion and Analysis section of this Proxy Statement.

Removal of “Single Trigger” Provision from Employment Agreement Form. In 2013, the Board and the Compensation Committee made the decision to exclude “single trigger” equity acceleration provisions from new executive officer employment agreements. Pursuant to this type of provision, the vesting of equity awards would accelerate upon certain change in control and/or other transactions regardless of whether employment is terminated. Accordingly, our employment agreements entered into with executive officers since 2013, including with Burkhard Blank, M.D., our Chief Medical Officer and Head of R&D, exclude any single-trigger provision. Employment agreements with some of our executive officers that were entered into prior to 2013 include single trigger acceleration provisions. However, except for our agreement with Ron Cohen, M.D., our Chief Executive Officer, these acceleration provisions no longer have any effect.

Board Leadership Structure

In November 2019, the Board made the decision that the Board should be led by one of the independent directors serving as the non-executive Chair, and subsequently in March 2020 the Board amended our Corporate Governance Guidelines to reflect this Board leadership structure change. Pursuant to the amended Corporate Governance Guidelines, the non-executive Chair is chosen by the other directors, and in this role the non-executive Chair: (i) provides independent leadership and oversight of the Board; (ii) serves as a liaison between the Board and senior management; (iii) sets Board meeting agendas in consultation with the CEO, the Corporate Secretary and the other independent directors; (iv) presides over Board and stockholder meetings when present; (v) presides over executive sessions of the non-management directors when present and sets the agenda for such meetings; (vi) engages with stockholders when appropriate, provided such engagement otherwise complies with the Guidelines and the Company’s other policies; and (vii) performs such other duties as specified in the Company’s Bylaws, the Guidelines, or as otherwise delegated from time to time by the Board.

Under the Corporate Governance Guidelines and the Nominations and Governance Committee Charter, the Board and the Nominations and Governance Committee are responsible for evaluating our Board leadership structure at least annually based on then-current facts and circumstances. with the goal of optimizing Board performance and following sound corporate governance practices. This review of the Board leadership structure is conducted in conjunction with a broadly-scoped annual self-assessment of performance and effectiveness of the Board and all of its committees, which is managed by the Nominations and Governance Committee under its charter and our Corporate Governance Guidelines.

In addition to the recent change in the Board leadership structure, the Board continues to follow sound corporate governance practices to ensure its independence and effective functioning. Most importantly, except for Dr. Cohen, the Board is composed entirely of directors deemed to be “independent” under applicable legal, regulatory, and stock market standards. Consistent with the requirements of our Corporate Governance Guidelines, the independent directors meet in a scheduled executive session without Dr. Cohen present at every regular meeting of the Board. The independent directors also engage in informal discussions outside of Board meetings without Dr. Cohen.

In addition, each of the Board’s committees is composed entirely of independent directors, which means that oversight of critical issues such as the integrity of the Company’s financial statements, chief executive officer and senior management compensation, and Board evaluation and selection of directors is entrusted to independent directors. In addition to the Audit, Compensation and Nominations and Governance Committees, the Board has established a Compliance Committee consisting only of independent directors, which assists the Board in overseeing non-financial legal and regulatory compliance.

Risk Oversight

The Board of Directors is generally responsible for overseeing management of the various operational, financial, and legal risks faced by the Company. Particular risk management matters are brought to the Board by management in connection with the Board’s general oversight and approval of corporate matters. Our Board administers its risk oversight function as a whole and through its Board committees. For example, in addition to regular reviews of potential areas of risk by the full Board at its meetings, the Audit Committee regularly discusses with management our major financial risk exposures, their potential financial impact on our Company and our risk mitigation strategies and participates in regular reviews of our process to assess and manage enterprise risk management. The Audit Committee also reviews cyber-security risks. In addition, our Compliance Committee works closely with senior management to review and oversee our compliance with non-financial legal and regulatory requirements, including those related to product safety and quality and the development, manufacturing, distribution, marketing and sale of our products. The individual Board committees report to the full Board, including when a matter rises to the level of a material risk. The Company’s management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the strategic, financial, operational, compliance and reporting levels. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Director Independence

The Board has determined that Mr. Greene, Dr. Jensen, Mr. Kelley, Dr. Panem, Mr. Randall, Mr. Rauscher and Dr. Strader are “Independent Directors” as defined in Rule 5605(a)(2) of the Nasdaq listing rules.

To assist the Board in determining each director’s independence in accordance with Nasdaq listing rules, pursuant to our Corporate Governance Guidelines a director will be presumed independent unless he or she meets any of the following conditions:

•	a director who is, or within the preceding three years was, an employee of the Company;
•

a director who accepted or who has a Family Member who accepted any compensation from the Company totaling more than $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence, other than compensation for board or board committee service; compensation paid to a Family Member who is an employee (other than an Executive Officer) of the Company; or benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•	a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company as an Executive Officer;
•

a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an Executive Officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs;

•

a director of the Company who is, or has a Family Member who is, employed as an Executive Officer of another entity where at any time during the past three years any of the Executive Officers of the Company serve on the compensation committee of such other entity; and

•

a director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

For purposes of the Guidelines, a “Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home. An “Executive Officer” means those officers covered in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

Pursuant to the Guidelines, the Board annually will review all commercial and charitable relationships between the directors and the Company (as required by the Company’s Related Party Transactions Policy) to determine whether the directors meet these independence tests. If a director has a relationship with the Company that is not covered by these independence guidelines, those Company directors who satisfy such guidelines will consider the relevant circumstances and make an affirmative determination regarding whether such relationship is material or immaterial, and whether the director would therefore be considered independent under applicable legal and regulatory requirements.

Attendance at Board, Committee and Stockholder Meetings

Our Board of Directors met ten (10) times during 2019 excluding committee meetings. All of the current members of our Board attended at least 75% of all Board meetings and meetings of the committees on which they served in 2019. Eight (8) directors (all of the current members of the Board) attended our 2019 Annual Meeting of Stockholders. Pursuant to our Corporate Governance Guidelines, each director is expected to attend all Board meetings, meetings of all committees to which he or she is appointed, and all annual meetings of stockholders, except in extenuating circumstances. Attendance in person is preferable, particularly for regularly scheduled meetings, but attendance via communications equipment is acceptable when needed due to individual circumstances.

Committees of the Board of Directors

The Board has established an Audit Committee, a Compensation Committee, a Nominations and Governance Committee, a Compliance Committee, and an ad hoc Business Development Committee, the members of which are all Independent Directors. Also, each member of the Audit Committee meets the independence requirements of Section 10A of the Securities Exchange Act of 1934, as amended, and SEC Rule 10A-3 promulgated thereunder. The Board has also established a Research and Development Committee, the members of which are all Independent Directors; however, as further described below under Research and Development Committee, in December 2019 the Board suspended the operation of this Committee and the corresponding cash retainer payable to members of the Committee.

The following lists the members of each committee as well as the primary responsibilities of each committee. Under the Nominations and Governance Committee Charter and our Corporate Governance Guidelines, the Nominations and Governance Committee recommends committee assignments to the full Board for approval. Under our Corporate Governance Guidelines, committee assignments should reflect the expertise and interests of Board members, with the goal of ensuring that committee members have the requisite background and experience to participate fully on the committees to which they are appointed. The Board believes that consideration should be given to rotating committee members periodically, but does not believe that rotation should be mandated as a policy. The Board reviews Committee memberships annually, with the most recent annual review occurring in June 2019.

Audit Committee and Audit Committee Financial Experts

Our Audit Committee currently consists of three members: Mr. Randall (Chair), Mr. Kelley and Mr. Rauscher. Mr. Randall, Mr. Kelley and Mr. Rauscher all qualify as an “audit committee financial expert” as that term is defined in Item 407(d) of U.S. Securities and Exchange Commission Regulation S-K. The designation of members of our Audit Committee as "audit committee financial experts" does not impose on those members any duties, obligations, or liabilities that are greater than are generally imposed on them as members of the Audit Committee and our Board, and does not affect the duties, obligations, or liabilities of any other member of the Audit Committee or our Board.

Our Audit Committee is responsible for:

•

approving and retaining the independent auditors to conduct the annual audit of our books and records; and evaluating the independent auditors’ qualifications, performance, independence, and quality controls;

•	reviewing the proposed scope of audits and fees to be paid;
•

overseeing the independent auditor, including resolving disagreements with management, obtaining required reports from the independent auditor, and reviewing with the independent auditor matters such as audit problems or difficulties, internal control deficiencies, significant financial reporting issues or judgments, and the effect of regulatory and accounting initiatives or off-balance sheet structures on the Company’s financial statements;

•	reviewing and pre-approving the independent auditors’ audit and non-audit services in accordance with the Company’s pre-approval policy established by the Audit Committee;
•	reviewing the Company’s financial statements, and in the case of audited financial statements recommending them to the Board for inclusion in the Company’s Annual Report on Form 10-K;
•	coordinating the Board’s oversight of internal control over financial reporting and disclosure controls and procedures, and the finance-related portions of the Company’s code of ethics;
•	reviewing and approving transactions between us and our directors, officers and affiliates;
•	recognizing and addressing potential prohibited non-audit services;
•

establishing procedures for complaints received by us regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	overseeing internal audit functions if and when implemented.

All audit services and non-audit services to be provided to us by our independent auditor must be approved in advance by our Audit Committee in accordance with our auditor pre-approval policy, which is described below in Proposal Four in this Proxy Statement under Pre-approval Policies and Procedures. Ernst & Young LLP currently serves as our independent auditor. Our Board has adopted a written charter for the Audit Committee, which is reviewed at least annually. The charter is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Audit Committee met eight times in 2019 (including one joint meeting with the Compliance Committee).

Compensation Committee

Our Compensation Committee consists of three members: Mr. Kelley (Chair), Mr. Greene, and Dr. Panem. Our Compensation Committee is responsible for:

•

overseeing and evaluating the Company’s overall human resources compensation structure, policies and programs, and assessing whether they establish appropriate incentives and leadership development opportunities and whether they encourage unnecessary and excessive risk;

•

reviewing corporate goals relevant to the compensation for executives, including or President and Chief Executive Officer, and evaluating performance in light of those goals; and reviewing, approving and (where appropriate) recommending for the approval of the full Board the compensation arrangements for executives, including our President and Chief Executive Officer;

•	reviewing and making recommendations to the Board regarding incentive compensation and equity-based plans; and approving any other compensation plans for which stockholder approval is not sought;
•	administering our stock incentive plan and annual non-equity incentive compensation program;
•

in consultation with the Committee’s compensation consultant, establishing compensation policies and practices for directors for service on the Board and committees and annually reviewing and making recommendations to the full Board regarding director compensation;

•	reviewing and monitoring compliance with our Officer and Director Stock Ownership Guidelines;
•	reviewing senior management selection, overseeing succession planning, and reviewing leadership development, and reviewing whether compensation and other programs promote such development; and
•

reviewing the results of advisory votes on executive compensation and making recommendations to the Board regarding appropriate responses, as appropriate, and making recommendations to the Board on the frequency of such votes.

Our Board has adopted a written charter for the Compensation Committee, which is reviewed at least annually. The charter is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Compensation Committee met four times in 2019.

The Compensation Committee engages Arnosti Consulting Inc., a compensation consultant, to provide analysis and recommendations regarding our compensation programs and our Named Executive Officer compensation. Arnosti Consulting has been engaged for 2020 compensation decisions and was previously engaged in 2019 and in prior years to provide similar services to our Compensation Committee. Nancy Arnosti is the principal of Arnosti Consulting and she is the individual with whom the Compensation Committee works on these matters. Based on a review of pertinent factors, the Compensation Committee does not believe that any of the services provided by Arnosti Consulting raise any material conflicts of interest.

Nominations and Governance Committee

Our Nominations and Governance Committee consists of three members: Dr. Panem (Chair), Mr. Randall and Dr. Strader. The Nominations and Governance Committee is responsible for:

•	identifying potential candidates to serve on our Board;
•	working with the Company’s General Counsel to develop and recommend to the Board a set of corporate governance principles; and from time reviewing the adequacy of such corporate governance principles;
•	overseeing an annual evaluation of the Board;
•	evaluating the composition, size, structure and practices of the Board and monitoring the independence of Board members and the overall Board composition;
•	reviewing processes relating to Board meeting schedules and agendas and for the Company providing information to the Board;
•	reviewing the service of Board members and executive officers on the board of directors of any other company;

•	reviewing director and officer questionnaires;
•	overseeing director education and continuing education programs;
•	evaluating stockholder proposals and making recommendations to the Board regarding any such proposals; and
•	considering and making recommendations to the Board relating to the practices, policies and performance of the Board and corporate governance.

Our Board has adopted a written charter for the Nominations and Governance Committee, which is reviewed at least annually. The charter is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Nominations and Governance Committee met four times in 2019.

Compliance Committee

Our Compliance Committee consists of three members: Mr. Rauscher (Chair), Dr. Jensen, and Dr. Strader. The Compliance Committee is responsible for overseeing our compliance with legal and regulatory requirements, including those related to product safety and quality and the development, manufacturing, distribution and sale of our products, but excluding matters relating to financial compliance, which are subject to the oversight of the Audit Committee. In addition, due to the Board’s suspension of the Research and Development Committee, in March 2020 the Board delegated authority to the Compliance Committee over matters that would have been within the purview of the Research and Development Committee as set forth in its charter. This delegation of authority is expected to remain in place unless and until such time as the Research and Development Committee recommences operating.

Our Board has adopted a written charter for the Compliance Committee, which is reviewed at least annually. The charter is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Compliance Committee met four times in 2019 (including one joint meeting with the Audit Committee).

Research and Development Committee

The Board previously established a Research and Development Committee. However, in December 2019, the Board suspended the operation of this Committee and the corresponding cash retainer payable to members of the Committee. The Board made this decision in light of the Company’s current focus on the commercialization of Inbrija, and suspension of further investment in research and development programs pending further progress with the launch. Under its charter, the Research and Development Committee was responsible for making recommendations to the Board regarding the Company’s research and development strategies and opportunities, advising the Board regarding the scientific merit of technology or products involved in licensing or acquisition opportunities, and providing strategic advice to the Board regarding emerging science and technology issues and trends. Prior to suspension of the Research and Development Committee, its membership consisted of Dr. Jensen (Chair), Dr. Panem, and Dr. Strader.

In light of the possibility that matters may nonetheless arise from time to time that would have been within the purview of the Research and Development Committee, in March 2020 the Board delegated authority to the Compliance Committee to review such matters. The Board made this determination, among other considerations, based on the overlap of membership and expertise between the Committees. This delegation of authority is expected to remain in place unless and until such time as the Research and Development Committee recommences operating.

The Research and Development Committee met twice in 2019 prior to the Board’s decision to suspend operation of the Committee in December 2019.

Ad Hoc Business Development Committee

The Board has established an ad hoc Business Development Committee. This committee consists of Mr. Greene (Chair), Dr. Jensen, and Mr. Kelley. The ad hoc Business Development Committee, which does not have a charter, is responsible for overseeing the Company’s evaluation of significant business development opportunities, including potential acquisitions or the purchase or in-license of new products or development projects, potential out license transactions, and making recommendations to the Board regarding such transactions. The ad hoc Business Development Committee met once in 2019.

Director Qualifications and Director Nomination Process

Qualifications for Director Candidates

Our Nominations and Governance Committee is responsible for evaluating potential candidates for nomination to the Board. Director qualifications and the process for considering potential candidates are set forth in the Nominations and Governance Committee Charter and our Corporate Governance Guidelines.

The Nominations and Governance Committee and Board will consider individuals who have distinguished records of leadership and success in their area of activity and who will make substantial contributions to the Board. We seek director candidates who, in addition to general management experience and business knowledge, possess an expertise in one or more of the following areas: business, medicine, scientific research, drug discovery and development, healthcare, pharmaceuticals, finance, law, corporate governance, risk assessment, and investor relations. Accordingly, the Nominations and Governance Committee will consider, among other factors, the extent of a potential nominee’s business experience, technical expertise, or specialized skills or experience, and whether he or she, by virtue of particular experience relevant to the Company's current or future business, will add specific value as a Board member.

The Nominations and Governance Committee and the Board do not believe that it is in our best interests to establish rigid criteria for the selection of prospective director candidates. Rather, the Nominations and Governance Committee and the Board recognize that the challenges and needs we face will change over time and, accordingly, believe that the selection of director candidates should be based on skills relevant to the issues we face or are likely to face at the time of nomination and in the future. As a result, the priorities and emphasis of the Nominations and Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective members of our Board. However, all prospective director candidates must possess the following attributes to be recommended to the Board for nomination:

•	a commitment to integrity and ethics;
•	demonstrated leadership ability and the ability to exercise sound business judgment;
•	independence from conflict or direct economic relationship with the Company; and
•	a willingness and ability to devote the required amount of time to prepare for and attend Board and committee meetings and to otherwise carry out the duties and responsibilities of Board membership.

Also, the Nominations and Governance Committee and the Board strongly believe that we benefit from diversity in age, skills, background and experience. Pursuant to our Corporate Governance Guidelines, diversity is one of the factors that the Committee considers in identifying director candidates. As part of this process, the Nominations and Governance Committee evaluates how a particular candidate would strengthen and increase the diversity of the Board in terms of how that candidate may contribute to the Board’s overall balance of perspectives, backgrounds, knowledge, experience, skill sets and expertise.

Other than the foregoing considerations, there are no stated minimum criteria for director candidates. The Nominations and Governance Committee will ensure that at all times, at least a majority of the members of our Board meet the definition of “Independent Director” under the Nasdaq listing rules and that director candidates also meet the specific requirements set forth in the Nasdaq listing rules and in the rules of the SEC regarding membership on committees of the Board.

In considering re-nomination criteria, the Nominations and Governance Committee reviews each director’s past attendance at meetings and participation in and contributions to the activities of the Board, as well as whether the director’s qualifications and skills are consistent with the Company’s current needs and whether the director is willing to continue in service. If any member of our Board does not wish to continue in service or if our Board decides not to nominate a member for re-election, the Nominations and Governance Committee will identify the skills and experience desired in a new director candidate.

Under our Corporate Governance Guidelines, our Board has not adopted term limits or a mandatory retirement age for directors. Arbitrary term limits and a mandatory retirement age might deprive the Company and its stockholders of the contribution of directors who have been able to develop valuable insights into the Company, its business, and its operations over time and therefore provide a valuable contribution to the Board as a whole. As an alternative to term limits and a mandatory retirement age, the Board believes that it can ensure that it continues to evolve and adopt new ideas and viewpoints through the director nomination and evaluation processes.

Identification and Evaluation of Director Candidates

The Nominations and Governance Committee uses a variety of methods for identifying director candidates, and will evaluate them in accordance with the requirements of our Corporate Governance Guidelines. The Nominations and Governance Committee may receive suggestions for potential director candidates from current members of the Board, our executive officers or other sources, which may be either unsolicited or in response to requests from the Nominations and Governance Committee for such candidates. The Nominations and Governance Committee may also, from time to time, engage firms that specialize in identifying and evaluating potential director candidates. As described below, pursuant to our Corporate Governance Guidelines, the Nominations and Governance Committee will also consider candidates recommended by stockholders.

The Nominations and Governance Committee periodically assesses the appropriate size and composition of the Board as a whole, the needs of the Board and the respective committees of the Board, and the qualification of director candidates in light of these needs. Once an individual has been identified by the Nominations and Governance Committee as a potential director candidate, the Nominations and Governance Committee makes an initial determination as to whether to conduct a full evaluation of the prospective director candidate based upon various factors, including, but not limited to: the information submitted with the nomination, the Board’s own knowledge of the prospective director candidate, and whether based on the information then known the prospective director candidate could satisfy the criteria established by the Nominations and Governance Committee. The Nominations and Governance Committee then decides whether to do a comprehensive evaluation of a prospective director candidate. After completing its evaluation, the Nominations and Governance Committee makes its recommendation to the full Board as to any person it determines should be considered by the Board. The Board then considers and designates its nominees.

Stockholder Recommendations of Director Candidates

Pursuant to our Corporate Governance Guidelines, the Nominations and Governance Committee will consider director candidates suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our Bylaws and described in this Proxy Statement in the section titled Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders, and meet other applicable legal and regulatory requirements. Stockholder nominees whose nominations comply with these procedures and who meet the criteria outlined above will be evaluated by the Nominations and Governance Committee in the same manner as the Nominations and Governance Committee’s nominees.

Stockholder Communication with the Board of Directors

Pursuant to our Corporate Governance Guidelines, stockholders and other interested parties may communicate with the Board by sending a letter to the Acorda Therapeutics Board of Directors c/o Corporate Secretary, 420 Saw Mill River Road, Ardsley, New York 10502. The Corporate Secretary will receive and review all correspondence and forward appropriate correspondence to the President and Chief Executive Officer, the non-executive Chair of the Board, or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the Corporate Secretary has the authority to discard or disregard any communication that is a solicitation, unduly hostile, threatening, illegal or otherwise inappropriate, or to take any other appropriate actions with respect to such communications.

Board and Committee Fees

Our Compensation Committee is responsible for establishing our director compensation policy, which it reviews annually. Our outside director compensation policy includes two components: (i) a cash component consisting of a base retainer for services as a director and additional cash retainers for service as a chair or a member of a committee, and (ii) an equity component consisting of an initial stock option grant and annual stock option grants. The Board believes that a meaningful portion of a director’s compensation should be provided in the form of Company stock or stock-based awards to more closely link compensation with corporate performance. As specified in our Corporate Governance Guidelines, our independent directors will not receive any additional compensation, in the form of consulting fees or other specific benefits, beyond that provided for service on the Board or its committees.

The amount of each cash retainer currently payable under the outside director compensation policy is set forth in the table below. In addition, each person who becomes an outside director receives an initial stock option grant for 25,000 shares of our common stock. All directors also receive an annual stock option grant for 15,000 shares of our common stock, which is granted on the date of the annual meeting of stockholders in each year. In the case of any director who is not first elected to our Board at an annual meeting of stockholders, that director’s first annual stock option grant will be awarded on the first anniversary of his or her election to the Board, and the amount of the first annual award will be prorated based on the period of time between the grant date of the annual award and the date of the next annual stockholder meeting. All options vest over a one-year period in equal quarterly installments, have a term of ten years and will have an exercise price equal to the fair market value of our common stock on the date of grant (equal to the closing price of our common stock on the Nasdaq Global Market on the date of grant).

Directors are also reimbursed for appropriate expenses related to their service on our Board of Directors. Upon an outside director’s termination of membership on our Board, all vested stock options remain exercisable for 12 months, or such longer period as the board of directors may determine in its discretion, to the extent consistent with Internal Revenue Code Section 409A.

The cash and equity components of our compensation policy for outside directors are set forth below. In December 2019, in furtherance of the Board’s decision to change its leadership structure and appoint a non-executive Chair, the Board modified the cash retainer provisions of the director compensation policy to provide for an additional cash retainer payment to the Chair to compensate for the additional responsibilities of that position. As reflected below, the modified policy provides that the non-executive Chair receives an aggregate annual cash retainer of $100,000, composed of the $50,000 base fee payable to all directors and an additional $50,000 for the Chair position. The Board made this determination based on analysis of peer board compensation data provided by the Board’s compensation consultant.

Position	Annual Cash Retainer	Initial Option Grant	Annual Option Grant
Base Fee	$50,000	25,000 shares	15,000 shares
Non-Executive Chair Fee (in addition to Base Fee)	50,000	—	—
Audit Committee Chair	20,000	—	—
Compensation Committee Chair	20,000	—	—
Compliance Committee Chair	12,000	—	—
Nominations and Governance Committee Chair	10,000	—	—
Research and Development Committee Chair (1)	12,000	—	—
Business Development Committee Chair	12,000	—	—
Audit Committee Member	10,000	—	—
Compensation Committee Member	10,000	—	—
Compliance Committee Member	7,000	—	—
Nominations and Governance Committee Member	6,000	—	—
Research and Development Committee Member (1)	7,000	—	—
Business Development Committee Member	7,000	—	—
(1)	Cash retainers for the Research and Development Committee were payable through December 6, 2019, when the operations of this Committee and corresponding fees were suspended by the Board.

Under our director compensation policy, the Board also reviews and determines, based on the recommendation of the Compensation Committee, what, if any, compensation shall be paid for chairs and members of active ad hoc committees not specified in the policy, based upon the expected efforts and contributions of those members. This review and determination includes the compensation for members of the ad hoc Business Development Committee, listed above.

In March 2019, the Board approved the grant of 10,000 stock options to Dr. Jensen, separate from the annual stock option grants to members of the Board under the director compensation policy. These options, which vested in full on the first anniversary of the grant date, were awarded to Dr. Jensen to recognize his extraordinary time commitment and contributions with respect to his performance of his Board responsibilities in 2018, particularly in regards to the Company’s Inbrija New Drug Application to the U.S. Food and Drug Administration.

2019 Non-Employee Director Compensation

The following table provides information concerning the compensation of our outside directors during 2019, including compensation for membership on the Board as well as Board committees on which they served during the year. Ian Smith resigned from our Board in January 2019 and did not receive any compensation during 2019 for membership on our Board or any Board committees. Current committee memberships are noted in the table.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(7)	Total ($)(7)
Barry Greene (3) (5)	$72,000	$59,898	$131,898
Peder K. Jensen, M.D. (1) (5) (6)	73,000	132,028	205,028
John P. Kelley (2) (3) (5) (8)	101,000	59,898	160,898
Sandra Panem, Ph.D. (3) (4) (6)	76,000	59,898	135,898
Lorin J. Randall (2) (4)	78,000	59,898	137,898
Steven M. Rauscher (1) (2)	72,000	59,898	131,898
Catherine Strader, Ph.D. (1) (4) (6)	69,000	59,898	128,898

__________________________

(1)	Member of our Compliance Committee.
(2)	Member of our Audit Committee.
(3)	Member of our Compensation Committee.
(4)	Member of our Nominations and Governance Committee.
(5)	Member of our Ad Hoc Business Development Committee.
(6)

Reflects fees for membership on our Research and Development Committee until December 6, 2019, when the operations of this Committee, and the payment of cash retainers for membership on this Committee, were suspended.

(7)

The method and assumptions used to calculate the value of the options granted to our directors are discussed in Note 9 to our audited financial statements in our 2019 Annual Report on Form 10-K. The aggregate number of shares of our common stock subject to option awards outstanding and held by these individuals at December 31, 2019 was as follows: Mr. Greene, 125,000 shares; Mr. Jensen, 141,372 shares; Mr. Kelley, 125,000 shares; Dr. Panem, 115,000 shares; Mr. Randall, 125,000 shares; Mr. Rauscher, 125,000 shares; and Dr. Strader, 59,974 shares.

(8)

Mr. Kelley was appointed as non-executive Chair of the Board effective November 25, 2019. The amount of his 2019 compensation, as reflected in the table, includes his increased annual cash retainer for serving as non-executive Chair of the Board, pro-rated with effect from the date of appointment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 15, 2020, with respect to the beneficial ownership of our common stock by:

•	each person who is known by us to beneficially own more than 5% of our common stock;
•	each of our directors and executive officers; and
•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address for each person or entity named below is c/o Acorda Therapeutics, Inc., 420 Saw Mill River Road, Ardsley, New York 10502.

Beneficial ownership is determined on the basis of the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 15, 2020 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 47,991,834 shares of common stock outstanding on March 15, 2020.

	Shares of Common Stock Beneficially Owned
	Number	Percent
5% Stockholders
BlackRock (1)	7,839,176	16.3%
FMR (2)	6,430,290	13.4%
The Vanguard Group (3)	5,043,638	10.5%
Point72 Asset Management (4)	4,701,928	9.8%
Renaissance Technologies (5)	3,857,250	8.0%
Dimensional Fund Advisors (6)	2,985,489	6.2%

5% Stockholders Based on Ownership of Convertible Notes (7)
Canyon Capital Advisors (8)	7,821,426	16.3%
Symphony Asset Management (9)	4,633,427	9.7%

Executive Officers and Directors
Ron Cohen, M.D. (10)	1,567,649	3.2%
Burkhard Blank (11)	202,135	*
David Lawrence (12)	268,965	*
Lauren M. Sabella (13)	260,895	*
Jane Wasman (14)	569,593	1.2%
Barry Greene (15)	122,523	*
Peder K. Jensen, M.D. (16)	137,622	*
John P. Kelley (17)	121,250	*
Sandra Panem, Ph.D. (18)	114,162	*
Lorin J. Randall (19)	121,250	*
Steven Rauscher (20)	121,250	*
Catherine Strader, Ph.D. (21)	56,224	*
All directors and executive officers as a group	3,663,518	7.1%
(12 persons)

__________________________

*	Less than 1%.

(1)

The information in the table is based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2020 (the “BlackRock 13G”), by BlackRock, Inc. According to the BlackRock 13G: (i) BlackRock, Inc. (as the holding company for subsidiaries listed in the BlackRock 13G) beneficially owns all of the shares reported in the BlackRock 13G, has sole voting power over 7,687,502 of those shares and has sole dispositive power over 7,839,176 those shares; (ii) BlackRock Fund Advisors is a subsidiary that beneficially owns shares reported in the BlackRock 13G representing 5% or more of the outstanding shares of Acorda common stock; and (iii) iShares Core S&P Small-Cap ETF has an interest in the shares reported in the BlackRock 13G representing 5% or more of the outstanding shares of Acorda common stock. The address of the principal business office for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)

The information in the table is based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission on February 7, 2020 (the “Fidelity 13G”), by FMR LLC (“FMR”); Abigail P. Johnson, a Director, the Chairman, and the Chief Executive Officer of FMR; Select Biotechnology Portfolio; and Fidelity Advisor Biotechnology Fund. According to the Fidelity 13G: (i) FMR beneficially owns all of the shares reported in the Fidelity 13G, has sole voting power over 29,371 of those shares, and has sole dispositive power over 6,430,290 of those shares; (ii) Ms. Johnson beneficially owns all of the shares reported in the Fidelity 13G and has sole dispositive power over 6,430,290 of those shares; (iii) Select Biotechnology Portfolio beneficially owns and has sole voting power over 3,788,526 of the shares reported in the Fidelity 13G; (iv) Fidelity Advisor Biotechnology Fund beneficially owns and has sole voting power over 2,586,547 of the shares reported in the Fidelity 13G; (v) FMR Co., Inc is a subsidiary and investment adviser that beneficially owns shares reported in the Fidelity 13G representing 5% or more of the outstanding shares of Acorda common stock; (vi) neither FMR nor Ms. Johnson has sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (“Fidelity Funds”) advised by Fidelity Management and Research Company (“FMR Co”), a wholly-owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees (FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Board of Trustees); and (vii) the Fidelity 13G reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR, certain of its subsidiaries and affiliates, and other companies (“FMR Reporters”), but does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters as authorized by the Securities and Exchange Commission. The address of the principal business office for FMR, Ms. Johnson, Select Biotechnology Portfolio and Fidelity Advisor Biotechnology Fund is 245 Summer Street, Boston, MA  02210.

According to the Fidelity 13G, members of the Johnson family, including Ms. Johnson, are the predominant owners of Series B voting common shares of FMR with direct and indirect ownership representing 49% of the voting power of FMR; and through their ownership of voting common shares of FMR and because they are parties to an FMR shareholders’ voting agreement, they may be deemed to form a controlling group with respect to FMR under the Investment Company Act of 1940.

(3)

The information in the table is based on an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 12, 2020 (the “Vanguard 13G”), by The Vanguard Group (“Vanguard”). According to the Vanguard 13G: (i) Vanguard beneficially owns all of the shares of Acorda common stock reported in the Vanguard 13G, has sole voting power over 37,001 shares of those shares, sole dispositive power over 5,006,637 of those shares, and shared dispositive power over 37,001 of those shares; and (ii) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 37,001 shares of Acorda common stock as a result of its serving as investment manager of collective trust accounts. The address of the principal business office for Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.

(4)

The information in the table is based on a Schedule 13G filed with the Securities and Exchange Commission on January 2, 2020 (the “Point72 13G”), by Point72 Asset Management, L.P. (“Point72 Asset Management”), Point72 Capital Advisors, Inc. (“Point72 Capital Advisors”), Cubist Systematic Strategies, LLC (“Cubist Systematic Strategies”), and Steven A. Cohen. According to the Point72 13G: (i) Point72 Asset Management beneficially owns and has shared voting and dispositive power over 4,690,000 of the shares reported in the Point72 13G, which are held by certain investment funds it manages; (ii) Point72 Capital Advisors, as the general partner of Point72 Asset Management, beneficially owns and has shared voting and dispositive power over the 4,690,000 shares reported in the Point72 13G and held by certain investment funds managed by Point72 Asset Management; (iii) Cubist Systematic Strategies beneficially owns and has shared voting and dispositive power over 11,928 of the shares reported in the Point72 13G, which are held by certain investment funds it manages; (iv) Mr. Cohen beneficially owns and has shared voting and dispositive power over all of the shares reported in the Point72 13G because he controls each of Point72 Asset Management, Point72 Capital Advisors, and Cubist Systematic Strategies; and (v) none of the Point72 13G filers directly owns any of the shares reported in the Point72 13G. The address of the principal business office for Point72 Asset Management, Point72 Capital Advisors, and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902, and for Cubist Systematic Strategies is 55 Hudson Yards, New York, NY 10001.

(5)

The information in the table is based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2020 (the “Renaissance 13G”), by Renaissance Technologies LLC (“RTC”) and Renaissance Technologies Holdings Corporation (“RTHC”). According to the Renaissance 13G: (i) RTC and RTHC both beneficially own all of the shares reported in the Renaissance 13G, have sole voting power over 3,776,700 of those shares, and have sole dispositive power over 3,857,250 those shares; and (ii) RTHC’s reported beneficial ownership of those shares is because of RTHC’s majority ownership of RTC. The address of the principal business office for RTC and RTHC is 800 Third Avenue, New York, NY 10022.

(6)

The information in the table is based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2020 (the “Dimensional 13G”), by Dimensional Fund Advisors LP (“Dimensional”). According to the Dimensional 13G, Dimensional beneficially owns all of the shares reported in the Dimensional 13G, has sole voting power over 2,787,777 of those shares, and has sole dispositive power over 2,985,489 of those shares. The address of the principal business office for Dimensional is Building One, 6300 Bee Cave Road, Austin, TX 78746.

According to the Dimensional 13G: (i) Dimensional Fund Advisors LP is an investment adviser registered under the Investment Advisors Act of 1940 and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”); (ii) in certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds; (iii) in its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over shares of Acorda common stock that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of Acorda common stock held by the Funds; and (iv) all shares of Acorda common stock reported in Dimensional 13G are owned by the Funds.

(7)

The entities listed below in this section of the table have reported beneficial ownership of shares of our common stock on Schedules 13G based upon their right to convert our 6.00% Convertible Senior Secured Notes due 2024 (the “2024 Notes”) into shares of our common stock. To our knowledge, as of the date of this Proxy Statement, these reported 5% beneficial owners do not currently hold shares of our common stock. We note that the entities listed in this section of the table are not the only holders of the 2024 Notes.

(8)

The information in the table is based on a Schedule 13G filed with the Securities and Exchange Commission on January 10, 2020 (the “Canyon 13G”), by Canyon Capital Advisors LLC (“CCA”), Mitchell R. Julis, and Joshua S. Friedman. According to the Canyon 13G: (i) CCA beneficially owns and has sole voting and dispositive power over all of the shares reported in the Canyon 13G, based upon conversion of the 2024 Notes; (ii) Mr. Julis and Mr. Friedman each beneficially own and have shared voting and dispositive power over all of the shares reported in the Canyon 13G, based upon conversion of the 2024 Notes; and (iii) CCA is an investment advisor, direct or indirect, to various managed accounts, including those listed in the Canyon 13G, with the right to receive, or the power to direct receipt of, dividends from, or the proceeds from the sale of the securities held by, such managed accounts; and (iv) Mr. Julis and Mr. Friedman control entities which own 100% of CCA. The address of the principal business office for CCA, Mr. Julis and Mr. Friedman is 2000 Avenue of the Stars, 11th Floor, Los Angeles, CA 90067.

(9)

The information in the table is based on a Schedule 13G filed with the Securities and Exchange Commission on January 15, 2020 (the “Symphony 13G”), by Symphony Asset Management, LLC (“Symphony”). According to the Symphony 13G: (i) Symphony beneficially owns and has sole voting and dispositive power over all of the shares reported in the Symphony 13G, based upon conversion of the 2024 Notes; and (ii) the shares of our common stock reported in the Symphony 13G are beneficially owned by clients which may include investment companies registered under the Investment Company Act of 1940 and/or employee benefit plans, pension funds, endowment funds or other institutional clients. The address of the principal business office for Symphony is 555 California Street, Suite 3100, San Francisco, CA 94104.

(10)	Includes 585,076 shares of common stock, 960,362 shares of common stock issuable upon exercise of stock options and 22,211 restricted shares.
(11)	Includes 33,562 shares of common stock, 160,740 issuable upon exercise of stock options and 7,833 restricted shares.
(12)	Includes 5,078 shares of common stock, 256,004 shares of common stock issuable upon exercise of stock options and 7,883 restricted shares.
(13)	Includes 4,741 shares of common stock, 248,271 shares of common stock issuable upon exercise of stock options and 7,883 restricted shares.
(14)

Includes 106,561 shares of common stock, 452,173 shares of common stock issuable upon the exercise of stock options and 10,859 restricted shares. Ms. Wasman resigned from the Company effective as of December 31, 2019.

(15)	Includes 1,273 shares of common stock and 121,250 shares of common stock issuable exercise of stock options.
(16)	Includes 137,622 shares of common stock issuable upon exercise of stock options.
(17)	Includes 121,250 shares of common stock issuable upon exercise of stock options.
(18)	Includes 2,912 shares of common stock and 111,250 shares of common stock issuable upon exercise of stock options.
(19)	Includes 121,250 shares of common stock issuable upon exercise of stock options.
(20)	Includes 121,250 shares of common stock issuable upon exercise of stock options.
(21)	Includes 56,224 shares of common stock issuable upon exercise of stock options.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Set forth below is information regarding each individual serving as an executive officer as of April 28, 2020.

Name	Age	Position(s)
Ron Cohen, M.D.	64	President, Chief Executive Officer and Director
Burkhard Blank, M.D.	65	Chief Medical Officer and Head of R&D
David Lawrence	62	Chief, Business Operations and Principal Accounting Officer
Lauren M. Sabella	59	Chief Commercial Officer

Ron Cohen, M.D., is President, CEO and founder of the Company. Dr. Cohen previously was a principal in the startup of Advanced Tissue Sciences, Inc., a biotechnology company engaged in the growth of human organ tissues for transplantation. Dr. Cohen received his B.A. with honors in Psychology from Princeton University, and his M.D. from the Columbia College of Physicians & Surgeons. He completed his residency in Internal Medicine at the University of Virginia Medical Center, and is Board Certified in Internal Medicine. Dr. Cohen currently serves on the board of directors of VBL Therapeutics. In addition, within the last five years, he previously served on the board of directors of Dyax Corp. Dr. Cohen previously served as Chair of the board of the Biotechnology Innovation Organization (BIO), as Chair of the Emerging Companies Section of the Bio board, and as a Director and Chairman of NewYork Biotechnology Association (NYBA). He also previously served as a member of the Columbia-Presbyterian Health Sciences Advisory Council and was awarded Columbia University’s Alumni Medal for Distinguished Service. In 2010 Dr. Cohen was named NeuroInvestment’s (now called NeuroPerspective) CEO of the Year and in 2009 he was recognized by PharmaVoice Magazine as one of the 100 Most Inspirational People in the Biopharmaceutical Industry. Dr. Cohen is a recipient of the Ernst & Young Entrepreneur of the Year Award for the New York Metropolitan Region, and is an inductee into the National Spinal Cord Injury Association’s “Spinal Cord Injury Hall of Fame.” In 2010, Dr. Cohen was recognized by NYBA as its “The Cure Starts Here” Business Leader of the Year and was named by MM&M and PR Week as one of the top 50 health influencers of 2017.

Burkhard Blank, M.D., has been our Chief Medical Officer since July 2016, and in March 2019 he was also appointed as our Head of R&D. Prior to that, from January 2016 to June 2016, Dr. Blank was engaged by the Company to assume chief medical officer responsibilities on an interim basis. Dr. Blank has more than 28 years of experience in the pharmaceutical industry. Prior to working for the Company, from June 2014 to June 2016, Dr. Blank was the Chief Medical Officer of Herantis Pharma. From June 2013 to May 2014 he was the Chief Executive Officer of Laurantis Pharma and from June 2012 to May 2013 Dr. Blank acted as a consulting chief medical officer. Prior thereto, from October 2010 to June 2012, Dr. Blank served as a consulting chief medical officer for Mersana Therapeutics. Dr. Blank previously consulted as chief medical officer and served in various medical leadership roles for several biopharmaceutical companies, including Inhibikase Pharmaceuticals, Qwell Pharmaceuticals, New Haven Pharmaceuticals, Alnara Pharmaceuticals, Altus Pharmaceuticals, and Boehringer Ingelheim (BI). While at BI, he oversaw the submission of five New Drug Applications (NDAs) and had direct responsibility for all aspects of presenting at two FDA Advisory Committee Meetings; and subsequently, all five NDAs received FDA approval. Dr. Blank has also served as a strategic advisor to several biotechnology companies, leading the submission process for multiple Investigational Drug Applications (INDs), successfully developing protocols for clinical trial programs, and overseeing communications with regulatory agencies. Dr. Blank previously served on the Board of Directors of Riemser Pharma GmbH. Dr. Blank received his medical degree from Universitaet Marburg, Germany. He is board-certified in Germany in internal medicine.

David Lawrence has been our Chief, Business Operations and Principal Accounting Officer since October 2016. Prior to that, he served as Chief of Business Operations from October 2013 to October 2016. From January 2005 to October 2013, he served as our Chief Financial Officer. He previously served as our Vice President, Finance from January 2001 through 2004, and Director, Finance from 1999 to 2001. From 1991 to 1999, Mr. Lawrence held several positions for Tel-Air Communications, Inc., including Vice President and Controller. Prior to Tel-Air, he held the financial management positions of Controller and Finance Manager for Southwestern Bell and Metromedia Telecommunications, respectively. Mr. Lawrence received his undergraduate degree in Accounting from Roger Williams College, and an M.B.A. in Finance from Iona College. Mr. Lawrence is a founding member and currently serves on the board of directors and as Treasurer of The Brian Ahearn Children’s Fund.

Lauren M. Sabella has been our Chief Commercial Officer since February 2015. Prior to that, from January 2010 to February 2015, she was our Executive Vice President, Commercial Development. Ms. Sabella was the Founder and Principal of Tugboat Consulting Group, an independent consulting practice assisting companies in the commercialization process. Ms. Sabella also served as Corporate Officer and VP of Commercial Development at Altus Pharmaceuticals from May 2006 to September 2008, with responsibility for all aspects of commercialization. Prior to joining Altus, Ms. Sabella was employed by Boehringer Ingelheim Pharmaceuticals for 18 years in positions of increasing responsibility. In her last role, she served as VP of Sales, Eastern Zone, where she led the successful sales launch of Spiriva and ran both Primary Care and Specialty Divisions, including Neurology, Urology and Cardio/Pulmonary. Prior to this role, she had over ten years of marketing experience where she led several product launches including Mobic, an NSAID which became a $1 billion brand. Ms. Sabella holds a B.B.A. from Hofstra University.

Jane Wasman, 63 as of the date of this Proxy Statement, was our President, International, General Counsel and Corporate Secretary from October 2012 to December 2019. Ms. Wasman has served as a consultant to Acorda since her departure in December 2019. Prior to that, from January 2012 until October 2012, she was our Chief, Strategic Development, General Counsel and Corporate Secretary; and from May 2004 until January 2012, she was our Executive Vice President, General Counsel and Corporate Secretary. Prior to joining the Company, from 1995 to 2004, Ms. Wasman held various leadership positions at Schering‑Plough Corporation, including Staff Vice President and Associate General Counsel responsible for legal support for U.S. Pharmaceuticals operations, including sales, marketing and compliance; FDA regulatory matters; licensing and mergers and acquisitions; and global research and development. She served as Staff Vice President, International in 2001 and as Staff Vice President, European Operations-Legal from 1998 to 2000. Previously, Ms. Wasman specialized in litigation at Fried, Frank, Harris, Shriver & Jacobson. She also served as Associate Counsel to the U.S. Senate Committee on Veterans’ Affairs. Ms. Wasman graduated Magna Cum Laude and Phi Beta Kappa from Princeton University and earned her J.D. from Harvard Law School. Ms. Wasman is a member and Chair of the board of directors of Sellas Life Sciences Group, Inc., where she also serves as Chair of the Nominations and Governance Committee and as a member of the Compensation Committee. She is also a member of the board of directors of Rigel Pharmaceuticals Inc. Ms. Wasman is also a member of the board of directors and the executive committee of the board of the NewYork BIO.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee

John Kelley (Chair)

Barry Greene

Sandra Panem, Ph.D.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has the responsibility to review, approve and recommend for the approval of the full Board the annual compensation and compensation procedures for our Named Executive Officers (as defined below in the Executive Compensation section of this Proxy Statement).

Our Company

We market Inbrija (levodopa inhalation powder), which is approved in the U.S. for intermittent treatment of OFF episodes, also known as OFF periods, in adults with Parkinson’s disease treated with carbidopa/levodopa. Inbrija is for as needed use and utilizes our ARCUS pulmonary delivery system, a technology platform designed to deliver medication through inhalation that we believe has potential to be used in the development of a variety of inhaled medicines. Inbrija received FDA approval in December 2018 and we commenced marketing Inbrija in the U.S. in the first quarter of 2019. Inbrija received EU marketing approval in September 2019, and we are in discussions with potential partners to commercialize Inbrija outside the U.S.

We also market branded Ampyra (dalfampridine) Extended Release Tablets, 10 mg. Ampyra is approved in the U.S. to improve walking in adults with multiple sclerosis. We have experienced a significant decline in Ampyra sales due to generic competition, and we expect our Ampyra sales will continue to decline over time.

In October 2019, we announced a corporate restructuring to reduce costs and focus our resources on the commercial launch of Inbrija. As part of the restructuring, we reduced headcount by approximately 25% through a reduction in force. We are continuing our efforts to manage our cost structure, such as by identifying potential operating efficiencies and opportunities to convert fixed costs to variable costs. We have deferred consideration of further investment in research and development programs, pending additional progress with the Inbrija launch.

In December 2019, we announced the successful completion of a private exchange of $276 of our convertible senior notes due 2021 in exchange for a combination of approximately $207 million aggregate principal amount of newly-issued convertible senior secured notes due 2024 and $55.2 million in cash. The new convertible senior secured notes have a conversion price of approximately $3.50 per share. As a result of the exchange, approximately $69 million of convertible senior notes due in 2021, with a conversion price of $42.56, remain outstanding. We are evaluating alternatives to address the remaining portion of the convertible notes due 2021, and this is a top priority in addition to our focus on the Inbrija launch.

Our 2020 strategic priorities include the Inbrija commercial launch, continuing to support Ampyra and our efforts to maintain brand loyalty, and management of our cost structure and expenses.

Our Business Values

We have a teamwork-oriented culture that encourages and rewards collaboration, innovation, honest communication, and high achievement, and we believe our long-term success is dependent on maintaining our commitment to being a collaborative and entrepreneurial enterprise. We attract and retain employees who share our passion for helping others who suffer from life-altering conditions, and we collaborate with external partners who also share our mission. We encourage and reward the prudent risk taking that is needed for innovation and ultimately successful corporate growth.

Our stockholders, including our employees, are the owners of our company, and we are committed to creating value for them. The biopharmaceutical product development cycle is lengthy and unpredictable, and we believe that it is critical to have a long-term strategic horizon. We expect to measure our success, in part, according to appropriate shorter-term quantitative measures such as annual product revenue, because much of the current value of our business is based on the success of our marketed products. However, we may also measure our performance by considering other scientific, business, organizational, and operational goals focused on longer-term value creation to fully maximize stockholder value over time. These may include our ability to progress research and development programs, our ability to protect and enhance our intellectual property assets, our ability to grow our business through licensing and acquisitions, and, importantly, our ability to attract and retain the dedicated, motivated individuals who believe in our mission and create the conditions necessary for success. In addition, we are careful stewards of our stockholders’ assets when making decisions about investments in research and development, employee compensation, and other expenses, striving to allocate our resources as cost-effectively as possible. These goals cannot always be measured quantitatively, but we consider them critical to our long-term success and the creation of long-term stockholder value. We seek to strike a balance among these various objectives, so that there is not undue emphasis on meeting short-term metrics at the expense of long-term goals, and so that our employees will be provided with appropriate incentives to focus on both short-term and long-term goals that are fundamental to creating further value in our business.

Compensation Philosophy and Objectives

We aim to ensure that our compensation program is understandable and perceived as fundamentally fair to all stakeholders, including employees, executives and shareholders. Our compensation program, including compensation for our Named Executive Officers, reflects a pay-for-performance philosophy with the following objectives:

•

Provide competitive, market-based total compensation that attracts, retains and motivates highly-qualified employees who are dedicated to our mission and culture and who have the skills and experience required for the achievement of our business goals;

•	Link short-term and long-term cash and equity incentives to corporate and individual performance; and
•	Align the interests of our employees with our other stockholders and with the goal of building long-term value.

With these objectives, we have a compensation program that generally includes: an annual base salary; performance-based non-equity incentive compensation; time-based and, for senior level employees, performance-based equity awards that deliver significant real value if and as the value of the Company increases; employee health and welfare benefits; and learning, development, and career opportunities. We believe these compensation components provide the appropriate balance of short-term and long-term compensation and incentives to drive our performance, success, and long-term growth. The amounts of cash and equity compensation vary from person to person based on their role, market-competitive compensation, individual performance, and expected contribution to our future success, among other factors. Also, the Compensation Committee and our Board may modify certain aspects of the compensation program components for our Named Executive Officers based on circumstances in a particular year. Specific modifications for 2019 and 2020 are further described below in this Compensation Discussion and Analysis.

To further align executive compensation and the interests of our executives with the goal of maximizing long-term stockholder value, we have adopted Officer and Director Stock Ownership Guidelines and a Clawback Policy. The Stock Ownership Guidelines require that our executive officers and directors acquire (and then maintain) ownership of a certain amount of our common stock by a specified deadline. The Clawback Policy includes provisions for the return (or clawback) of incentive compensation awarded to our executive officers upon the occurrence of certain events. These policies are further described below.

Consistent with our culture, it is generally our policy not to extend significant perquisites to our executives that are not available to all of our employees. We may cover relocation-related expenses for individual employees, including in some cases executive officers, where warranted due to individual circumstances. We did not cover these expenses for any executive officers in 2019.

Setting Executive Compensation

The implementation of our compensation program is carried out under the supervision of the Compensation Committee. The compensation for Ron Cohen, M.D., our President and Chief Executive Officer, is approved by our Board, after the Compensation Committee provides its analysis and recommendation. In connection with this process, Dr. Cohen provides a self-evaluation based on personal and corporate goals, which is reviewed by the Compensation Committee and the Board. The Compensation Committee has direct responsibility for reviewing and approving the compensation for Dr. Cohen’s direct reports, including each of our other Named Executive Officers and our other executive officers. Dr. Cohen and our Executive Vice President, Human Resources, provide substantive input to the process and make recommendations to the Compensation Committee as to specific elements of compensation (i.e., salary, non-equity incentive compensation, equity awards). As part of this process, Dr. Cohen provides a review of each executive officer’s performance along with his compensation recommendations. While the Compensation Committee utilizes this information and values Dr. Cohen’s observations with regard to other executive officers, the ultimate decisions regarding executive compensation are made by the Compensation Committee and our Board of Directors.

With the objectives and process described above in mind, the Compensation Committee annually reviews the pay practices for our Named Executive Officers and our other employees. For 2019 compensation decisions, the Compensation Committee retained Arnosti Consulting Inc. to conduct a review of the total compensation program for our executive officers, including our Named Executive Officers, as well as for other employees. Arnosti Consulting also provided the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for our Named Executive Officers and to confirm that our compensation program is competitive with the market. Arnosti Consulting has been engaged again for purposes of 2020 providing compensation benchmarking and other input to decisions.

The Compensation Committee reviews several compensation data sources when making compensation decisions, including data provided by Radford Surveys + Consulting data and publicly-disclosed data sourced through Equilar, Inc. The Compensation Committee uses this data to conduct a competitive analysis of relevant peers, comparing each element of total compensation against a select group of biotechnology/biopharmaceutical companies which we refer to in this Proxy Statement as our “peer companies.” Our peer companies are companies against which the Compensation Committee believes we compete both for talent and for stockholder investment. The peer group of companies is periodically reviewed and updated by the Compensation Committee, taking into consideration the input of other members of our Board, including our Chief Executive Officer. Peer companies are chosen from among other commercial-stage companies in our industry based on revenues, business model, market capitalization and size of employee population. In recent years, our decision to revise our list of peer companies has been heavily influenced by reductions in our market capitalization relative to other companies. Also, we sometimes need to replace our peer companies because of strategic changes affecting these companies, for example, they may be acquired or consolidated into a larger company that does not meet our criteria.

In October 2018, the Compensation Committee approved an update to our peer companies to be used for compensation decision-making to include the following: ACADIA Pharmaceuticals Inc., Acceleron Pharma Inc., Adamas Pharmaceuticals, Inc., AMAG Pharmaceuticals, Inc., Clovis Oncology, Inc., Corcept Therapeutics Incorporated, Denali Therapeutics, Inc., Dova Pharmaceuticals, Inc. (since acquired by Swedish Orphan Biovitrum AB), Halozyme Therapeutics, Inc., Heron Therapeutics, Inc., Intercept Pharmaceuticals, Inc., Ironwood Pharmaceuticals, Inc., The Medicines Company (since acquired by Novartis AG), Pacira BioSciences, Inc. (formerly known as Pacira Pharmaceuticals, Inc.), Portola Pharmaceuticals, Inc., Prothena Therapeutics Limited, PTC Therapeutics, Inc., Puma Biotechnology, Inc., Retrophin, Inc., Spark Therapeutics, Inc. (since acquired by The Roche Group), Supernus Pharmaceuticals, Inc., Tesaro, Inc. (since acquired by GlaxoSmithKline plc), Theravance Biopharma, Inc., and Ultragenyx Pharmaceutical Inc. This update reflected the Compensation Committee’s decision to remove and replace certain companies whose market capitalization had become substantially larger than the Company’s market capitalization, as well as changes needed to address mergers and acquisitions affecting some peers.

In September 2019, the Compensation Committee approved an update to our peer companies to be used for compensation decision-making to include the following: AcelRx Pharmaceuticals, Inc., Adamas Pharmaceuticals, Inc., AMAG Pharmaceuticals, Inc., Ardelyx, Inc., Assertio Therapeutics, Inc., BioCryst Pharmaceuticals, Inc., Clovis Oncology, Inc., Collegium Pharmaceutical, Inc., Corcept Therapeutics Incorporated, Inc., Dermira, Inc. (since acquired by Eli Lily and Company), Dova Pharmaceuticals, Inc. (since acquired by Swedish Orphan Biovitrum AB), Eagle Pharmaceuticals, Inc., Heron Therapeutics, Inc., ImmunoGen, Inc., Inovio Pharmaceuticals, Inc., Karyopharm Therapeutics, Inc., MannKind Corporation, Momenta Pharmaceuticals, Inc., Omeros Corporation, Pacira BioSciences, Inc., Portola Pharmaceuticals, Inc., Progenics Pharmaceuticals, Inc., Prothena Corporation Public Limited Company, Puma Biotechnology, Inc., Recro Pharma, Inc., Retrophin, Inc., Rigel Pharmaceuticals, Inc., Stemline Therapeutics, Inc., Theravance Biopharma, Inc., and Vanda Pharmaceuticals, Inc. Similar to the 2018 update, this most recent update reflected the Compensation Committee’s decision to again remove and replace certain companies whose market capitalization had become substantially larger than the Company’s market capitalization, which experienced a substantial decline during 2019. This update also addressed mergers and acquisitions affecting some peers.

We work to properly tailor our compensation programs to our evolving organization and the individual backgrounds, expertise, and responsibilities of our executives in a way that appropriately incentivizes and rewards achievement of our identified goals. While we have not historically set compensation based on rigid targets determined by compensation at our peer companies, we believe that it is important to align compensation both with individual employee and Company performance and with the market levels as reflected in our peer companies. In 2013, our Compensation Committee (with Board ratification) adopted a compensation policy under which we target total compensation to be at or above the 50th percentile of the pay practices of our peer companies, with the opportunity to earn up to the 75th percentile of this peer group based on exceptional Company and individual performance. The policy establishes a target, although 50% is not a minimum, and the Compensation Committee can grant compensation outside of the 50th to 75th percentile range if necessary and appropriate based on factors that it deems relevant. Also, under this policy there are no specific benchmarking targets for the pay components that make up total compensation, i.e. salary, incentive pay, and equity awards, although the Compensation Committee does consider relevant peer company data for these components.

2019 “Say-on-Pay” Vote

The Compensation Committee regularly evaluates the Company’s executive compensation programs, and carefully considers actual compensation payouts, seeking the best approach to providing compensation that follows our compensation philosophy and meets our compensation objectives described above. Considering all pertinent factors, the Compensation Committee believes that our compensation programs embody a pay-for-performance philosophy that is well suited for these purposes. As described above under Our Business Values, our Compensation Committee takes a balanced approach in reviewing performance, looking at shorter-term quantitative measures as well as our success at achieving goals that are designed to build long-term stockholder value. Importantly, the Compensation Committee does not believe that performance can be accurately evaluated using a formulaic review of stock price changes. Due to the timing of disclosures and other factors, our stock price at any moment may not reflect our achievements in building value, and importantly stock price volatility may be driven in part by matters unrelated to Company performance.

As required by Section 14A of the Securities Exchange Act of 1934, at our 2019 Annual Meeting of Stockholders, our stockholders voted, in an advisory manner, on a proposal to approve our Named Executive Officer compensation. This was our most recent stockholder advisory vote to approve Named Executive Officer compensation, commonly referred to as the “say-on-pay” vote. The 2019 say-on-pay vote was approved by our stockholders, receiving approximately 98% of the vote of the stockholders present in person or represented by proxy and voting at the meeting.

We were pleased with the strong support from our stockholders on the say-on-pay vote at our 2019 Annual Meeting of Stockholders, and did not make any changes to our compensation policies or decisions specifically based on the results of the say-on-pay vote. The Compensation Committee intends to continue with its efforts to review and improve our compensation programs, and remains open to considering further changes that may be warranted as our business and industry evolve. We greatly value investor perspective and would also consider any feedback received in dialogue with shareholders.

Our CEO’s Mission and Leadership

Ron Cohen, M.D., has served as our President and Chief Executive Officer, and as one of our Directors since he founded the Company in 1995. Dr. Cohen originally formed the Company with the mission of developing therapeutic alternatives for people afflicted with neurological disorders such as multiple sclerosis. Dr. Cohen’s commitment to this mission is as strong today as it was back in 1995, and under Dr. Cohen’s leadership the Company has expanded its focus to include other nervous system disorders such as Parkinson’s disease. Dr. Cohen’s “tone from the top” has fostered a teamwork-oriented culture that encourages and rewards collaboration, innovation, integrity and honest communication. Dr. Cohen has become a recognized business and scientific leader, serving in important roles in industry associations and receiving numerous business and scientific leadership awards.

Dr. Cohen’s business and scientific acumen have been critical to the Company’s development. Dr. Cohen has guided the Company through complex financing, research and development, business development, commercial and other decisions. He has also guided the Company’s recruitment of talented individuals to lead mission critical functions. As is typical for biotech companies, the Company’s development has not been linear, and we currently face the combined challenges of generic competition for Ampyra and a slower-than-expected Inbrija launch. The Board believes that Dr. Cohen’s expertise, leadership, and experience (including experience leading the company through past challenges) continue to make him the best person to steer the Company through these challenges.

Elements of Compensation

The compensation of Named Executive Officers consists of the following elements:

Base Salary: Annual base salary is designed to attract and retain qualified employees by providing a consistent cash flow throughout the year as compensation for performance of day-to-day responsibilities. The annual base salaries established for our Named Executive Officers and other employees are determined based on consideration of numerous factors, including the responsibilities of the position, prior relevant qualifications, background and experience, performance considerations, market competitive conditions, and other factors deemed relevant. Generally, we believe that executive base salaries should be targeted within the range of salaries for executives in similar positions with similar responsibilities and experience at comparable companies.

Annual base salaries are reviewed annually as part of our performance review process. The goal of our annual merit increase program for our executive officers and other employees is to provide increases in base salary, where appropriate, based upon current position and experience, past year’s performance and past year’s contributions to the Company, and compensation relative to other similarly qualified executives in other companies. Merit increase guidelines are determined each year and are typically based on external economic and competitive compensation trends, although other elements, such as the Company’s overall resources, may be a factor. During the review of base salaries for Named Executive Officers, the Compensation Committee primarily considers:

•	market data gathered both internally and by the Compensation Committee and its outside consultant, including comparison of compensation to senior executives at peer companies;
•	review of each executive’s compensation, both individually and relative to other officers; and
•	individual past year’s performance, based on individual goals and other factors considered relevant, and past year’s contributions to the Company.

Based on the criteria listed above, annual base salaries for each Named Executive Officer (other than the President and Chief Executive Officer) are recommended by the President and Chief Executive Officer and sent to the Compensation Committee for review. After consideration and possible modification, the Compensation Committee either approves annual base salaries for those Named Executive Officers or recommends them to the full Board for approval. The Compensation Committee recommends an annual base salary for the President and Chief Executive Officer to the full Board for approval. Also, from time to time our Compensation Committee may adjust annual base salaries based on changes in roles and responsibilities of our executive officers.

The following table sets forth our Named Executive Officer 2019 and 2020 annual base salaries (mid-year adjustments are described in the paragraphs that follow):

Name	Title	2019 Salary	2020 Salary
Ron Cohen, M.D.	President and CEO	$795,675	$795,675
David Lawrence	Chief, Business Operations and Principal Accounting Officer	$430,000	$430,000
Burkhard Blank, M.D.	Chief Medical Officer and Head of R&D (1)	$533,100	$533,100
Lauren Sabella	Chief Commercial Officer	$488,000	$488,000
Jane Wasman (2)	Former President, International, General Counsel and Corporate Secretary	$570,900	$—

__________________________

(1)	Dr. Blank was appointed to the position of Head of R&D in March 2019, in addition to serving as our Chief Medical Officer since joining the Company in 2016.
(2)	Ms. Wasman resigned from the Company effective December 31, 2019.

None of our Named Executive Officers received a salary increase in 2019 or 2020, other than increases for Mr. Lawrence and Ms. Sabella in 2019. In March 2019, Mr. Lawrence received a merit increase in annual base salary of 3.6% in accordance with our merit increase guidelines, from $415,000 to $430,000, and Ms. Sabella received a merit increase and salary adjustment above our merit increase guidelines of 8.4%, from $450,000 to $488,000. These changes were approved by the Compensation Committee based on the recommendation of Dr. Cohen.

The Board of Directors and the Compensation Committee decided not to provide salary increases to our Named Executive Officers in 2019 or 2020, with exception of Mr. Lawrence’s and Ms. Sabella’s 2019 increases described above, based upon the recommendation of their compensation consultant, Arnosti Consulting. Arnosti Consulting made this recommendation based on analysis of executive salaries at the Company’s peer companies and a determination that the salaries of these executive officers, other than Mr. Lawrence and Ms. Sabella in 2019, were at the relevant times already within the target range. This determination in both years was substantially affected by the Company’s then-applicable peer companies, described above under Setting Executive Compensation, and the determination to freeze salaries in 2020 was further impacted by the Company’s 2019 performance, further described below in the discussion of our Non-Equity Incentive Compensation Program.

In March 2019, Dr. Cohen, Dr. Blank, and Ms. Wasman were awarded merit cash payments in the following aggregate amounts, payable in quarterly installments in 2019 except as otherwise noted: Dr. Cohen, $23,870; Dr. Blank, $16,000; and Ms. Wasman, $17,100. The Board of Directors and the Compensation Committee awarded these payments primarily because these officers did not receive a merit increase in annual base salary in three of four years (in the case of Dr. Blank two of three years as he joined the Company in 2016) based primarily on analysis of comparator company compensation and not due to individual performance. The amounts of the lump sum payments were determined by reference to the Company’s 2019 merit salary increase guidelines. Notably, the Board and the Compensation Committee chose to provide these payments to compensate for these circumstances without adjusting annual base salary, so that these payments would not have the effect of increasing future calculations of non-equity incentive compensation.

Non-Equity Incentive Compensation Program; No 2019 Executive Officer Payouts: Our annual performance-based non-equity incentive compensation program is a key component of our pay-for-performance philosophy. This program provides an incentive to our Named Executive Officers and other employees to achieve or exceed defined and communicated annual goals that incorporate objective and other measures, and results in cash compensation that is directly linked to individual and corporate performance. Beginning in the fourth quarter of each year, the Board works collaboratively with management to develop a detailed set of overall corporate performance goals tied to the next year’s operating plan. The goals are finalized and internally communicated Company-wide in the first quarter of the applicable year.

The non-equity incentive compensation program is designed to provide incentives to employees in alignment with both our short and long-term business strategies. Generally, the Board establishes corporate goals for the program that it believes can and should be achieved with dedicated and diligent efforts, barring unforeseen circumstances, and which are intended to support achievement of our goals that are publicly communicated to investors and others. Shorter-term quantitative measures, such as annual product sales, are used for the Company’s non-equity incentive compensation program because much of the current value of our business is based on the success of our marketed products. In addition, the Board uses other scientific, business, organizational, and operational measurements, such as our ability to progress our research and development programs, our ability to protect and enhance our intellectual property assets, our financial management, and our ability to grow our business through licensing and acquisitions. Some of these goals may not be measurable using quantitative or other objective criteria, but we consider them critical to our long-term success and the creation of long-term stockholder value. The particular mix and weighting of any particular year depends on the Company’s priorities at that time. For example, as further described below, for 2019 our goals were substantially focused on the Inbrija launch because of its importance to our short and long-term business strategy.

After the conclusion of each year, the Board evaluates corporate performance against goals, and assigns a performance score based on the weighting originally assigned to these goals and the extent to which goals were achieved. Additional credit may be awarded to recognize extraordinary execution of the goals, such as achievement of a critical milestone significantly ahead of schedule, or to recognize meaningful achievements that may not be reflected in the goals, such as completion of an important product acquisition or other strategic transaction. Our Compensation Committee and Board believe that the ability to award extra credit in this manner is a critical part of our compensation structure. Also, business development opportunities such as acquisitions cannot typically be predicted in advance. The Board and the Compensation Committee believe it is important to be able to recognize, where warranted, the ability of the Company to adapt to changing circumstances and seize significant opportunities that arise. At the same time, our Compensation Committee and Board retain discretion to make downward adjustments in scoring performance when the aggregated scoring of individual components of corporate performance do not fairly represent the Company’s overall performance.

In February and March 2020, the Compensation Committee and Board made the decision that our executive officers, and other members of our executive management that reported directly to Dr. Cohen during 2019, would not receive any payouts under our 2019 non-equity incentive compensation program. In arriving at this decision, the Compensation Committee and the Board exercised their discretion and assigned no performance score to either corporate or personal performance for 2019 for these individuals. The Compensation Committee and Board made this decision based on their overall evaluation of the Company’s 2019 performance. In particular, the Company substantially failed to achieve its Inbrija targeted level of net sales. Although the Company partially or fully achieved some of the other 2019 goals, the substantial underperformance on Inbrija net sales had a disproportionate adverse impact on the Company’s business and financial condition, resulting in, among other decisions, an October 2019 restructuring and a decision to pause substantially all research and development investment. Also, the importance of some of the Company’s other 2019 goals, such as Inbrija manufacturing goals, were diminished because of the low level of Inbrija sales. Under these circumstances, the Compensation Committee and the Board concluded that the Company’s senior leadership should be held fully accountable and therefore should not receive any 2019 non-equity incentive compensation program payouts.

The decision to award no score for corporate performance impacted all employees at all levels throughout our organization. However, employees below executive management did remain eligible to receive a portion of their 2019 non-equity incentive compensation allocated to, and based on, their 2019 individual performance.

The Compensation Committee and Board’s decision on 2019 non-equity compensation program payouts did not affect payouts to Jane Wasman, formerly our President, International and General Counsel. Ms. Wasman resigned for “good reason” under her employment agreement effective December 31, 2019. As further described below in this proxy statement under Named Executive Officer Severance Agreements, upon her departure from the Company, she was accordingly paid, among other things, her target 2019 non-equity incentive compensation program payout ($342,540).

Corporate Goals

Following is a summary of the 2019 corporate goals established by the Board and used as a basis for the Compensation Committee and Board’s decision that there would not be any 2019 year-end non-equity incentive compensation payouts for our executive officers and other executive leadership (listed with their relative weighting). Consistent with the overall purpose of the non-equity incentive compensation program, these goals were chosen by the Board to directly correlate with near and long-term corporate strategy. These goals (as well as certain specific goal parameters associated with the goals) were approved by the Board and then internally communicated Company-wide in the first quarter of 2019.

Goal	Rationale
•Inbrija, including net sales targeted level (40%) and manufacturing milestones (35%)

•Inbrija became the Company’s most important strategic priority after the Company’s other commercial product, Ampyra, became subject to generic competition in late 2018 (due to an adverse U.S. federal court patent ruling and corresponding loss of exclusivity).

•Product development milestones (Inbrija/ARCUS programs) (10%)	•In 2019, our product development goal was focused on post-approval clinical work for Inbrija intended to bolster its long term value, and our efforts to develop an ARCUS program beyond Inbrija.
•Operating expense and cash/cash equivalent targeted level (10%)

•The Board and the Company are focused on financial management. We strive to be as efficient and cost-effective as possible while making the investments that we think are necessary to operate our business. Financial management was a particular priority in 2019 as Ampyra had become subject to generic competition in late 2018. Financial management became increasingly important as the year progressed, as Inbrija net sales continued to fall below expectations.

•Ampyra net sales targeted level (5%)

•The cash generated from Ampyra sales continues to be a critical strategic asset. Our 2019 goals recognized the importance of preserving, as best we could, the revenue from this product but the relatively low weighting took into account the existence generic competition and the expectation that Ampyra net sales will continue to decline over time.

Our Board has similarly established corporate goals for our 2020 non-equity incentive compensation program based on Inbrija commercialization and manufacturing (55%), financial management (30%), and Ampyra sales (15%). Consistent with the overall purpose of the non-equity incentive compensation program, the 2020 goals were chosen by the Board to directly correlate with near and long-term corporate strategy. The goals and the specific goal parameters were approved by the Board and then internally communicated Company-wide in the first quarter of 2020.

Individual Goals

Annual goals for each employee (other than Ron Cohen, M.D., our President and Chief Executive Officer) are established on an individual basis each year. Individual goals are developed to provide focus on the most important aspects of each employee’s position, including particularly their potential contributions to corporate goals. For each of the Named Executive Officers other than Dr. Cohen, the individual goals are determined by Dr. Cohen in collaboration with the Named Executive Officer.

Under our non-equity incentive compensation program, Dr. Cohen’s payout is based on the corporate performance score and, therefore, he does not have separate individual goals that apply to calculating his payout under the non-equity incentive compensation program. The Board has structured his non-equity incentive compensation program payout in this manner because it believes that Dr. Cohen’s payout under this program should be based on his ability to lead the Company to achieve its corporate goals. The Board does establish personal goals for Dr. Cohen for purposes other than the non-equity incentive compensation program, typically related to his recruitment and/or effective oversight of other senior executives, as well as oversight of key organizational processes.

As described above, 2019 individual goals for our executive officers were not relevant to the 2019 non-equity incentive compensation program payout decision, because the Compensation Committee and the Board determined that they would not receive any payouts under the 2019 program (other than Jane Wasman, our former President, International and General Counsel, who received a payout under her employment agreement in connection with her “good reason” resignation on December 31, 2019). However, we expect that 2020 individual goals will be relevant for the 2020 program.

Non-Equity Incentive Compensation Program Payout Targets

Target payout amounts under the non-equity incentive compensation program are based on a percentage of annual base salaries and are generally set near the target payout amounts within comparable companies, based both on the Company’s own research and the information provided by the Compensation Committee’s outside consultant. Following are the target payout amounts for our Named Executive Officers under this program:

Name	Title	Target Payout Amount (1)	Goals Weighting
Ron Cohen, M.D.	President and CEO	80% of annual base salary	Based on the achievement of corporate goals
David Lawrence	Chief, Business Operations and Principal Accounting Officer	50% of annual base salary	80% based on achievement of corporate goals, 20% based on individual goals
Burkhard Blank, M.D.	Chief Medical Officer and Head of R&D (2)	50% of annual base salary	80% based on achievement of corporate goals, 20% based on individual goals
Lauren Sabella	Chief Commercial Officer	50% of annual base salary	80% based on achievement of corporate goals, 20% based on individual goals
Jane Wasman (3)	Former President, International, General Counsel and Corporate Secretary	60% of annual base salary	80% based on achievement of corporate goals, 20% based on individual goals

__________________________

(1)

Targets are established using annual base salary as determined in the first quarter of each year. Subsequent changes in salary during the year may result in a prorated adjustment non-equity incentive compensation targets based on the effective date of the adjustment.

(2)	Dr. Blank was appointed to the position of Head of R&D in March 2019, in addition to serving as our Chief Medical Officer since joining the Company in 2016.
(3)	Ms. Wasman resigned from the Company effective December 31, 2019, and was paid her 2019 target payout amount for “good reason” resignation under her employment agreement.

Based on the overall corporate performance score determined by the Board and the individual performance level of each executive, non-equity incentive compensation payouts may be above or below target payout amounts. The

Compensation Committee and Board do not establish formal threshold, or minimum, payout amounts. As described above, during the first quarter of the following year, the Board, upon recommendation of the Compensation Committee, determines the actual corporate performance score based on achievement of goals used in setting non-equity incentive compensation payout amounts. Payouts for each Named Executive Officer (other than the President and Chief Executive Officer) are recommended by the President and Chief Executive Officer and sent to the Compensation Committee for review. The Compensation Committee may approve payouts for those Named Executive Officers or may refer them to the full Board for review. The Compensation Committee recommends a payout for the President and Chief Executive Officer to the full Board for approval. The non-equity incentive compensation payouts are made in the first quarter of the following year.

As described above, the Compensation Committee and the Board determined that the executive officers would not receive any payouts under the 2019 non-equity incentive compensation program (other than Jane Wasman, our former President, International and General Counsel, who received a payout under her employment agreement in connection with her “good reason” resignation on December 31, 2019). Accordingly, the target payout information in the table above was not relevant to the executive officers impacted by that decision, but the targets are expected to be relevant for the 2020 program.

2018 Special Cash Incentives

In March 2018, the Compensation Committee and the Board approved the granting of special cash incentives. The decision to implement the special cash incentives was made to motivate and reward the Company’s focus on the 2018 priorities that had great potential to drive shareholder value, particularly in light of 2017 setbacks and their impact on compensation. The special cash incentives were contingent on the achievement of the first of either one of the following two milestones, both of which had the potential to generate substantial value for the Company and its stockholders:

•

a successful appeal of the federal District Court decision invalidating certain Ampyra patents, based on a federal Court of Appeals decision that either reverses the District Court decision on, or remands the case back to the District Court, for at least one of the Ampyra patents invalidated by the District Court; or

•	Receipt of first cycle approval from the U.S. Food and Drug Administration, or FDA, of our New Drug Application, or NDA, for Inbrija, without our receipt of a Complete Response Letter.

The FDA granted first cycle approval of our Inbrija NDA on December 21, 2018, resulting in payout of the special cash incentives in January 2019. All of our executive officers, as well as other employees that had participated in our 2017 non-equity incentive compensation plan, were eligible to receive the special cash incentives provided they remained employed through achievement of the milestone in December 2018. The special cash incentive payouts for our named executive officers were 1.5 times their 2018 non-equity incentive compensation program targets, as follows: Ron Cohen, $954,810; David Lawrence, $294,975; Burkhard Blank, M.D., $399,825; Lauren Sabella, $337,500; and Jane Wasman, $513,810. These special cash incentives are separate from the Company’s annual non-equity cash incentive program, described above.

Ad Hoc Bonuses and Other Payments

Separate from our annual non-equity incentive compensation program, our Compensation Committee has occasionally awarded individual bonuses or approved other payments on an ad hoc basis to recognize exceptional contributions to the Company’s business and to compensate individuals for assuming additional significant responsibilities.

In October 2018, David Lawrence and Burkhard Blank, M.D., were both awarded $60,000 cash bonuses in recognition of their acceptance of certain responsibilities of Rick Batycky, our former Chief Technology Officer and Site Head, who departed the Company in August 2018. Mr. Lawrence assumed Mr. Batycky’s oversight of certain manufacturing operations, and Dr. Blank assumed Mr. Batycky’s oversight of certain research and development operations. These bonuses were paid in two equal installments to Mr. Lawrence and Dr. Blank in October 2018 and January 2019. Also, in March 2019, both Mr. Lawrence and Dr. Blank were awarded additional cash bonuses of $45,000 in the aggregate for Mr. Lawrence, and $30,000 in the aggregate for Dr. Blank, payable in quarterly installments during 2019, as supplemental annual compensation for their continuing to assume the responsibilities previously assigned to Mr. Batycky. In April 2020, the Compensation Committee of our Board of Directors re-authorized the payment of the $45,000 and $30,000 supplemental annual compensation (payable in quarterly installments) to Mr. Lawrence and Dr. Blank, respectively, for 2020 and beyond so long as they continue to assume these additional responsibilities.

In March 2019, Dr. Blank was awarded a $75,000 cash bonus, as well as Company stock options, discussed below under Equity Awards, to recognize his key role and extraordinary efforts in connection with the Company’s submission of its Inbrija New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA), and receipt of FDA approval of the NDA in December 2018.

Also, the Company operates in a highly competitive environment for the recruitment of qualified senior executives and other employees needed for the continued progress and growth of our business. Accordingly, from time to time, the Compensation Committee approves one-time cash bonus awards to individuals as an incentive to join the Company and in some cases to compensate individuals for lost compensation opportunity from their prior employer. No such new hire bonuses or compensatory awards were awarded to any executive officers in 2019.

Equity Awards: Equity awards are another key component of our pay-for-performance compensation philosophy. The use of equity awards provides our executive officers and other employees with compensation that has a strong link to our long-term performance, creates an ownership culture, and generally aligns the interests of our employees with the interests of our stockholders. Equity awards are currently granted under our 2015 Omnibus Incentive Compensation Plan, or our 2015 plan. Equity awards are typically granted to newly-hired employees, pursuant to our annual equity award program, and in connection with promotions. Our annual equity awards vary from year to year, as further described below. Arnosti Consulting, the Compensation Committee’s outside compensation consultant, assists the Compensation Committee in structuring our equity compensation programs and in developing the equity award guidelines.

2019 Annual Equity Award Program; Additional 2019 Restructuring Awards. The Compensation Committee and the Board make determinations at least annually regarding our equity programs, including the total pool of shares to be authorized for awards, the types of awards to be granted, and the guidelines for individual award amounts. The Compensation Committee and the Board seek to determine whether the complete compensation packages provided to our executive officers, including prior equity awards, are sufficient to retain, motivate and adequately reward them. This determination is based on benchmarking information provided both by the Company and Arnosti Consulting. For Vice Presidents and above, including executive officers, the President and Chief Executive Officer reviews the potential long-term value of existing and potential awards and their ability to encourage retention, engagement and motivation. These judgments also consider our compensation policy, described above, under which we target total compensation to be in the range of the 50th to 75th percentile of our peers. Additionally, in determining the total pool of shares to be authorized for our annual and other awards, as well as the ratio of different awards types to be granted, the Compensation Committee and the Board consider other relevant factors, including the remaining total authorized shares under the applicable equity plan (i.e., our 2015 plan), the relative dilutive impact of providing different award types, and equity compensation practices at peer companies.

For our broad-based award programs, the Compensation Committee establishes target award amounts for each level within the organization, but individual awards can deviate from these targets provided that aggregate award amounts do not exceed specified pools set by these target award amounts. For example, typically there is a specified pool for all of Dr. Cohen’s executive management team, and a separate specified pool for each department within the organization. The overall pool of shares for the 2019 annual awards was reduced from the pool size in recent years, although the impact at different levels of the organization varied. As noted above, the Company believes that the equity award program is a key component of the pay-for-performance philosophy, and the equity awards are critical to attracting and retaining talented employees. However, the Compensation Committee determined that the reductions in the award pool was necessary considering the need to carefully manage the use of the remaining share reserve in the 2015 plan. The equity awards issued to our Named Executive Officers pursuant to our 2019 annual equity award program are further described below under 2019 Annual Equity Program Awards.

We implemented a corporate restructuring in October 2019 to reduce costs and focus our resources on the Inbrija launch. As part of this restructuring, we reduced headcount by approximately 25% through a reduction in force. In light of the restructuring and the state of the Company’s business at that time, the Compensation Committee and the Board authorized an additional broad-based equity award program in late 2019 using substantially all of our remaining reserves under the 2015 plan, effectively accelerating the use of shares that would have been available for the 2020 annual program. The Compensation Committee and Board considered this action necessary to incentivize and motivate the employees that remained with the Company. In furtherance of that purpose, and taking into account the then-remaining reserve under our 2015 plan, the program generally resulted in stock option awards across all levels in the organization that exceeded our annual program guidelines. The equity awards issued to our Named Executive Officers pursuant to the 2019 restructuring award program are further described below under 2019 Restructuring Equity Program Awards.

Following the 2019 annual awards and 2019 restructuring awards described above, the Company has a limited reserve remaining under the 2015 plan which it intends to use for individual circumstances such as in connection with new hires and promotions. The remaining reserve under the 2015 plan is not sufficient for additional broad-based award programs, but in light of the Company’s current business circumstances, the Compensation Committee and Board have made the decision to defer any decision to seek stockholder approval for additional shares until after the 2020 Annual Meeting and further progress with the Inbrija launch.

Combination of Award Types; Award Terms and Conditions; Performance-Based Vesting. A significant portion of our executive officers’ total potential compensation package has historically included equity awards. Our Compensation Committee reviews our compensation programs annually, and as part of that review the Compensation Committee considers equity award types, terms and conditions considering numerous factors, including equity award practices at our peer companies and within our industry generally.

The Compensation Committee believes that the combined use of stock options and restricted stock and/or restricted stock units appropriately balances the goals of paying for performance, aligning management with shareholders, and retaining top-performing and critical employees. The Compensation Committee believes that our equity award program should include stock options because stock options reward an employee only if our stock price increases above the exercise price of the stock option (i.e., market price on the Nasdaq Global Market at the close of business on the grant date). Stock options are therefore an effective method of motivating and incentivizing recipients to manage our Company in a manner that is consistent with the long-term interests of our stockholders. In addition, the Compensation Committee believes that restricted stock awards and/or restricted stock units are another effective tool for motivating, retaining, and incentivizing employees, especially when used in addition to stock options. The stock ownership opportunities afforded by restricted stock awards and/or restricted stock units align the interests of our employees and stockholders even in situations where declines in our stock price (which can be caused by factors unrelated to Company performance) diminish the retentive or incentivizing effects of stock options.

Historically, the awards to our executive officers and other employees have been a mix of stock options and restricted stock-based awards subject to time-based vesting, but commencing in 2016, based on its annual review, the Compensation Committee modified this mix to include both time-based and performance-based vesting awards for our executive officers and other senior employees. Thus far, we have issued performance-based awards in the form of restricted stock units, which represent the right to payment (or settlement) in the form of a share of the Company’s common stock for each restricted stock unit upon achievement of the specified vesting conditions (business milestones).

Our Compensation Committee believes that we should continue to use time-based vesting awards, in combination with performance-based vesting awards, as an important part of our equity compensation program. The business milestones used as vesting conditions for performance awards typically are selected from key goals in our pharmaceutical development programs that we pursue as the core of our long-term business strategy. These programs are inherently unpredictable and risky, and the combined use of these award types enables us to provide balanced incentives and opportunity for up-side potential based on achieving key business goals and increased shareholder value creation.

Due to the purpose and unique circumstances of the 2019 restructuring awards, they were issued entirely as time-based vesting stock options.

Approval Process. With respect to stock option grants to our executive officers other than our President and Chief Executive Officer, a recommendation is made by our President and Chief Executive Officer to the Compensation Committee for review. After consideration and possible modification, the Compensation Committee either approves stock option grants for those executive officers or recommends them to the full Board for approval. With respect to stock option grants to our President and Chief Executive Officer, the Compensation Committee recommends them to the full Board for approval. Annual stock option grants are typically approved in the first quarter of each year, based primarily on the individual’s anticipated future contributions to the creation of stockholder value, and are typically awarded with a ten year term. The Company does not grant discounted options, nor does it re-price outstanding options. The Company does not backdate or grant options retroactively. In addition, the Company does not coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information.

Annual restricted stock awards and/or restricted stock units are approved at the same time and pursuant to the same process as the stock option awards. With respect to restricted stock award/restricted stock unit grants to our executive officers other than our President and Chief Executive Officer, a recommendation is made by our President and Chief Executive Officer to the Compensation Committee for review. After consideration and possible modifications, the Compensation

Committee either approves restricted stock award/restricted stock unit grants for those executive officers or recommends them to the full Board for approval. With respect to restricted stock award/restricted stock unit grants to our President and Chief Executive Officer, the Compensation Committee recommends them to the full Board for approval.

2019 Annual Equity Program Awards

For our 2019 annual equity award program, our executive officers and other senior employees were granted a combination of 20% performance-based vesting restricted stock units (subject to a 12 month minimum vesting requirement), 30% time-based vesting restricted stock awards and 50% time-based vesting options to purchase shares of the Company’s common stock, all as further described below. Other employees (below the level of Senior Director) received time-based restricted stock awards. The following table sets forth the annual equity program awards that were granted to our Named Executive Officers in March 2019:

Name	Title	Time-Based Stock Options	Time-Based Restricted Stock Awards	Performance- Based Restricted Stock Units
Ron Cohen, M.D.	President and CEO	42,715	25,629	17,086
David Lawrence	Chief, Business Operations and Principal Accounting Officer	15,075	9,045	6,030
Burkhard Blank M.D.	Chief Medical Officer and Head of R&D (1)	15,075	9,045	6,030
Lauren Sabella	Chief Commercial Officer	15,075	9,045	6,030
Jane Wasman (2)	Former President, International, General Counsel and Corporate Secretary	21,355	12,813	8,542

__________________________

(1)	Dr. Blank was appointed to the position of Head of R&D in March 2019, in addition to serving as our Chief Medical Officer since joining the Company in 2016.
(2)

Ms. Wasman resigned from the Company effective December 31, 2019. However, in connection with her resignation, she entered into a consulting agreement which provides that her equity awards, including those reflected in this table, will continue to vest in accordance with their specified vesting schedule during the term of the consulting agreement (currently scheduled to expire on December 31, 2020).

The stock options vest quarterly in equal installments over four years beginning on January 1, 2019, have an exercise price per share equal to $13.51, the closing price of our common stock on the Nasdaq Global Market on March 8, 2019 (the grant date), and expire ten years after the grant date.

The restricted stock awards vest in four installments as follows: one-fourth on December 1, 2019, one-fourth on December 1, 2020, one-fourth on December 1, 2021 and one-fourth on December 1, 2022.

The restricted stock units vest in equal installments based upon a determination by the Compensation Committee that the following performance conditions have been achieved, subject to a minimum vesting period of 12 months from the grant date for each installment:

•

one-half vest if the Company completes the buildout of the size 7 spray dryer, or SD7, at the Company’s Chelsea, Massachusetts facility so that the SD7 and facility are U.S. Food and Drug Administration, or FDA, approved; and

•	one-half vest if the Company completes implementation of the secondary Inbrija inhaler supplier so they are FDA approved.

The Compensation Committee and the Board have imposed the minimum 12 month vesting requirement on the performance-based restricted stock units because they believe the minimum vesting period reinforces the purpose of the awards as long-term incentives without impacting the long-term economic value being offered to employees.

2019 Restructuring Equity Program Awards

The following table sets forth the restructuring equity program awards that were granted to our Named Executive Officers in November 2019:

Name	Title	Time-Based Stock Options
Ron Cohen, M.D.	President and CEO	218,500
David Lawrence	Chief, Business Operations and Principal Accounting Officer	80,000
Burkhard Blank M.D.	Chief Medical Officer and Head of R&D (1)	80,000
Lauren Sabella	Chief Commercial Officer	80,000
Jane Wasman (2)	Former President, International, General Counsel and Corporate Secretary	80,000

__________________________

(1)	Dr. Blank was appointed to the position of Head of R&D in March 2019, in addition to serving as our Chief Medical Officer since joining the Company in 2016.
(2)

Ms. Wasman resigned from the Company effective December 31, 2019. However, in connection with her resignation, she entered into a consulting agreement which provides that her equity awards, including those reflected in this table, will continue to vest in accordance with their specified vesting schedule during the term of the consulting agreement (currently scheduled to expire on December 31, 2020).

The stock options vest quarterly in equal installments over two years beginning on November 7, 2019 (the grant date), have an exercise price per share equal to $2.41, the closing price of our common stock on the Nasdaq Global Market on the grant date, and expire ten years after the grant date.

2019 Individual Equity Awards

In March 2019, the Board approved the grant of 15,000 stock options to Dr. Blank, separate from the 2019 annual equity award program. These options, which vest in full on the first anniversary of the grant date, were awarded to Dr. Blank to recognize his key role and extraordinary efforts in connection with the Company’s submission of its Inbrija New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA), and receipt of FDA approval of the NDA in December 2018.

Stock Ownership Guidelines

We have Officer and Director Stock Ownership Guidelines intended to encourage ownership of the Company’s common stock, promote the alignment of the long-term interests of the Company’s executive officers and directors with the long-term interests of the Company’s stockholders, and to further promote our commitment to sound corporate governance. The Guidelines are applicable to our executive officers, such other executives as may be designated by our Chief Executive Officer, and our non-management directors. The Compensation Committee is responsible for administering the Guidelines.

Under the Guidelines, covered officers and directors must acquire ownership of target common stock ownership levels by the end of the applicable compliance period. The target common stock ownership levels are specified as shares of our common stock with a value equal to a multiple of annual base salary, in the case of officers, and a multiple of the annual base cash retainer, in the case of non-management directors, as follows:

•	Four times (4x) annual base salary for the President and Chief Executive Officer
•	Two times (2x) annual base salary for each other executive officer covered by the Guidelines
•	Three times (3x) annual base cash retainer for non-management directors

The Guidelines provide for evaluation of stock ownership as of the end of each calendar year, and specify the use of a 60 trading day average of our common stock price to mitigate the impact of stock volatility. Owned shares as well as vested stock and option awards are counted towards meeting the Guidelines. Individuals covered by the Guidelines are expected to achieve their target ownership level by the calendar year end that is closest to the fifth anniversary of their becoming subject to the Guidelines, unless a hardship exemption is granted based on applicable circumstances. A covered individual that does not achieve his or her target ownership level by the end of their compliance period, subject to any hardship exemption, is expressly restricted from disposing of any shares resulting from vested equity awards, net of any shares used to cover taxes or stock option exercise price, until they achieve compliance, and may be subject to other remedial measures as the Committee may determine.

In March 2019, the Board of Directors determined to provide a hardship exemption under the Guidelines for all individuals with a compliance deadline prior to December 31, 2020, extending the deadline for those individuals to that date. The Board made this decision after considering the market price of the Company’s common stock at the end of 2018, which had declined to levels not anticipated when the Guidelines were adopted, and the then-pending commercial launch of Inbrija. Under these circumstances, the Board concluded that it was appropriate to implement a fixed-term hardship exemption to the end of 2020 to account for the unanticipated decline in the Company’s stock price and considering the recent commercial launch of Inbrija.

Clawback Policy

We have a Clawback Policy providing for recovery of certain incentive compensation from an executive officer if the Company is required to restate financial statements due to misconduct of that executive officer that significantly contributes to the need for the restatement. Generally, “incentive compensation” under the policy includes compensation in any form (e.g., cash or equity compensation) that is paid or awarded or which vests in whole or in part based on the achievement of specific financial targets or goals. The policy is applicable to incentive compensation awarded at the time of or after adoption of the policy in 2014.

If the Clawback Policy is triggered in relation to any executive officer, the executive officer must repay the Company (and the Company may cancel equity awards representing) all or a portion of the excess incentive compensation for the affected periods (on an after-tax basis) as determined by the Compensation Committee. The excess incentive compensation is the amount by which incentive compensation actually paid, awarded, or vested for the relevant periods exceeds what would have been paid, awarded or vested based on the restated financial results for those periods. In making its determination regarding the amount of incentive compensation that must be repaid, the Compensation Committee may take factors into account that it considers relevant, including the extent to which the executive officer was involved in the misconduct that led to the restatement; the extent to which the incentive compensation was paid, awarded or vested based on consideration of financial targets or goals but not on an objective, formulaic basis; and any gain that the executive officer may have realized from the sale of shares issued as incentive compensation.

In addition, if and when the Securities and Exchange Commission adopts implementing regulations under Section 954, “Recovery of Erroneously Awarded Compensation,” under The Dodd-Frank Wall Street Reform and Consumer Protection Act, we anticipate that our Board will review and amend the Clawback Policy, as may be necessary, to comply with such implementing regulations.

The provisions of our Clawback Policy are in addition to the existing compensation reimbursement provisions of Section 304 of the Sarbanes-Oxley Act of 2002, which are applicable to our chief executive officer and chief financial officer.

Insider Trading and Anti-Hedging Policy

We have an Insider Trading Policy that is intended to ensure compliance with applicable securities laws and regulations by our officer, directors, and employees. This policy prohibits, among other things, trades in our common stock that would violate these laws and regulations, and it also imposes other restrictions such as trading blackout periods and prior notification and/or clearance requirements for trading intended to protect against inadvertent violations of these laws and regulations. This policy also prohibits officers, directors, employees, and their family members (and entities that they own or control) from engaging in (or designating another person to engage in, on their behalf) any transaction that hedges, or that is designed to hedge or offset, any decrease in the market value of our common stock, including without limitation short sales, purchases or sales of puts or calls, prepaid variable forward contracts, equity swaps, collars and exchange funds. We amended the policy in 2019 to broaden the restrictions on hedging transactions, and who is covered by those restrictions, in light of regulations adopted by the Securities and Exchange Commission under Section 955, “Disclosure Regarding Employee and Director Hedging,” under The Dodd-Frank Wall Street Reform and Consumer Protection Act.

Tax and Accounting Considerations

We have structured our compensation program to comply with Internal Revenue Code Section 409A. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

The Company calculates the accounting cost of equity-based long-term incentive awards under Accounting Standards Codification (ASC) Topic 718. As such, the grant date accounting fair value, which is fixed at date of grant, is expensed over the vesting period. Consistent with SEC regulations, the aggregate grant date fair value for all stock awards or option awards granted during the applicable years to our Named Executive Officers is presented in the Summary Compensation Table.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning the compensation earned in 2017, 2018 and 2019 by our Chief Executive Officer, Chief, Business Operations and Principal Accounting Officer, and each of the three other most highly paid executive officers during the years ended December 31, 2017, December 31, 2018 and December 31, 2019. We refer to the officers listed in the table below collectively as our “Named Executive Officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)		Total ($)
Ron Cohen, M.D.	2019	$795,675	$23,870	(4)	$577,080	$634,533		$—	(10)	$8,400		$2,039,558
President and Chief	2018	795,675	—		-	-		1,610,446	(11)	8,250		2,414,371
Executive Officer	2017	791,813	—		821,503	395,718		—	(12)	7,950		2,016,984
David Lawrence	2019	427,500	45,000	(5)	203,663	228,253		—	(10)	8,400		912,816
Chief, Business Operations	2018	402,342	60,000	(7)	—	—		502,008	(11)	8,250		972,600
and Principal Accounting Officer	2017	391,083	50,000	(8)	302,225	145,582		102,651	(12)	7,950		999,491
Burkhard Blank, M.D.	2019	533,100	121,000	(4)(5)(6)	203,663	336,447	(9)	—	(10)	8,400		1,202,610
Chief Medical Officer	2018	533,100	60,000	(7)	—	—		683,434	(11)	63,602	(13)	1,340,136
and Head of R&D	2017	531,750	—		288,488	515,659		130,610	(12)	61,883	(13)	1,528,390
Lauren Sabella	2019	481,667	—		203,663	228,253		—	(10)	8,400		921,983
Chief Commercial Officer	2018	446,933	—		—	—		569,160	(11)	8,250		1,024,343
	2017	428,833	—		302,225	635,285		114,503	(12)	7,950		1,488,796
Jane Wasman	2019	570,900	17,100	(4)	288,506	273,550		342,540	(10)	918,953	(14)	2,411,549
Former President, International, General Counsel	2018	570,900	—		—	—		863,543	(11)	8,250		1,442,693
and Corporate Secretary (15)	2017	568,267	—		343,438	165,434		172,640	(12)	7,950		1,257,729

__________________________

(1)

Represents the aggregate grant date fair value for all stock awards (including restricted stock units) or option awards granted during the years shown, in accordance with ASC Topic 718. The method and assumptions used to calculate the value of the stock awards and option awards granted to our Named Executive Officers are discussed in Note 9 to our audited consolidated financial statements in our 2019 annual report on Form 10-K. 2019 stock and option awards include awards granted under our 2019 annual equity award program as well as our 2019 restructuring equity award program, as further described in the Compensation Discussion and Analysis section of this Proxy Statement. None of our executive officers received any equity awards in March 2018 when annual equity awards were granted to employees pursuant to our annual equity award program. The Compensation Committee and the Board made the decision to exclude them from the 2018 annual equity award program to hold the Company’s senior leadership accountable for 2017 performance and to increase the pool of shares that were available for stock option awards that were granted to other employees. Included in the 2017 equity award values are the values of certain performance-based restricted stock units (RSUs) granted in 2017 that were awarded subject to vesting based on achievement of performance goals. One-third of these awards would have vested if the Phase 3 clinical trial of tozadenant previously being conducted by the Company and its subsidiaries, referred to as study CL-05, achieved its primary endpoint as specified in the protocol for such study. However, vesting of these RSUs became impossible when we terminated this program in November 2017. The RSUs that would have vested based on this performance goal were accordingly terminated by the Compensation Committee in March 2018. The value for the terminated RSUs included in 2017 compensation are as follows:  Dr. Cohen ($164,301); Mr. Lawrence ($60,445); Dr. Blank ($57,698); Ms. Sabella ($60,445); and Ms. Wasman ($68,688).

(2)

Variable annual year-end cash payouts to our Named Executive Officers under our non-equity incentive compensation plan, as well as 2018 special cash incentives, are set forth under the caption “Non-Equity Incentive Plan Compensation.” Other payments such as sign-on bonuses and one-time service awards for exceptional contributions to the Company or as compensation for assumption of additional responsibilities are listed separately under the caption “Bonus.”
(3)

Unless otherwise indicated, represents the employer 401(k) matching contribution as discussed in Note 19 to our audited consolidated financial statements in our 2019 annual report on Form 10-K. For each dollar an employee invests up to 6% of his or her earnings, the Company contributes an additional 50 cents into the funds, subject to IRS annual limits.

(4)

Includes merit cash payments that were awarded in March 2019 in the following aggregate amounts, payable in quarterly installments in 2019: $23,870 for Dr. Cohen; $16,000 for Dr. Blank; and $17,100 for Ms. Wasman.

(5)

Includes additional cash payments that were awarded in March 2019 in the following aggregate amounts, payable in quarterly installments in 2019:  $45,000 for Mr. Lawrence; and $30,000 for Dr. Blank. These payments were awarded in recognition of their continuing assumption of certain responsibilities in manufacturing and research and development operations of Rick Batycky, our former Chief Technology Officer and Site Head, who departed the Company in August 2018. Mr. Lawrence assumed Mr. Batycky’s oversight of certain manufacturing operations, and Dr. Blank assumed Mr. Batycky’s oversight of certain research and development operations.

(6)

Includes a $75,000 cash bonus that was awarded in March 2019 to Dr. Blank in recognition of his key role and extraordinary efforts in connection with the Company’s submission of its Inbrija New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA), and receipt of FDA approval of the NDA in December 2018.

(7)

Includes bonuses of $60,000 that were awarded in October 2018 to each of Mr. Lawrence and Dr. Blank, respectively, payable in two equal installments in October 2018 and January 2019. The bonuses were awarded for their acceptance of certain responsibilities previously assigned to Mr. Batycky, as further described in note 5 above.

(8)

Includes a bonus of $50,000 that was awarded in March 2017 to Mr. Lawrence, payable in four equal quarterly installments in 2017. The bonus was awarded in light of the fact that, at the time of the award, the Company had not hired a new Chief Financial Officer to replace Michael Rogers, our former Chief Financial Officer, and accordingly Mr. Lawrence had continued to assume certain responsibilities previously assigned to Mr. Rogers.

(9)

Includes a special grant of 15,000 stock options awarded to Dr. Blank in March 2019, separate from the 2019 annual equity award program. These options, which vest in full on the first anniversary of the grant date, were awarded to Dr. Blank to recognize his key role and extraordinary efforts in connection with the Company’s submission of its Inbrija New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA), and receipt of FDA approval of the NDA in December 2018.

(10)

In February and March 2020, the Compensation Committee and Board made the decision that our executive officers, and other members of our executive management that reported directly to Dr. Cohen during 2019, would not receive any payouts under our 2019 non-equity incentive compensation program. In arriving at this decision, the Compensation Committee and the Board exercised their discretion and assigned no performance score to either corporate or personal performance for 2019 for these individuals. The Compensation Committee and Board made this decision based on their overall evaluation of the Company’s 2019 performance. In particular, the Company substantially failed to achieve its Inbrija targeted level of net sales.

The Compensation Committee and Board’s decision on 2019 non-equity compensation program payouts did not affect payouts to Jane Wasman, formerly our President, International and General Counsel. Ms. Wasman resigned for “good reason” under her employment agreement effective December 31, 2019. As further described below in this proxy statement under Named Executive Officer Severance Agreements, upon her departure from the Company, she was accordingly paid, among other things, her target 2019 non-equity incentive compensation program payout ($342,540).

(11)

Includes 2018 non-equity incentive compensation payments in March 2019 of: $655,636 for Dr. Cohen; $207,033 for Mr. Lawrence; $283,609 for Dr. Blank; $231,660 for Ms. Sabella; and $349,733 for Ms. Wasman. Also includes 2018 special cash incentive payments in January 2019 of: $954,810 for Dr. Cohen; $294,975 for Mr. Lawrence; $399,825 for Dr. Blank; $337,500 for Ms. Sabella and $337,500 for Ms. Wasman. The 2018 non-equity incentive compensation program and 2018 special cash incentives are described above in the Compensation Discussion and Analysis section of this Proxy Statement.

(12)

2017 non-equity incentive compensation payments in March 2018. As reflected in the table, Dr. Cohen did not receive any payment under our 2017 non-equity incentive compensation program. The Compensation Committee and Board of Directors determined that no payment should be made to Dr. Cohen under our 2017 non-equity incentive compensation program in light of the substantial level of Company underperformance during 2017. This decision to hold Dr. Cohen accountable did not reflect any change in the Compensation Committee’s and the Board’s full support of Dr. Cohen’s leadership of the Company.

(13)

Represents employer 401(k) matching contributions as discussed in Note 19 to our audited consolidated financial statements in our 2019 annual report on Form 10-K in the amounts of $8,250 for 2018 and $6,291 for 2017, as well as relocation-related expenses in the amounts of $55,352 (including $22,141 in tax gross-up) for 2018 and $55,592 for 2017.

(14)

Represents employer 401(k) matching contributions as discussed in Note 19 to our audited consolidated financial statements in our 2019 annual report on Form 10-K in the amount of $8,400 for 2019. All other compensation also includes amounts related to Ms. Wasman’s good reason resignation effective December 31, 2019, as further described in this Proxy Statement under Named Executive Officer Severance Agreements. Those amounts include severance payments of $570,900, $12,483 for COBRA premiums, and $327,170 for accrued paid time off.

(15)Ms. Wasman resigned from the Company effective December 31, 2019.

Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to calculate and disclose the ratio of the annual total compensation of our principal executive officer to the annual total compensation of our median employee. During fiscal 2019, the principal executive officer of Acorda was our President and Chief Executive Officer, Dr. Ron Cohen. For 2019, the annual total compensation of Dr. Cohen was $2,039,558 and the annual total compensation of our median employee was $179,362, resulting in a pay ratio of approximately 11:1.

In accordance with Item 402(u) of Regulation S-K, we identified the median employee as of December 31, 2019 by (i) aggregating for each applicable employee (A) annual base pay as reported in Form W-2 for permanent employees (or hourly rate multiplied by 2019 annual work schedule, for hourly employees), (B) overtime received during 2019, (C) the bonus or commissions awarded for 2019 performance, and (D) the estimated grant date fair value for all employee equity grants in 2019, and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees of Acorda, excluding Dr. Cohen. As of December 31, 2019, we had 388 employees, all of which were included in our pay ratio analysis.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Award Information for the Year Ended December 31, 2019

The following table sets forth information regarding plan-based awards to our Named Executive Officers in 2019.

2019 Grants of Plan-Based Awards Table

												Grant
												Date
							Stock		Option		Exercise	Fair
							Awards:		Awards:		or	Value
			Estimated future payouts				Number of		Number of		Base	of Stock
			under non-equity incentive				Shares of		Securities		Price	and
			plan awards				Stock or		Underlying		of Option	Option
	Grant		Threshold	Target		Maximum	Units		Options		Awards	Awards
Name and Principal Position	Date		($)	($)		($)	(#)		(#)		($/Sh)	($)
Ron Cohen, M.D.	2/19/2019	(1)	N/A	$636,540		N/A	—		—		—	—
President and Chief Executive	3/8/2019								42,715	(2)	13.51	308,103
Officer	3/8/2019						25,629	(3)	—		—	346,248
	3/8/2019						17,086	(4)	—		—	230,832
	11/7/2019						—		218,500	(5)	2.41	326,430

David Lawrence	2/19/2019	(1)	N/A	215,000		N/A	—		—		—	—
Chief, Business Operations	3/8/2019								15,075	(2)	13.51	108,736
and Principal Accounting	3/8/2019						9,045	(3)	—		—	122,198
Officer	3/8/2019						6,030	(4)	—		—	81,465
	11/7/2019						—		80,000	(5)	2.41	119,517

Burkhard Blank, M.D.	2/19/2019	(1)	N/A	266,550		N/A	—		—		—	—
Chief Medical Officer	3/8/2019								15,075	(2)	13.51	108,736
and Head of R&D	3/8/2019								15,000	(6)	13.51	108,194
	3/8/2019						9,045	(3)	—		—	122,198
	3/8/2019						6,030	(4)	—		—	81,465
	11/7/2019						—		80,000	(5)	2.41	119,517

Lauren Sabella	2/19/2019	(1)	N/A	244,000		N/A	—		—		—	—
Chief Commercial Officer	3/8/2019								15,075	(2)	13.51	108,736
	3/8/2019						9,045	(3)	—		—	122,198
	3/8/2019						6,030	(4)	—		—	81,465
	11/7/2019						—		80,000	(5)	2.41	119,517

Jane Wasman	2/19/2019	(1)	N/A	342,540	(7)	N/A	—		—		—	—
Former President, International,	3/8/2019						—		21,355	(2)	13.51	154,033
General Counsel and	3/8/2019						12,813	(3)	—		—	173,104
Corporate Secretary	3/8/2019						8,542	(4)	—		—	115,402
	11/7/2019						—		80,000	(5)	2.41	119,517

__________________________

(1)

Target payout amounts listed in the table represent target payouts under our non-equity incentive compensation program, which is described above in the Compensation Discussion and Analysis section of this Proxy Statement, under Non-Equity Incentive Compensation Program. The corporate goals and the specific goal parameters for the 2019 non-equity incentive compensation program were approved by our Board of Directors and then internally communicated Company-wide in the first quarter of 2019. The target payout amount listed for each Named Executive Officer is based on a specified target percentage for each such Named Executive Officer, multiplied by the actual base salary during 2019. Actual payouts under this program can be greater than, equal to, or less than the target payout amount, based on corporate and individual performance. In February and March 2020, our Compensation Committee and Board of Directors made the decision that our executive officers, and other members of our executive management that reported directly to Dr. Cohen during 2019, would not receive any payouts under our 2019 non-equity incentive compensation program based on their overall evaluation of the

Company’s 2019 performance. The Compensation Discussion and Analysis section of this report includes additional information on this decision. This decision did not affect the payout to Jane Wasman, as described in note 7 below.

(2)

These stock options were granted as part of our annual equity award program, as further described in the Compensation Discussion and Analysis section of this Proxy Statement under Equity Awards – Annual Equity Award Program; Additional 2019 Restructuring Awards. These stock options vest in equal quarterly installments over four years, beginning on January 1, 2019, with the first quarterly installment vesting on April 1, 2019.

(3)

These restricted stock awards were granted as part of our annual equity award program, as further described in the Compensation Discussion and Analysis section of this Proxy Statement under Equity Awards – Annual Equity Award Program; Additional 2019 Restructuring Awards. These restricted stock awards vest over a four-year period as follows: 25% every year for four years, with vest dates of December 1, 2019, December 1, 2020, December 1, 2021, and December 1, 2022.

(4)

These are performance-based restricted stock unit awards (RSUs) that were granted as part of our annual equity award program, as further described in the Compensation Discussion and Analysis section of this Proxy Statement under Equity Awards – Annual Equity Award Program; Additional 2019 Restructuring Awards. The RSUs will vest based upon achievement of performance goals, as determined by the Compensation Committee of our Board of Directors, relating to the buildout of the size 7 spray dryer at our Chelsea, Massachusetts facility, and implementation of a secondary Inbrija inhaler supplier. The performance goals are further described in the Compensation Discussion and Analysis section of this Proxy Statement, under Equity Awards – 2019 Equity Awards.

(5)

These stock options were granted as part of our 2019 restructuring equity award program, as further described in the Compensation Discussion and Analysis section of this Proxy Statement under Equity Awards – Annual Equity Award Program; Additional 2019 Restructuring Awards. These stock options vest in equal quarterly installments over two years, beginning November 7, 2019, with the first quarterly installment vesting on February 7, 2020.

(6)

These stock options were granted to Dr. Blank in March 2019 separate from our annual equity award program in recognition of his key role and efforts in connection with the Company’s submission of its Inbrija New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA), and receipt of FDA approval of the NDA in December 2018. The stock options vested in full on March 8, 2020, the first anniversary of the grant date.

(7)

Ms. Wasman resigned from the Company for “good reason” under her employment agreement effective December 31, 2019. Accordingly, under the terms of her employment agreement, she was paid her target payout amount under the Company’s 2019 non-equity incentive compensation program.

The following table provides information regarding each unvested awards and unexercised stock option held by each of our Named Executive Officers as of December 31, 2019.

Outstanding Equity Awards at December 31, 2019

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)
Ron Cohen, M.D.	100,000	—		34.20	3/31/2020	2,990	(5)	$6,100
President and Chief Executive	133,333	—		31.61	6/9/2020	19,221	(6)	39,211
Officer	131,250	—		22.06	3/3/2021	17,086	(7)	34,855
	112,500	—		26.35	3/15/2022	—		—
	127,500	—		30.46	3/6/2023	—		—
	100,789	—		39.38	3/5/2024	—		—
	94,000	—		35.74	3/4/2025	—		—
	62,320	6,406	(1)	35.53	3/2/2026	—		—
	20,556	9,344	(2)	27.48	3/1/2027	—		—
	8,008	34,707	(3)	13.51	3/8/2029
	—	218,500	(4)	2.41	11/7/2029	—		—

David Lawrence	27,500	—		34.20	3/31/2020	1,100	(5)	2,244
Chief, Business Operations	37,500	—		22.06	3/3/2021	6,783	(6)	13,837
and Principal Accounting	33,000	—		26.35	3/15/2022	6,030	(7)	12,301
Officer	34,527	—		30.46	3/6/2023	—		—
	34,000	—		39.38	3/5/2024	—		—
	31,577	—		35.74	3/4/2025	—		—
	22,739	1,516	(1)	35.53	3/2/2026	—		—
	7,562	3,438	(2)	27.48	3/1/2027	—		—
	2,824	12,251	(3)	13.51	3/8/2029	—		—
	—	80,000	(4)	2.41	11/7/2029	—		—

Burkhard Blank, M.D.	81,250	18,750	(8)	25.99	7/1/2026	1,050	(5)	2,142
Chief Medical Officer	7,218	3,282	(2)	27.48	3/1/2027	6,783	(6)	13,837
and Head of R&D	18,750	—		16.50	5/1/2027	6,030	(7)	12,301
	—	15,000	(9)	13.51	3/8/2029
	2,825	12,250	(3)	13.51	3/8/2029
	—	80,000	(4)	2.41	11/7/2029

Lauren Sabella	50,000	—		28.12	1/22/2020	1,100	(5)	2,244
Chief Commercial Officer	9,596	—		22.06	3/3/2021	6,783	(6)	13,837
	27,000	—		26.35	3/15/2022	6,030	(7)	12,301
	40,235	—		30.46	3/6/2023	—		—
	34,000	—		39.38	3/5/2024	—		—
	35,827	—		35.74	3/4/2025	—		—
	25,633	1,709	(1)	35.53	3/2/2026	—		—
	7,562	3,438	(2)	27.48	3/1/2027	—		—
	40,625	—		16.50	5/1/2027
	2,825	12,250	(3)	13.51	3/8/2029
	—	80,000	(4)	2.41	11/7/2029

Jane Wasman	40,000	—		34.20	3/31/2020	1,250	(5)	2,550
Former President, International, General Counsel	56,250	—		22.06	3/3/2021	9,609	(6)	19,602
and Corporate Secretary	52,200	—		26.35	3/15/2022	8,542	(7)	17,426
	50,000	—		26.46	10/3/2022	—		—
	63,793	—		30.46	3/6/2023	—		—
	46,750	—		39.38	3/5/2024	—		—

10,000	—		41.07	12/29/2024
41,191	—		35.74	3/4/2025
10,000	—		31.37	8/25/2025	—	—
28,278	1,885	(1)	35.53	3/2/2026	—	—
15,000	—		26.40	5/11/2026
8,593	3,907	(2)	27.48	3/1/2027
4,002	17,353	(3)	13.51	3/8/2029
—	80,000	(4)	2.41	11/7/2029

__________________________

(1)

These stock options represent the unvested portion of awards that were granted in 2016 as part of our annual equity award program. These stock options vest in equal quarterly installments over four years, beginning on January 1, 2016, with the first quarterly installment vesting on April 1, 2016.

(2)

These stock options represent the unvested portion of awards that were granted in 2017 as part of our annual equity award program. These stock options vest in equal quarterly installments over four years, beginning on January 1, 2017, with the first quarterly installment vesting on April 1, 2017.

(3)

These stock options represent the unvested portion of awards that were granted in 2019 as part of our annual equity award program, as further described in the Compensation Discussion and Analysis section of this Proxy Statement under Equity Awards – Annual Equity Award Program; Additional 2019 Restructuring Awards. These stock options vest in equal quarterly installments over four years, beginning on January 1, 2019, with the first quarterly installment vesting on April 1, 2019

(4)

These stock options were granted as part of our 2019 restructuring equity award program, as further described in the Compensation Discussion and Analysis section of this Proxy Statement under Equity Awards – Annual Equity Award Program; Additional 2019 Restructuring Awards. These stock options vest in equal quarterly installments over two years, beginning November 7, 2019, with the first quarterly installment vesting on February 7, 2020.

(5)

These shares represent the unvested portion of restricted stock awards granted in 2017 as part of our annual equity award program, subject to vesting over a four-year period as follows: 25% every year for four years, with vest dates of December 1, 2017, December 1, 2018, December 1, 2019, and December 1, 2020.

(6)

These shares represent the unvested portion of restricted stock awards granted in 2019 as part of our annual equity award program, as further described in the Compensation Discussion and Analysis section of this Proxy Statement under Equity Awards – Annual Equity Award Program; Additional 2019 Restructuring Awards. These restricted stock awards vest over a four-year period as follows: 25% every year for four years, with vest dates of December 1, 2019, December 1, 2020, December 1, 2021, and December 1, 2022.

(7)

These are performance-based restricted stock unit awards (RSUs) that were granted in 2019 as part of our annual equity award program, as further described in the Compensation Discussion and Analysis section of this Proxy Statement under Equity Awards – Annual Equity Award Program; Additional 2019 Restructuring Awards. The RSUs will vest based upon achievement of performance goals, as determined by the Compensation Committee of our Board of Directors, relating to the buildout of the size 7 spray dryer at our Chelsea, Massachusetts facility, and implementation of a secondary Inbrija inhaler supplier. The performance goals are further described in the Compensation Discussion and Analysis section of this Proxy Statement under Equity Awards – 2019 Equity Awards.

(8)

These stock options represent the unvested portion of an award that was granted to Dr. Blank in 2016 in connection with the commencement of his employment with the Company, subject to vesting over a four-year period as follows: 25% on July 1, 2017, and then in equal quarterly installments over three years thereafter.

(9)

These stock options represent the unvested portion of an award that was granted to Dr. Blank in 2019, separate from our annual equity award program, in recognition of his key role and efforts in connection with the Company’s submission of its Inbrija New Drug Application (NDA) to the U.S. Food and Drug Administration (DA), and receipt of FDA approval of the NDA in December 2018. These stock options vested in full March 8, 2020, the first anniversary of the grant date.

The following table provides information on option exercises with respect to our common stock in 2019 by each of the Named Executive Officers.

2019 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ron Cohen, M.D.	—	—	2,990	$4,784
President and Chief Executive Officer			6,408	10,253

David Lawrence	—	—	1,100	1,760
Chief, Business Operations			2,262	3,619
and Principal Accounting Officer

Burkhard Blank, M.D.	—	—	1,050	1,680
Chief Medical Officer			2,262	3,619
and Head of R&D			5,000	38,450
			10,000	16,000

Lauren Sabella	—	—	1,100	1,760
Chief Commercial Officer			2,262	3,619

Jane Wasman	—	—	1,250	2,000
Former President, International,			3,204	5,126
General Counsel and Corporate Secretary

__________________________

Named Executive Officer Employment Agreements

We have entered into employment agreements and arrangements with our Named Executive Officers, the terms of which are summarized below.

Ron Cohen, M.D. – President and Chief Executive Officer. We have a 2002 employment agreement with Ron Cohen, M.D., President and Chief Executive Officer, most recently amended in 2011, that governs the terms and conditions of his employment. Pursuant to his employment agreement, Dr. Cohen is paid an annual base salary that is subject to annual review by the Board. Dr. Cohen’s agreement also provides that he is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards, and/or restricted stock awards in an amount approved by the Board based on Dr. Cohen’s individual performance and the achievement of our goals and objectives. Current salary and target bonus information for Dr. Cohen payable under his employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Dr. Cohen’s employment agreement expires on January 1, 2021, but the agreement automatically renews for successive one-year terms unless either we or Dr. Cohen give written notice of non-renewal at least 60 days prior to the expiration date of the then-current term. Dr. Cohen’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements.

David Lawrence – Chief, Business Operations and Principal Accounting Officer. We have a 2005 employment agreement with David Lawrence, Chief, Business Operations and Principal Accounting Officer, most recently amended in 2019, that governs the terms and conditions of his employment. Pursuant to his employment agreement, Mr. Lawrence is paid an annual base salary that is subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. Mr. Lawrence’s agreement also provides that he is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards and/or restricted stock awards in an amount to be recommended by the Compensation Committee and approved by the Board based on his individual performance and upon the achievement of our goals and objectives. Current salary and target bonus information for Mr. Lawrence payable under his employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Mr. Lawrence’s employment agreement expires on December 19, 2020, but the agreement automatically renews for successive one year terms unless we or Mr. Lawrence provide written notice of non-renewal at least 60 days prior to the expiration of the then-current term. Mr. Lawrence’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements.

Burkhard Blank, M.D. – Chief Medical Officer and Head of R&D. Burkhard Blank, M.D., commenced employment with us as our Chief Medical Officer on July 1, 2016, and he was also appointed as our Head of R&D in March 2019. Dr. Blank was offered employment pursuant to a letter dated June 9, 2016. As specified in the offer letter, upon commencement of his employment, Dr. Blank was granted an option to purchase 100,000 shares of the Company’s common stock, vesting over a four year employment period, and 40,000 restricted shares of Company common stock, vesting in four equal installments on December 31, 2016 and each of the three subsequent anniversaries of that date subject to continuing employment. Also under the offer letter, upon commencement of his employment, Dr. Blank was granted 10,000 restricted shares of Company common stock, vesting in two equal installments on July 1, 2018 and July 1, 2019, subject to continuing employment. To facilitate Dr. Blank’s original relocation from Massachusetts to our Ardsley, New York headquarters, we also agreed to reimburse him for his New York housing costs as well as expenses incurred travelling to and from the residence he continued to maintain in Massachusetts. However, these relocation-related reimbursements are no longer applicable, because Dr. Blank transferred from our Ardsley headquarters to our Waltham, Massachusetts offices.

We entered into an employment agreement with Dr. Blank in 2016 in connection with his employment that governs the terms and conditions of his employment. Pursuant to his employment agreement, Dr. Blank is paid an annual base salary that is subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. His agreement also provides that he is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards and/or restricted stock awards in an amount to be recommended by the Compensation Committee and approved by the Board based on his individual performance and upon the achievement of our goals and objectives. Current salary and target bonus information for Dr. Blank payable under his employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Dr. Blank’s employment agreement expires on July 1, 2020, but it automatically renews for successive one year terms unless either we or Dr. Blank provide written notice of non-renewal at least 60 days prior to the expiration of the then-current term. Dr. Blank’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements.

Lauren Sabella – Chief Commercial Officer. We have a 2015 employment agreement with Lauren Sabella, Chief Commercial Officer, that governs the terms and conditions of her employment. Pursuant to her employment agreement, Ms. Sabella is paid an annual base salary that is subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. Ms. Sabella’s agreement also provides that she is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards and/or restricted stock awards in an amount to be recommended by the Compensation Committee and approved by the Board based on her individual performance and upon the achievement of our goals and objectives. Current salary and target bonus information for Ms. Sabella payable under her employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Ms. Sabella’s employment agreement expires on June 8, 2020, but the agreement automatically renews for successive one year terms unless we or Ms. Sabella provide written notice of non-renewal at least 60 days prior to the expiration of the then-current term. Ms. Sabella’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements.

Jane Wasman – Former President, International, General Counsel and Corporate Secretary. We had an employment agreement with Jane Wasman, our former President, International, General Counsel and Corporate Secretary, most recently amended in 2019, that governed the terms and conditions of her employment prior to her resignation on December 31, 2019. Pursuant to her employment agreement, Ms. Wasman was paid an annual base salary that was subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. Ms. Wasman’s agreement also provided that she was eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards and/or restricted stock awards in an amount to be recommended by the Compensation Committee and approved by the Board based on her individual performance and upon the achievement of our goals and objectives. 2019 salary and target bonus information for Ms. Wasman under her employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. Ms. Wasman’s employment agreement included severance provisions, which are described below under Named Executive Officer Severance Agreements.

Named Executive Officer Severance Agreements

The employment agreements with Ron Cohen, M.D., David Lawrence, Burkhard Blank, M.D., and Lauren Sabella, described above under Named Executive Officer Employment Agreements, provide for severance payments and other benefits if their employment terminates under circumstances specified in those agreements. Some of the benefits are greater if termination occurs after a “change in control” of Acorda, as defined in those agreements. The severance and change in control provisions of these agreements are described below.

Jane Wasman resigned effective December 31, 2019. The employment agreement with Ms. Wasman, described above under Named Executive Officer Employment Agreements, also provided for severance payments and other benefits if her employment terminated under circumstances specified in her agreement. The severance and change in control provisions of her agreement, as well as the compensation Ms. Wasman received in connection with her resignation, are also described below.

Ron Cohen, M.D. – Chief Executive Officer. Dr. Cohen’s employment agreement provides for severance payments and other benefits if his employment is terminated under circumstances specified in the agreement. Pursuant to Dr. Cohen’s employment agreement, if we terminate his employment without cause, or if Dr. Cohen voluntarily terminates his employment for good reason, among other things:

•

We are obligated to make a severance payment to Dr. Cohen equal to his annual base salary for a 24 month severance period and to make COBRA premium payments for Dr. Cohen and his spouse and dependents for the same severance period (unless coverage is obtained under another employer’s health plan).

•

We are obligated to pay Dr. Cohen a bonus equal to the last annual bonus he received, prorated based on the number of days in the calendar year elapsed as of the termination date. If the termination occurs following a “change in control” (as defined in the employment agreement), the bonus is increased to an amount equal to two (2) times the larger of (i) the last annual bonus he received, and (ii) his target annual bonus for the calendar year in which the termination occurs.

•	The severance and bonus amounts would be paid in a lump sum in the seventh month after termination, and Dr. Cohen would be entitled to the severance without regard to any subsequent employment.
•

All of his options, stock appreciation rights awards, and restricted stock awards would become immediately vested, and his vested options and stock appreciation rights awards would remain exercisable for 48 months following the termination date or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards.

If Dr. Cohen’s employment terminates for death or disability (as defined in his employment agreement), we are obligated to pay his base salary for three months and his COBRA premiums for Dr. Cohen and his spouse and dependents for the COBRA coverage period. The three month salary amount would be paid, in case of death, within thirty days after death and, in case of disability, in a lump sum in the seventh month after termination. In either such event, 65% of his unvested stock options, stock appreciation rights awards, and restricted stock awards will become immediately vested, and his vested options and stock appreciation rights awards will remain exercisable for 48 months following such termination or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards.

Upon the occurrence of a “change in control” (as defined in Dr. Cohen’s employment agreement), not less than 65% of his outstanding and unvested stock options will become immediately vested. If Dr. Cohen voluntarily terminates his employment without good reason following a change in control: we are obligated to make severance payments equal to 12 months’ annual base salary and COBRA premium payments for Dr. Cohen and his spouse and dependents for the severance period (unless coverage is obtained under another employer’s health plan); he is entitled to receive a bonus equal to the last annual bonus he received, prorated based on the number of days in the calendar year elapsed as of the termination date; and 65% of his unvested stock option and restricted stock awards will become immediately vested. The severance and bonus amounts would be paid in a lump sum in the seventh month after termination, and Dr. Cohen would be entitled to the severance without regard to any subsequent employment. All vested options and stock appreciation rights will remain exercisable for 48 months following termination or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards.

Under Dr. Cohen’s employment agreement, “cause” is defined to include specified acts of malfeasance committed by Dr. Cohen, but only after our Board of Directors has notified him of the malfeasance and he is given an opportunity to cure the particular situation, if cure is possible. These acts include gross negligence, willful misconduct or fraud, in connection with performance of his duties to the Company; material breach of his employment agreement; or commission of an unlawful act that would have a material adverse effect on his performance of his duties or our reputation. “Good reason” is defined to include specified adverse changes in circumstances involving Dr. Cohen’s employment, but only after he has given notice of the circumstances and we are given an opportunity to cure under specified timeframes. These changes include a material salary reduction, a material diminution in responsibilities, a change that results in Dr. Cohen no longer reporting to the Board of Directors, a material change in work location, and our material breach of Dr. Cohen’s employment agreement.

During the term of his employment agreement Dr. Cohen is subject to non-competition, non-solicitation and confidentiality covenants specified in the agreement, and following his termination of employment, Dr. Cohen will remain subject to these covenants for one year in the case of non-competition and non-solicitation and five years in the case of confidentiality.

Other Named Executive Officers. Mr. Lawrence’s, Dr. Blank’s, and Ms. Sabella’s employment agreements provide for severance payments and other benefits if their employment is terminated by us without cause or they terminate their employment for good reason, as the relevant terms are defined in the employment agreements. The severance provisions of these agreements are described below.

Under the employment agreements with Mr. Lawrence, Dr. Blank, and Ms. Sabella, if we terminate their employment without cause, or if one of them voluntarily terminates their employment with good reason (as the relevant terms are defined in their agreements), among other things:

•

We are obligated to make severance payments equal to their base salary for a 12 month severance period (subject to earlier termination on the date on which they obtain other, comparable employment). We are also obligated to make COBRA premium payments for them and their spouse and dependents for the same severance period (unless coverage is obtained under another employer’s health plan). The salary continuation severance payments would be paid at the time of the Company’s standard payroll during the severance period, except that payments would be deferred to the seventh month after termination to the extent that such deferral would be required to comply with U.S. tax law.

•

We are obligated to pay a bonus equal to their target cash bonus for the year of termination, prorated based on the number of days in the calendar year elapsed as of the termination date. The bonus would be paid in the month following the month of termination of employment.

•

All options and stock appreciation rights awards that have vested as of the termination date would remain exercisable for 90 days following such date, or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards. All unvested options, stock appreciation rights awards and stock awards would be cancelled on the date of termination.

If Mr. Lawrence, Dr. Blank, or Ms. Sabella voluntarily terminates their employment with good reason or if we terminate their employment without cause within 18 months after a change in control (as the relevant terms are defined in their employment agreements), among other things:

•

We are obligated to make a severance payment equal to their base salary for a 24 month severance period. We are also obligated to make COBRA premium payments for them and their spouse and dependents for the same severance period (unless coverage is obtained under another employer’s health plan). The severance payment would be paid in a lump sum in the month after termination, except that payments would be deferred to the seventh month after termination to the extent that such deferral would be required to comply with U.S. tax law. The severance would be payable without regard to any subsequent employment.

•	We are obligated to pay a bonus equal to two (2) times their target bonus for the year of termination. The bonus would be paid in the month following the month of termination of employment.
•

Upon termination of employment, all of the unvested stock awards held by them would become immediately vested. All options that have vested as of the termination date would remain exercisable for 18 months following such date, or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards. Mr. Lawrence’s agreement was amended in 2019 to provide for vesting of all of his unvested stock awards in this post-change in control scenario, to be consistent with Mr. Blank’s and Ms. Sabella’s agreements (the “Conforming Amendment”).

Under our agreements with Mr. Lawrence, Dr. Blank, and Ms. Sabella, in the case of any termination by us without cause or by them for good reason covered by those agreements, we are obligated to pay salary earned but not paid through the date of termination, vacation and sick leave days that have accrued through the date of termination, and reimbursable business expenses incurred through the date of termination.

Under our agreements with Mr. Lawrence, Dr. Blank, and Ms. Sabella, “cause” is defined to include specified acts of malfeasance committed by them. These acts include gross negligence, willful misconduct, or fraud in connection with performance of their duties to us; material breach of their employment agreement or material failure to comply with our policies; or commission of any act of moral turpitude, theft, dishonesty or insubordination. “Good reason” is defined to include specified adverse changes in circumstances involving their employment, but only after they have given notice of the circumstances and we are given an opportunity to cure under specified timeframes. These changes include a material salary reduction, a material diminution in responsibilities of the officer or his supervisor, a material change in work location, and our material breach of their employment agreement.

Ms. Wasman’s employment agreement contained the same severance and change in control provisions as those in Mr. Lawrence’s, Dr. Blank’s and Ms. Sabella’s agreements, described above, except that in 2019 we made the same Conforming Amendment to Ms. Wasman’s employment agreement that we made to Mr. Lawrence’s employment agreement. Ms. Wasman resigned from the Company for good reason under her employment agreement effective December 31, 2019, based on changes in her roles and responsibilities, among other reasons. We accepted Ms. Wasman’s resignation and she has received and continues to receive the benefits described above for a good reason resignation. In addition, in connection with Ms. Wasman’s resignation, we entered into a consulting agreement with her pursuant to which she is providing certain consulting services, as we request, through December 31, 2020. Pursuant to the consulting agreement:  Ms. Wasman is being paid an hourly rate for work performed; and Ms. Wasman’s outstanding stock options were amended to allow for their continued vesting during the consultancy period, and their exercise for 12 months thereafter subject to the expiration of their term.

Also, pursuant to the consulting agreement, Ms. Wasman remains entitled to certain additional potential change of control benefits that were specified in her employment agreement if a change of control occurs during the consultancy term, or pursuant to an agreement for a change of control entered into during the consultancy term. These benefits include:  accelerated vesting of all outstanding equity awards; change in control severance and bonus payments specified in her employment agreement as if she terminated involuntarily immediately following the change in control; and extended COBRA coverage. These additional benefits would be offset by any severance benefits already paid or extended to Ms. Wasman to ensure there is no duplication of severance benefits.

Removal of “Single Trigger” Provision from Employment Agreement Form. In 2013, The Board and the Compensation Committee made the decision to exclude “single trigger” equity acceleration provisions from new executive officer employment agreements. Pursuant to this type of provision, the vesting of equity awards would accelerate upon certain change in control and/or other transactions regardless of whether employment is terminated. Accordingly, our employment agreements entered into with executive officers since 2013, including with Burkhard Blank, M.D., our Chief Medical Officer and Head of R&D, exclude any single-trigger provision. Employment agreements with some of our executive officers that were entered into prior to 2013 include single trigger acceleration provisions. However, except for our agreement with Ron Cohen, M.D., our Chief Executive Officer, these acceleration provisions no longer have any effect.

Potential Payments Upon Termination or Change in Control

The following table and summary set forth potential payments payable to those Named Executive Officers who are eligible for such payments upon termination of employment or a change in control. The table below reflects amounts payable to such Named Executive Officers assuming their employment was terminated as of December 31, 2019.

Name and Principal Position	Benefit	Termination Without Cause or Voluntary Termination by Executive With Good Reason		Voluntary Termination by Executive Without Good Reason Following a Change in Control		Termination Without Cause or Voluntary Termination by Executive With Good Reason Following a Change in Control
Ron Cohen, M.D.	Salary	$1,591,350		$795,675		$1,591,350
President and Chief Executive Officer	Non-equity incentive compensation	655,636		655,636		1,311,272
	Accrued paid time off(6)	535,550		535,550		535,550
	Option and award acceleration(2)(5)	45,310		45,310	(4)	45,310
	Performance share acceleration(2)(5)	34,855		34,855	(4)	34,855
	Benefits continuation(3)	74,901	(1)	37,451	(1)	74,901	(1)
	Total value:	2,937,602		2,104,477		3,593,238
David Lawrence	Salary	430,000	(1)	—		860,000
Chief, Business Operations and Principal	Non-equity incentive compensation	215,000		—		430,000
Accounting Officer	Accrued paid time off(6)	2,481		—		2,481
	Option and award acceleration(2)	—		—		16,081
	Performance share acceleration(2)	—		—		12,301
	Benefits continuation(3)	26,204	(1)	—		52,407	(1)
	Total value:	673,685		—		1,373,270
Burkhard Blank, M.D.	Salary	533,100	(1)	—		1,066,200
Chief Medical Officer and Head of R&D	Non-equity incentive compensation	266,550		—		533,100
	Accrued paid time off(6)	112,771		—		112,771
	Option and award acceleration(2)	—		—		15,979
	Performance share acceleration(2)	—		—		12,301
	Benefits continuation(3)	12,483	(1)	—		24,967	(1)
	Total value:	924,904		—		1,765,318
Lauren Sabella	Salary	488,000	(1)	—		976,000
Chief Commercial Officer	Non-equity incentive compensation	244,000		—		488,000
	Accrued paid time off(6)	16,892		—		16,892
	Option and award acceleration(2)	—		—		16,081
	Performance share acceleration(2)	—		—		12,301
	Benefits continuation(3)	37,451	(1)	—		74,901	(1)
	Total value:	786,343		—		1,584,175
Jane Wasman	Salary	570,900	(1)	—		1,141,800
Former President, International,	Non-equity incentive compensation	342,540		—		685,080
General Counsel and	Accrued paid time off(6)	327,170		—		—
Corporate Secretary (7)	Option and award acceleration(2)	—		—		22,152
	Performance share acceleration(2)	—		—		17,426
	Benefits continuation(3)	12,483	(1)	—		24,967	(1)
	Total value:	1,253,093		—		1,891,425

__________________________

(1)

The full benefit may not be received because, as further described above under Named Executive Officer Severance Agreements, severance pay and COBRA benefits coverage terminate in certain circumstances where an individual obtains other employment or coverage under another employer’s health plan.

(2)

Amounts in the table reflect the value of accelerated stock options calculated based on the difference between the exercise price of the stock options and the closing sale price of common stock reported on the Nasdaq composite on December 31, 2019, the last trading day in 2019. All options with an exercise price less than the closing price on that date are assigned zero value. The amounts also reflect the value of accelerated restricted stock awards and restricted stock unit awards calculated based on the closing sale price of common stock reported on the Nasdaq composite on December 31, 2019, the last trading day in 2019.

(3)

Amounts in the table represent our COBRA benefit continuation rates, which are the rates established for terminated employees to continue medical coverage. We note that Acorda uses a self-funded health benefit plan, and therefore our cost to provide these continued COBRA benefits may differ from the COBRA benefit continuation rates reflected in the table.

(4)

These values reported in the table are based on 100% acceleration of the vesting of relevant awards; however, as described above under Named Executive Officer Severance Agreements, these awards might be subject to less than 100% accelerated vesting depending on the circumstances.

(5)

As further described above under Named Executive Officer Severance Agreements, Dr. Cohen is entitled to a specified minimum acceleration of the vesting of his equity awards upon a change in control regardless of termination, with the acceleration being potentially 100% depending on the circumstances. See note (4) above.

(6)	Generally, employees are paid accrued paid time off regardless of the circumstances of their separation from the Company, and including the circumstances described in this table.
(7)

Ms. Wasman resigned from the Company for good reason under her employment agreement effective December 31, 2019, and has received and continues to receive corresponding benefits under her agreement and consistent with the benefits described in this table for voluntary good reason termination prior to a change in control. In addition, in connection with Ms. Wasman’s resignation, we entered into a consulting agreement with her pursuant to which she is providing certain consulting services, as we request, through December 31, 2020. Under this consulting agreement, Ms. Wasman remains entitled to certain additional potential change of control benefits that were specified in her employment agreement if a change of control occurs during the consultancy term, or pursuant to an agreement for a change of control entered into during the consultancy term. These benefits include:  accelerated vesting of all outstanding equity awards; change in control severance and bonus payments specified in her employment agreement as if she terminated involuntarily immediately following the change in control; and extended COBRA coverage. These additional benefits would be offset by any severance benefits already paid or extended to Ms. Wasman to ensure there is no duplication of severance benefits.

Other Compensation

All of our executives are eligible to participate in our health and welfare benefit plans. These plans are available to all employees and do not discriminate in favor of executive officers. It is generally our policy not to extend significant perquisites to our executives that are not available to all of our employees. We may cover relocation-related expenses for individual employees, including in some cases executive officers, where warranted due to individual circumstances. We did not cover these expenses for any executive officers in 2019. We have no current plans to make changes to the levels of benefits and perquisites provided to executives.

Compensation and Risk

We do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on us. Our compensation policies reflect a balanced approach using both quantitative and qualitative assessments of performance without unduly emphasizing any particular performance measure. The annual compensation of our executive officers and other employees consists of base salary, non-equity incentive compensation, and equity awards. Base salaries do not encourage risk taking because their amount is fixed. An executive officer’s annual non-equity incentive compensation payout is 80% based on Company performance criteria (100% in the case of Ron Cohen, M.D., our President and Chief

Executive Officer). The Company operates as one unit, and there are no separate business unit incentives. We believe the annual non-equity incentive compensation program appropriately balance risk and our desire to focus employees on annual goals important to our success. Also, our executive officers are paid a significant portion of their compensation in the form of equity awards that align the interests of our officers with the interests of our stockholders. These equity awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the value of the Company’s stock. Equity grants vest over a period of several years, or based on achievement of important milestones, so that the eventual value, if any, of this compensation is tied to the long-term performance of our stock.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently determines the compensation levels of our executive officers as described above. No member of our Compensation Committee is or has been one of our officers or employees. Also, none of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any entity of which an executive officer has served as a member of our Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2019, we did not engage in any transactions with our directors or executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of these persons.

The Board has adopted a written policy setting forth procedures to be followed in connection with the review, approval or ratification of “related party transactions.” “Related party transaction” refers to any transaction, arrangement or relationship (except as noted below) in which we or our subsidiaries are a participant, where the amount involved is expected to exceed $10,000, and in which any of the following has a direct or indirect interest: any director or director nominee, executive officer, beneficial owner of more than 5% of our common stock or their immediate family members, or any entity in which any of the foregoing is employed, is a general partner or principal, owns beneficially more than 5% or, in the case of a non-profit organization, has a substantial relationship. Related party transactions exclude (i) compensation of directors and executive officers that is required to be disclosed in our SEC filings, (ii) certain transactions below a defined threshold with entities in which the related party is not an executive officer and does not beneficially own at least 10%, (iii) transactions in which the related party’s benefit is solely due to stock ownership and is proportionate to other stockholders, and (iv) certain charitable contributions below a defined threshold.

The Audit Committee is responsible for the review and, as applicable, approval or ratification of all related party transactions. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third party and the extent of the related party’s interest in the transaction.

If the Audit Committee decides not to approve a transaction, the Committee will notify the CEO and President and the General Counsel, who will ensure that the transaction is not entered into unless the concerns expressed by the Committee are addressed to its satisfaction. If the Audit Committee decides not to ratify a transaction, it will also notify the CEO and President and the General Counsel and provide its recommendation for how to address such transaction (including if necessary and possible, terminating the transaction), and such officers will implement the Audit Committee’s decision.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to: (1) the Company’s accounting and financial reporting principles and policies and its internal controls and procedures; (2) the Company’s financial statements and financial information to be provided to the stockholders; and (3) the independence, qualifications and performance of the Company’s independent auditors and the independent audit.

The Audit Committee members include Messrs. Randall, Kelley and Rauscher, each of whom has been determined independent by the Board. In addition, based upon their background and experience, all of Messrs. Randall, Kelley and Rauscher qualify as audit committee financial experts. The Board has adopted a written charter for the Audit Committee, which can be viewed on the Company’s website at www.acorda.com, under “Investors – Corporate Governance – Committee Charters.”

Ernst & Young LLP was the principal accountant engaged to audit the financial statements of the Company for the year ended December 31, 2019. The Audit Committee has reviewed and discussed those audited financial statements with the Company’s management and Ernst & Young LLP. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission.

The Audit Committee discussed with Ernst & Young LLP the firm’s independence, and received from Ernst & Young LLP the written disclosures and the letter concerning independence as required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence).

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Lorin J. Randall (Chair)

John Kelley

Steven Rauscher

PROPOSAL TWO:

NASDAQ LISTING RULE PROPOSAL

We are asking that our stockholders approve the issuance of shares of common stock in connection with settlement of, and payment of interest on (including make-whole interest payments), our 6.00% Convertible Senior Secured Notes due 2024 (the “2024 Notes”), in excess of 19.99% of our outstanding shares of common stock as required by Nasdaq Listing Rule 5635(d) (the “Nasdaq Stockholder Approval Rule”) and the indenture governing the 2024 Notes.

Nasdaq Listing Rule 5635(d)

As a result of being listed for trading on the Nasdaq Global Market, issuances of our common stock are subject to the Nasdaq Listing Rules, including the Nasdaq Stockholder Approval Rule. The Nasdaq Stockholder Approval Rule requires stockholder approval in connection with a transaction other than a public offering involving the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance (the “Nasdaq Cap”) for a price that is less than the lower of (i) the Nasdaq closing price immediately preceding the signing of the binding agreement, or (ii) the average the Nasdaq closing price for the five trading days immediately preceding the signing of the binding agreement.

Background Regarding December 2019 Notes Exchange

On December 26, 2019, we announced the successful completion of a private exchange of $276 million of our 1.75% Convertible Senior Notes due 2021 (the “2021 Notes”) in exchange for a combination of approximately $207 million aggregate principal amount of newly-issued 2024 Notes and $55.2 million in cash. The 2024 Notes have an initial conversion price of approximately $3.50 per share. As a result of the exchange, approximately $69 million of 2021 Notes, with a conversion price of $42.56 per share, remain outstanding.

The 2024 Notes were issued pursuant to an indenture, dated as of December 23, 2019, among us, one of our subsidiaries as guarantor, and a trustee and collateral agent (the “2024 Notes Indenture”). The 2024 Notes are senior obligations of the Company and the guarantor subsidiary, secured by a first priority security interest in substantially all of their assets, subject to certain exceptions described in the security agreement under which the assets were pledged as security.

The 2024 Notes will mature on December 1, 2024, unless earlier converted in accordance with their terms prior to such date. Interest on the 2024 Notes is payable semi-annually in arrears at a rate of 6.00% per annum on each June 1 and December 1, beginning on June 1, 2020. We may elect to pay interest in cash or shares of our common stock, subject to the satisfaction of certain conditions.

The 2024 Notes are convertible at the option of the holder into shares of our common stock at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. We may elect to settle conversions of the 2024 Notes in cash, shares of our common stock, or a combination of cash and shares of our common stock. Holders who convert their 2024 Notes prior to June 1, 2023 (other than in connection with certain specified “make-whole fundamental changes”) will also be entitled to an interest make-whole payment equal to the sum of all regularly scheduled stated interest payments, if any, due on such 2024 Notes on each interest payment date occurring after the conversion date for such conversion and on or before June 1, 2023.

Reasons for the Proposal

The Nasdaq Cap is applicable to the 2024 Notes. Absent stockholder approval, we are substantially limited in our ability to use our shares of common stock to settle conversions of, and make interest payments on (including make-whole interest payments), the 2024 Notes. Based on the Nasdaq Cap, the limit for the 2024 Notes is 9,598,979 shares of our common stock, as determined based on our outstanding shares when we issued the 2024 Notes, which is substantially lower than the approximately 177 million shares of our common stock that we believe need to be reserved for potential conversions of, and interest payments on, the 2024 Notes.

Under the 2024 Notes Indenture, we are obligated to seek approval from our stockholders for the issuance of shares of common stock in connection with settlement of, and payment of interest on, the 2024 Notes for purposes of the Nasdaq Stockholder Approval Rule. This proposal is intended to satisfy this obligation under the 2024 Notes Indenture and to provide us with greater flexibility to settle conversions of, and make interest payments on (including make-whole interest payments), the 2024 Notes using shares of our common stock. The 2024 Notes Indenture contains certain restrictions on conversions by 2024 Notes holders prior to July 31, 2020, that protect us from having to use cash to satisfy conversation and/or interest payment obligations. However, these restrictions will lapse after July 31, 2020, regardless of whether we obtain approval for this proposal.

We and our Board believe it is therefore advisable and in our and our stockholders’ best interests, and critical to our long term success, for our stockholders to approve this proposal. If this proposal is not approved by our stockholders, the 2024 Notes would remain subject to the Nasdaq Cap, and we would be required to use cash to settle conversions of, and/or make interest payments on, the 2024 Notes above the Nasdaq Cap. The use of cash for this purpose would reduce our ability to sue cash for other purposes, including investing in our business, and could have a material adverse effect on our liquidity. Furthermore, at the time we are required to make cash payments with respect to the 2024 Notes, we may not have enough available cash, our ability to use cash could be restricted by law, regulation or other agreements governing future indebtedness, and we may not be able to obtain additional financing on commercially reasonable terms, or at all. Also, our inability to satisfy our obligations with respect to the 2024 Notes would be a default under the 2024 Notes Indenture and potentially cause a cross-default under other agreements and instruments, leading to the exercise of applicable remedies against us and likely forcing us into bankruptcy or liquidation.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL TWO.

PROPOSAL THREE:

AUTHORIZED COMMON STOCK INCREASE PROPOSAL

Our Board of Directors has unanimously approved and recommends that our stockholders approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 80,000,000 to 370,000,000. Our Board of Directors determined that this proposal is advisable and in the best interests of the Company and its stockholders because the additional authorized shares are needed under the terms of our 6.00% Convertible Senior Secured Notes due 2024 (the “2024 Notes”) and for possible future corporate finance, business development, equity compensation, and other corporate purposes, as further described in this proposal. If our stockholders approve this proposal, we will amend and restate the first sentence of the Fourth Article of our Amended and Restated Certificate of Incorporation to read as follows:

“The Corporation shall have the authority to issue a total of 390,000,000 shares, divided into classes of (i) 370,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”), and (ii) 20,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).

The proposed amendment would be effected by the filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation (the “Authorized Share Amendment”) with the Delaware Secretary of State. This proposal describes the material terms of the proposed amendment to our Amended and Restated Certificate of Incorporation and is qualified in its entirety by reference to the complete text of the Authorized Share Amendment, which is attached as Appendix A to this Proxy Statement and incorporated herein by reference. You are strongly encouraged to read the actual text of the Authorized Share Amendment. The proposed Authorized Share Amendment is subject to revision for such changes as may be required by the Delaware Secretary of State and any other changes consistent with this proposal that we may deem necessary or appropriate.

Any authorized shares of our common stock, if and when issued, would be part of our existing class of our common stock and would have the same rights and privileges as the shares of our common stock currently outstanding. Our stockholders do not have preemptive rights with respect to our common stock, nor do they have cumulative voting rights. Accordingly, should we issue additional shares of our common stock, existing stockholders would not have any preferential rights to purchase any of such shares, and their percentage ownership of our then-outstanding common stock would be reduced.

Concurrently with this proposal, our stockholders are being asked to approve a proposal to authorize a reverse stock split at a ratio of any whole number up to 1-for-20, with the exact ratio determined by our Board (see Proposal Four:  Reverse Stock Split Proposal below). If the Reverse Stock Split Proposal is approved by our stockholders and a Reverse Stock Split is implemented, the Reverse Stock Split would, on a proportionate basis for each stockholder, reduce the aggregate number of shares of our common stock then-outstanding and the number of shares of common stock then-authorized for issuance, whether or not such number remains at 80,000,000 or is increased to 370,000,000 upon approval of this Proposal Three by our stockholders.

This proposal to increase the number of authorized shares of our common stock to 370,000,000 shares has no bearing on our Board's ability to implement a Reverse Stock Split, if concurrently authorized by our stockholders pursuant to the Reverse Stock Split Proposal described in Proposal Four below. If our stockholders approve both the Authorized Share Increase Proposal and the Reverse Stock Split Proposal, we expect that we would implement the increase in the number of authorized shares of our Common Stock pursuant to this Proposal Three prior to any Reverse Stock Split. Our Board's determination as to whether to effect a Reverse Stock Split and, if so, at what ratio, would be based on the factors described below in Proposal Four:  Reverse Stock Split Proposal.

Issued Common Stock and Available Reserves

80,000,000 shares of our common stock are currently authorized pursuant to our Amended and Restated Certificate of Incorporation. As of April 20, 2020, of the 80,000,000 authorized shares of common stock, 47,985,337 shares were issued and outstanding, 29,304 shares were held by us as treasury shares, and 31,960,984 shares were reserved for future issuance. Shares reserved for issuance as of that date included:

•	4,142,357 shares of our common stock reserved for issuance upon the exercise of outstanding stock options under the Acorda Therapeutics, Inc. 2006 Employee Incentive Plan, as amended;
•

5,502,411 shares of our common stock reserved for issuance upon the exercise of outstanding stock options, 108,874 shares reserved for issuance pursuant to outstanding restricted stock units, and 2,401,564 shares reserved for issuance pursuant to future award grants under the Acorda Therapeutics, Inc. 2015 Omnibus Incentive Compensation Plan, as amended;

•	8,750 shares of our common stock reserved for issuance upon the exercise of outstanding options under the Acorda Therapeutics, Inc. 2016 Inducement Plan;
•	1,500,000 shares of our common stock reserved for issuance pursuant to our 2019 Employee Stock Purchase Plan; and

•	18,297,028 shares of our common stock reserved for issuance upon conversion or payment of interest on our outstanding 2024 Notes.

As a result, we have insufficient shares of our common stock for our 2024 Notes, and no additional shares of our common stock available for other purposes.

Reasons for the Proposal

Our Board of Directors is recommending the increase in the number of authorized shares of our common stock pursuant to the Authorized Share Amendment so that we will have sufficient authorized shares of our common stock to potentially issue in connection with the conversion of and/or payment of interest (including make-whole interest payments) on the 2024 Notes. As further described below, we are required to seek approval for this increase under the terms of the 2024 Notes. We estimate that we will need up to approximately 177 million additional authorized shares for these purposes, although a substantial portion (approximately one-third) of these additional shares would be issuable only upon the occurrence of a “make-whole fundamental change,” such as if we undergo a change of control or sell all or substantially all of our assets (other than a transaction in which at least 90% of the consideration consists of listed securities, in which case the make-whole provision would not apply), or if our common stock is no longer listed on the Nasdaq Global Market (or the New York Stock Exchange or Nasdaq Global Select Market).

Our Board is also recommending the Authorized Share Amendment so that we have sufficient additional authorized but unissued shares of our common stock available for possible future corporate finance, business development, equity compensation, and other corporate purposes. We estimate that we would need up to approximately 113 million additional authorized shares of common stock for these purposes for the foreseeable future. In particular, the Board believes that it is important that we have a sufficient number of authorized shares to permit the refinancing or repayment at maturity of our $69.0 million 1.75% Convertible Senior Notes due 2021 (the “2021 Notes”).

The Authorized Share Amendment accordingly reflects an aggregate increase of 290 million shares of our authorized common stock for these combined purposes, which are further described below, taking into account the existing common stock reserves described above.

Insufficient Shares for the 2024 Notes Could Lead to Bankruptcy

On December 26, 2019, we announced the successful completion of a private exchange of $276 million of our 2021 Notes in exchange for a combination of approximately $207 million aggregate principal amount of newly-issued 2024 Notes and $55.2 million in cash. The 2024 Notes have an initial conversion price of approximately $3.50 per share. As a result of the exchange, approximately $69 million of 2021 Notes, with a conversion price of $42.56 per share, remain outstanding.

The 2024 Notes were issued pursuant to a December 23, 2019, indenture among us, one of our subsidiaries as guarantor, and a trustee and collateral agent (the “2024 Notes Indenture”). The 2024 Notes are senior obligations of the Company and the guarantor subsidiary, secured by a first priority security interest in substantially all of their assets, subject to certain exceptions described in the security agreement under which the assets were pledged as security.

The 2024 Notes will mature on December 1, 2024, unless earlier converted in accordance with their terms prior to such date. Interest on the 2024 Notes is payable semi-annually in arrears at a rate of 6.00% per annum on each June 1 and December 1, beginning on June 1, 2020. We may elect to pay interest in cash or shares of our common stock, subject to the satisfaction of certain conditions.

The 2024 Notes are convertible at the option of the holder into shares of our common stock at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. We may elect to settle conversions of the 2024 Notes in cash, shares of our common stock, or a combination of cash and shares of our common stock. Holders who convert their 2024 Notes prior to June 1, 2023 (other than in connection with certain specified “make whole fundamental changes”) will also be entitled to an interest make-whole payment equal to the sum of all regularly scheduled stated interest payments, if any, due on such 2024 Notes on each interest payment date occurring after the conversion date for such conversion and on or before June 1, 2023.

Notwithstanding the foregoing, currently we do not have enough authorized shares of our common stock to settle conversions of, and make interest payments on (including make-whole interest payments), the 2024 Notes. Under the 2024 Notes Indenture, we are obligated to seek approval from our stockholders for an amendment to our Amended and Restated

Certificate of Incorporation to increase the number of our authorized shares of common stock to an amount that is sufficient for conversions of, and interest payments on (including make-whole interest payments), the 2024 Notes. The proposal to approve the Authorized Share Amendment at the 2020 Annual Meeting is intended to satisfy this obligation under the 2024 Notes Indenture and to provide us with greater flexibility to settle conversions of, and make interest payments on (including make-whole interest payments) the 2024 Notes using shares of our common stock. The 2024 Notes Indenture contains certain restrictions on conversions by 2024 Notes holders prior to July 31, 2020, that protect us from having to use cash to satisfy conversation and/or interest payment obligations. However, these restrictions will lapse after July 31, 2020, regardless of whether we obtain approval for the Authorized Share Amendment.

We and our Board believe it is therefore advisable and in our and our stockholders’ best interests, and critical to our long term success, to increase the authorized shares of our common stock pursuant to the Authorized Share Amendment. If the Authorized Share Amendment is not approved by our stockholders, the authorized number of shares of our common stock would remain at 80,000,000. Under this circumstance, we would be required to use cash to settle conversions of, and/or make interest payments on (including make-whole interest payments), the 2024 Notes above the limited share reserve that is currently available for those purposes. The use of cash for these purposes would reduce our ability to use cash for other purposes, including investing in our business, and could have a material adverse effect on our liquidity. Furthermore, at the time we are required to make cash payments with respect to the 2024 Notes, we may not have enough available cash, our ability to use existing cash could be restricted by law, regulation or other agreements governing future indebtedness, and we may not be able to obtain additional financing on commercially reasonable terms, or at all. Also, inability to satisfy our obligations with respect to the 2024 Notes would be a default under the 2024 Notes Indenture and potentially cause a cross-default under other agreements and instruments, leading to the exercise of applicable remedies against us and likely forcing us into bankruptcy or liquidation.

We Lack Sufficient Shares for Corporate Finance and Other Purposes

We and our Board also believe that it is advisable in our and our stockholders’ best interests, and critical to our long term success, to increase the number of authorized shares of our common stock for other corporate purposes, in addition to the needed increase for the 2024 Notes. Currently, all of the 80,000,000 authorized shares of our common stock are either issued and outstanding or needed for other purposes, including equity awards and the 2024 Notes.

If approved, the Authorized Share Amendment will authorize additional shares of our common stock that we believe are needed to prudently manage our business affairs and provide flexibility for corporate action in the future. For example, unless the Authorized Share Amendment is approved, we would not have sufficient authorized shares to use in connection with potential future financings, business development transactions, and other corporate opportunities that may arise. We expect to be opportunistic in pursuing these types of matters, and the need to obtain a later stockholder approval could delay or prevent our ability to proceed in any particular situation. We will also need to address the 2021 Notes that remain outstanding prior to their maturity in June 2021. We are evaluating alternatives to address the remaining 2021 Notes as one of our top priorities, and we anticipate that we may need to use shares of our common stock, either directly or through securities that are exercisable for or convertible into shares of our common stock, to do so.

Also, if approved, the Authorized Share Amendment will authorize additional shares of common stock that we may potentially use to add to the reserves under our existing or future equity compensation programs. As further described in the Compensation Discussion and Analysis section of this Proxy Statement, equity compensation is a key component of our pay-for-performance compensation philosophy. Equity awards, as part of an overall compensation package, are important to attracting, retaining, and motivating qualified employees. Also, they provide our executive officers and other employees with compensation that has a strong link to our long-term performance, creates an ownership culture, and generally aligns the interests of our employees with the interests of our stockholders.

Potential Effects of the Authorized Share Amendment

Stockholders will have no subscription, preferential or preemptive rights with respect to additional shares of common stock proposed to be authorized for issuance, and thus any future issuance of common stock may dilute such stockholders’ holdings of common stock as a percentage of shares outstanding to the extent stockholders do not otherwise maintain their percentage interest. Further, if current stockholders of the Company do not purchase any shares to maintain their respective percentage interests, their voting power will be diluted.

Also, the proposed Authorized Share Amendment could, under certain circumstances, have an anti-takeover effect, although that is not our or our Board’s intention with this proposal. For example, in the event of a hostile attempt to take control of the Company, it may be possible for us to impede the attempt by issuing shares of our common stock, which would dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of the Company. The proposed Authorized Share Amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our stockholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The ability of our Board to sell shares of common stock in this manner without further stockholder approval would be subject to the Nasdaq Cap under the Nasdaq Listing Rules, as described above in Proposal Two. However, our Board of Directors has not presented this proposal with the intention that it be utilized as an anti-takeover mechanism.

Effectiveness of the Authorized Share Amendment

If the proposed Authorized Share Amendment is approved and adopted by the stockholders at the 2020 Annual Meeting, it will become effective upon the filing of the Authorized Share Amendment with the Delaware Secretary of State. We expect to file the Authorized Share Amendment within one business day after the 2020 Annual Meeting, as required pursuant to the 2024 Notes Indenture.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL THREE.

PROPOSAL FOUR:

REVERSE STOCK SPLIT PROPOSAL

Our Board of Directors has unanimously approved and recommends that our stockholders authorize our Board of Directors to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock, as described below (the “Reverse Stock Split”). As further described below, we and our Board are seeking approval for a Reverse Stock Split primarily to maintain our listing on the Nasdaq Global Market. Our Board has accordingly determined that it is advisable and in the best interests of the Company and its stockholders for a Reverse Stock Split to be approved.

The Reverse Stock Split, if implemented, would apply equally to all outstanding shares of our common stock and each stockholder would hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for adjustments that may result from the treatment of fractional shares as described below. In addition, the Reverse Stock Split would result in a proportionate reduction in the number of shares of common stock authorized under our Amended and Restated Certificate of Incorporation.

Approval of this proposal would permit, but not require, our Board to effect a Reverse Stock Split by a ratio of any whole number up to 1-for-20, with the exact ratio to be set at a whole number within this range as determined by our Board in its sole discretion, provided that the Reverse Stock Split is implemented within one year after the conclusion of the 2020 Annual Meeting. If implemented, the Reverse Stock Split would result in a proportionate reduction in the number of authorized shares of our common stock.

Upon receiving stockholder approval of the Reverse Stock Split, the Board will have the authority, but not the obligation, to elect in its sole discretion, without further action on the part of our stockholders and as it determines to be in our and our stockholders’ best interests, to effect a Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from within the approved range of ratios described above. We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement a Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining the ratio following the receipt of stockholder approval, our Board may consider, among other factors, the following:

•	the historical trading price and trading volume of our common stock;
•	the number of outstanding shares of our common stock;
•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of a Reverse Stock Split on the trading market for our common stock;

•	the continued listing requirements of the Nasdaq Global Market, including the requirement that, subject to limited exceptions, listed companies maintain a minimum bid price of at least $1.00;
•	the number of authorized but unissued shares of our common stock that would result from a Reverse Stock Split, and potential uses of those additional authorized but unissued shares;
•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and
•	prevailing general market and economic conditions.

If this Reverse Stock Split Proposal is approved by the stockholders and the Board determines to implement a Reverse Stock Split, we will file an amendment to our Amended and Restated Certificate of Incorporation (the “Reverse Stock Split Amendment”) with the Delaware Secretary of State. The material terms of the proposed amendment are described in this proposal. This description is qualified in its entirety by reference to the complete text of the Reverse Stock Split Amendment, which is attached as Appendix B to this Proxy Statement and incorporated into this proposal by reference. You are strongly encouraged to read the actual text of the Reverse Stock Split Amendment. The proposed Reverse Stock Split Amendment is subject to revision for such changes as may be required by the Delaware General Corporation Law and any other changes consistent with this proposal that we may deem necessary or appropriate.

If this Reverse Stock Split Proposal is approved by the stockholders and a Reverse Stock Split is implemented by our Board, no less than two and no more than 20 shares of existing common stock, as determined by our Board, will be combined into one share of common stock. Holders will receive, in lieu of any fractional share, the number of shares rounded up to the next whole number. The amendment to our Certificate of Incorporation to effect a reverse stock split, if any, will include only the Reverse Stock Split ratio determined by our Board to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

The approval of this Reverse Stock Split Proposal is not conditioned upon the approval of the Authorized Common Stock Increase Proposal (Proposal Three). If this Reverse Stock Split Proposal is approved and the Board elects to implement the Reverse Stock Split, the number of outstanding shares of our common stock would be reduced in proportion to the ratio of the Reverse Stock Split chosen by our Board. If a Reverse Stock Split is implemented, the number of authorized shares of our common stock would decrease by the same proportion as the number of shares of common stock that are outstanding at the time of the Reverse Stock Split. If the Authorized Common Stock Increase Proposal is approved, we would implement the increase in authorized shares to 370 million prior any Reverse Stock Split. If such proposal is approved and we subsequently implement a Reverse Stock Split, the number of authorized shares of our common stock would be reduced from such number by an amount that is proportionate to the Reverse Stock Split.

Our Board reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that implementing a Reverse Stock Split is no longer in the best interests of the Company and its stockholders. If our Board does not implement a Reverse Stock Split on or prior to the one year anniversary of the conclusion of the 2020 Annual Meeting, stockholder approval would again be required prior to implementing any future reverse stock split.

Background and Reasons for a Reverse Stock Split

As further described below, we and our Board are seeking approval for a Reverse Stock Split primarily to maintain our listing on the Nasdaq Global Market. However, we cannot provide assurance that a Reverse Stock Split would achieve its intended or desired benefits, and we strongly encourage you to review the discussion below under Risks and Potential Disadvantages Associated with a Reverse Stock Split.

Nasdaq Minimum Price Standard

Nasdaq Listing Rule 5550(a) (2) requires that companies listed on the Nasdaq Global Market maintain a minimum closing bid price of at least $1.00 per share (the “Minimum Price Standard”). Companies are considered out of compliance with the Minimum Price Standard if the Nasdaq closing bid price is below $1.00 per share for 30 consecutive business days. Under Nasdaq Listing Rule 5810(c)(3)(A), once out of compliance with the Minimum Price Standard, a company has 180 calendar days to regain compliance by meeting the Minimum Price Standard. The Minimum Price Standard will be met if the company’s common stock has a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the 180 calendar day period to regain compliance with the Minimum Price Standard.

As of the date of this Proxy Statement, we are in compliance with the Minimum Price Standard. However, recently, the market price of our common stock has declined substantially and has traded below $1.00 per share. The equity markets have experienced and continue to experience substantial volatility due to, among other factors, the COVID-19 global pandemic. On April 20, 2020, the reported closing price of the Company’s common stock was $1.20 per share. Accordingly, there is a significant risk that we may fall out of compliance with the Minimum Price Standard prior to the date of the 2020 Annual Meeting, or thereafter.

The primary purpose of a Reverse Stock Split would be to achieve an increase the per share market price of our common stock as necessary to meet the Minimum Price Standard. A delisting of our common stock would materially and adversely affect a holder’s ability to dispose of, or to obtain accurate quotations as to the market value of, our common stock. In addition, if our common stock is no longer listed, it would constitute a make-whole fundamental change for purposes of our 1.75% Convertible Senior Notes due 2021 and 6.00% Convertible Senior Secured Notes due 2024, which would give holders of such notes the right to require us to repurchase such notes for 100% of the principal amount thereof, plus any accrued and unpaid interest, and result in an increase in the conversion rate of such notes. Furthermore, any delisting may cause our common stock to be subject to “penny stock” regulations promulgated by the Securities and Exchange Commission, or SEC. Under such regulations, broker-dealers are required to, among other things, comply with disclosure and special suitability determinations prior to the sale of shares of common stock. If our common stock becomes subject to these regulations, the market price of our common stock and the liquidity thereof would be materially and adversely affected. Absent other factors, we believe that reducing the number of outstanding shares of our common stock is a potentially effective means to increase the per share market price of our common stock.

If our shares of common stock are delisted from the Nasdaq Global Market, we believe that our shares of common stock would likely be eligible to be quoted over-the-counter on an inter-dealer electronic quotation and trading system operated by OTC Markets Group. These markets are generally considered not to be as efficient as, and not as broad as, the Nasdaq Global Market. Selling our shares of common stock on these markets could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our shares of common stock are delisted, broker-dealers would have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common stock, further limiting the liquidity of our common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock.

A delisting from the Nasdaq Global Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, or use our shares for business development or other corporate initiatives, and could significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions.

Our Board believes that the proposed Reverse Stock Split would be a potentially effective means for us to obtain and/or maintain compliance with the $1.00 Minimum Price Rule and to avoid, or at least defer, the consequences of our common stock being delisted from the Nasdaq Global Market by producing the immediate effect of increasing the bid price of our common stock.

General Investment Considerations

Additionally, we believe that a Reverse Stock Split could make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors and other members of the investing public. In particular, many brokerage houses and institutional investors have internal policies and practices that may prohibit them from investing in low-priced stocks or discourage individual brokers from recommending low-priced stocks to their customers. Moreover, because brokers’ commissions on low-priced stocks generally represent a relatively high percentage of the stock price, transaction costs would represent a higher percentage of total share value, which could result in decreased trading volume and increased volatility in the trading price of our common stock. We believe that a Reverse Stock Split could make our common stock a more attractive and cost effective investment for many investors, which could enhance the liquidity of the holders of our common stock.

Risks and Potential Disadvantages Associated with a Reverse Stock Split

Our Board of Directors believes that a Reverse Stock Split is potentially effective means to increase the per share market price level of our common stock and thus enable us to maintain, or if applicable, regain compliance with the

Minimum Price Rule. However, there are a number of risks and potential disadvantages associated with a Reverse Stock Split, including as follows:

•

The Board cannot predict the effect of a Reverse Stock Split upon the market price for shares of our common stock, and the history of similar reverse stock splits for companies in like circumstances has varied. Some investors may have a negative view of a Reverse Stock Split. Recently, the market price of our common stock has declined substantially, and the equity markets have experienced and continue to experience substantial volatility due to, among other factors, the COVID-19 global pandemic. Even if a Reverse Stock Split has a positive effect on the market price for shares of our common stock, performance of our business and financial results, general economic conditions and the market perception of our business, and other adverse factors which may not be in our control could lead to a decrease in the price of our common stock following the Reverse Stock Split.

•

Even if a Reverse Stock Split does result in an increased market price per share of our common stock, the market price per share post-Reverse Stock Split may not increase in proportion to the reduction of the number of shares of our common stock outstanding before the implementation of a Reverse Stock Split. Accordingly, even with an increased market price per share, the total market capitalization of shares of our common Stock after a Reverse Stock Split could be lower than the total market capitalization before a Reverse Stock Split. Also, even if there is an initial increase in the market price per share of our common stock after a Reverse Stock Split, the market price many not remain at that level due to factors described in this proposal or other factors, including the risks described in our Annual Report on Form 10-K for the year ended December 31, 2019, as updated in reports we subsequently file with the SEC.

•

If a Reverse Stock Split is implemented and the market price of shares of our common stock then declines, the percentage decline may be greater than would occur in the absence of a Reverse Stock Split due to decreased liquidity in the market for our common stock. If the market price of shares of our common stock declines after a Reverse Stock Split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Accordingly, the total market capitalization of our common stock following a Reverse Stock Split could be lower than the total market capitalization before a Reverse Stock Split.

Procedures for and Effects of Implementing a Reverse Stock Split

Procedures

A Reverse Stock Split would become effective upon the filing of the Reverse Stock Split Amendment with the Delaware Secretary of State of Delaware. The exact timing of the filing of the Reverse Stock Split Amendment, if it is filed, would be determined by our Board based on its evaluation as to when such action would be in our and our stockholders’ best interests. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with a Reverse Stock Split if, at any time prior to filing the Reverse Stock Split Amendment, our Board determines in its sole discretion that it is no longer in our best interest and the best interests of our stockholders to proceed with a Reverse Stock Split. If the Reverse Stock Split Amendment has not been filed with the Delaware Secretary of State within one year after the conclusion of the 2020 Annual Meeting, our Board will abandon the Reverse Stock Split. Following are descriptions of how a Reverse Stock Split would be implemented for beneficial holders, registered book entry holders, and certificated holders.

Beneficial Holders. Upon the implementation of a Reverse Stock Split, we intend to treat shares held by stockholders through a broker, trustee, or other nominee in the same manner as registered stockholders whose shares are registered in their names. Brokers, trustees and other nominees would be instructed to effect a Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these brokers, trustees and other nominees may have different procedures than registered stockholders for processing a Reverse Stock Split. Stockholders who hold shares of our common stock with broker, trustee or other nominee and who have any questions in this regard are strongly encouraged to contact their brokers, trustees or other nominees for more information.

Registered “Book Entry” Holders. Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a Reverse Stock Split is implemented, stockholders who hold shares electronically in book-

entry form with the transfer agent would not need to take action (the exchange will be automatic) to receive whole shares of post-reverse split common stock.

Certificated Holders. If a Reverse Stock Split is implemented, stockholders holding shares of our common stock in certificated form would be sent a transmittal letter by our transfer agent after a Reverse Stock Split. The letter of transmittal would contain instructions on how a stockholder should surrender their certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse split common stock (the “New Certificates”). No New Certificates would be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder would be required to pay a transfer or other fee to exchange their Old Certificates. Stockholders would then receive a New Certificate(s) representing the number of whole shares of common stock they are entitled to as a result of a Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we would deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, would automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate would be issued with the same restrictive legends that are on the back of the Old Certificate(s).

If a Reverse Stock Split is implemented, we expect that our transfer agent would act as exchange agent for purposes of implementing the exchange of stock certificates. No service charges would be payable by holders of shares of common stock in connection with the exchange of certificates. We would bear all of such expenses.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES.

STOCKHOLDERS SHOULD NOT SUBMIT STOCK CERTIFICATES FOR EXCHANGE UNLESS AND UNTIL REQUESTED TO DO SO, AND THEN STOCK CERTIFICATES SHOULD BE SUBMITTED ONLY IN THE MANNER INSTRUCTED.

STOCK CERTIFICATES SHOULD NOT BE SUBMITTED DIRECTLY TO THE COMPANY.

Outstanding Shares of Common Stock

Depending on the ratio for a Reverse Stock Split determined by our Board of Directors, a minimum of two and a maximum of 20 shares of existing common stock would be combined into one new share of common stock. Based on 47,985,337 shares of common stock issued and outstanding as of April 20, 2020, immediately following a Reverse Stock Split we would have approximately 23,992,668 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for a Reverse Stock Split is 1-for-2, and 2,399,266 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for a Reverse Stock Split is 1-for-20. Any other ratio selected within such range would result in a number of shares of common stock issued and outstanding following the transaction between approximately 23,992,668 and 2,399,266 shares.

The actual number of shares issued after giving effect to a Reverse Stock Split, if implemented, would depend on the reverse stock split ratio that is ultimately determined by our Board. A Reverse Stock Split would affect all holders of our common stock uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share, as a result of a Reverse Stock Split, would be rounded up to the next whole number. In addition, a Reverse Stock Split would not affect any stockholder’s proportionate voting power. A Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Authorized Shares of Common Stock

A Reverse Stock Split would result in a proportionate reduction in the number of authorized shares of our common stock under our Amended and Restated Certificate of Incorporation at the time a Reverse Stock Split is effected. A Reverse Stock Split would not have any effect on the number of authorized shares of preferred stock, which would remain at 20,000,000 shares of preferred stock, par value $0.001.

Following the effective time of a Reverse Stock Split, any authorized shares of our common stock, if and when issued, would be part of our existing class of our common stock and would have the same rights and privileges as the shares of our common stock currently outstanding. Our stockholders do not have preemptive rights or preferential rights to purchase additional shares of our common stock that we may issue.

Fractional Shares

We would not issue fractional shares in connection with a Reverse Stock Split. Therefore, we would not issue certificates representing fractional shares. Stockholders would receive, in lieu of any fractional share, the number of shares rounded up to the next whole number.

The ownership of a fractional share interest following a Reverse Stock Split would not give the holder any voting, dividend or other rights, except to receive the number of shares rounded up to the next whole number, as described above.

Effects on Equity Compensation Plans and Awards and Convertible Securities

If a Reverse Stock Split is implemented, based upon the Reverse Stock Split ratio determined by our Board of Directors, proportionate adjustments would generally be required to be made with regard to:

•	the per share exercise price of, and the number of shares issuable upon exercise of, outstanding stock options issued under our equity compensation plans;
•	the number of shares deliverable upon vesting and settlement of outstanding restricted stock unit awards;
•	the number of shares reserved for issuance under our equity compensation plans; and
•

the per share conversion price, and the number of shares issuable upon conversion of, outstanding convertible securities entitling the holders to purchase or convert into, or otherwise acquire shares of our common stock.

In the case of options, convertible securities or other rights to acquire shares of our common stock, these adjustments would result in approximately the same aggregate price required under such options, convertible securities or other rights upon exercise, conversion, or settlement, and approximately the same value of shares of common stock being delivered upon such exercise, conversion, or settlement, immediately following a Reverse Stock Split as was the case immediately preceding such Reverse Stock Split.

Exchange Act Registration; Nasdaq Listing; CUSIP

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to periodic reporting and other requirements of the Exchange Act. The implementation of a Reverse Stock Split would not affect the registration of our common stock under the Exchange Act or our reporting or other requirements under the Exchange Act.

We are currently listed on the Nasdaq Global Market under the trading symbol “ACOR.” If our common stock remains listed on the Nasdaq Global Market up to the time of a Reverse Stock Split, then immediately following the Reverse Stock Split our common stock would continue to be listed on the Nasdaq Global Market under the ACOR symbol, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Following a Reverse Stock Split, our common stock would have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Accounting Matters

The filing of the Reverse Stock Split Amendment and implementation of a Reverse Stock Split would not affect the par value of our common stock per share, which will remain $0.001 par value per share. As a result, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet would not change due to a

Reverse Stock Split. However, the stated capital attributable specifically to our common stock would be reduced proportionally depending on the Reverse Stock Split ratio, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. Also, if a Reverse Stock Split is implemented, reported per share net income or loss would be higher because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of a Reverse Stock Split.

Certain Federal Income Tax Consequences of a Reverse Stock Split

The following describes certain material U.S. federal income tax considerations of a Reverse Stock Split that would be expected to apply generally to U.S. Holders (as defined below) of our common stock. This description is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this section. No ruling from the U.S. Internal Revenue Service has been or will be requested in connection with a Reverse Stock Split.

No attempt has been made to comment on all U.S. federal income tax consequences of a Reverse Stock Split that may be relevant to particular U.S. Holders, including holders: (i) who are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) who are subject to the alternative minimum tax provisions of the Code; (iii) who acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iv) who hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction,” “synthetic security,” integrated investment or any risk reduction strategy; (v) who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (vi) who do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vii) who hold their shares through individual retirement or other tax-deferred accounts; (viii) whose shares constitute qualified small business stock within the meaning of Section 1202 of the Code; or (ix) who have a functional currency for U.S. federal income tax purposes other than the U.S. dollar.

In addition, the following discussion does not address the tax consequences of a Reverse Stock Split under state, local and foreign tax laws. The discussion assumes that for U.S. federal income tax purposes, a Reverse Stock Split would not be integrated or otherwise treated as part of a unified transaction with any other transaction. Furthermore, the following discussion does not address the tax consequences of transactions effectuated before, after or at the same time as a Reverse Stock Split, whether or not they are in connection with a Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our common stock who is: (i) an individual who is a citizen or resident of the U.S.; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the U.S. or under the laws of the U.S. or any subdivision thereof; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

HOLDERS OF OUR COMMON STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE REVERSE STOCK SPLIT UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

•	The company would recognize no gain or loss as a result of a Reverse Stock Split.
•

A stockholder who receives solely a reduced number of shares of our common stock pursuant to a Reverse Stock Split would recognize no gain or loss, other than in respect of a fractional share that is rounded up to a full share.

•

A stockholder’s basis in the stockholder’s post-Reverse Stock Split shares of common stock would be equal to the aggregate tax basis of such stockholder’s pre-Reverse Stock Split shares, increased by any gain recognized in respect of a fractional share that is rounded up to a full share.

•	The holding period of our common stock received in the Reverse Stock Split would include the holding period of the pre-reverse split shares exchanged.
•

For purposes of the above discussion of the basis and holding periods for shares of our common stock received in a Reverse Stock Split, stockholders who acquired different blocks of our common stock at different times for different prices must calculate their basis, gains and losses, and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in a Reverse Stock Split.

•

Any gain or loss recognized by a stockholder as a result of a Reverse Stock Split would generally be a capital gain or loss and will be long term capital gain or loss if the stockholder’s holding period for the shares of our common stock exchanged is more than one year.

•

Certain of our stockholders may be required to attach a statement to their tax returns for the year in which a Reverse Stock Split is consummated that contains the information listed in applicable Treasury Regulations. All of our stockholders are advised and expected to consult their own tax advisors with respect to the applicable reporting requirements.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL FOUR.

PROPOSAL FIVE:

RATIFICATION OF INDEPENDENT AUDITORS

Ratification of Appointment of Ernst & Young LLP

The Audit Committee appointed Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2020. The affirmative vote of a majority of the shares present in person or by proxy and voting at the 2020 Annual Meeting is required to ratify the selection of Ernst & Young LLP.

In the event the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and in the best interests of our stockholders.

Representatives of Ernst & Young LLP are expected to be present at the 2020 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL FIVE.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed by Ernst & Young LLP for 2019 and 2018 in connection with audit and other services rendered during the past two fiscal years.

Type of Fee	2019	2018
Audit Fees (1)	$2,105,051	$2,082,705
Audit-Related Fees (2)	—	—
Tax Fees (3)	202,467	353,458
All other fees (4)	3,061	7,731
Total Fees for Services Provided	$2,310,579	$2,443,894

(1)

Audit fees represent fees for professional services rendered for the audit of our financial statements, audit of internal control over financial reporting, review of interim financial statements and services normally provided by the independent auditor in connection with regulatory filings.

(2)	Audit-related services principally include fees for audit and attest services that are not required by statute or regulation.
(3)	Includes fees for tax services, including tax compliance, tax advice and tax planning.
(4)	Subscription fees for an online accounting and auditing research tool.

Pre-approval Policies and Procedures

Our Audit Committee Charter provides that the Audit Committee must pre-approve all services provided to the Company by the independent auditor in accordance with the Company’s pre-approval policy established by the Committee. All of the fees in the above table were approved by the Audit Committee.

The Company’s pre-approval policy requires that the Audit Committee pre-approve all audit, audit-related and non-audit services performed by our independent auditor, subject to limited exceptions. Under the policy, the annual audit engagement and the fees to be paid therefore must be specifically pre-approved. Certain other specified audit services, which are those services that only the auditor can reasonably provide, are pre-approved under the policy. All other audit services must be pre-approved by the Audit Committee.

Under the policy, audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the auditor. Certain specified audit-related services are pre-approved under the policy, because the Audit Committee believes that the provision of these audit-related services does not impair the independence of the auditor. All other audit-related services must be pre-approved by the Audit Committee.

The policy also allows the Audit Committee to grant general pre-approvals for non-audit services that it believes are routine and recurring services that would not impair the independence of the Auditor. Certain specified tax services are deemed to be approved under the policy, and the policy also lists certain prohibited non-audit services.

Certain non-audit services are exempt from the pre-approval requirements of the policy. The exemption applies if these services (a) do not exceed, in the aggregate, 5% of the fees paid to the auditor in any fiscal year, (b) were not recognized as non-audit services at the time of the engagement, and (c) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

PROPOSAL SIX:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking you to vote, in an advisory (non-binding) manner, to approve the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables set forth earlier in this Proxy Statement. We hold these so-called “say-on-pay” votes annually pursuant to Rule 14a-21 under Section 14A of the Securities Exchange Act of 1934, as amended.

Before you vote on this proposal, we strongly encourage you to read the Compensation Discussion and Analysis and the executive compensation information (including the compensation tables and the accompanying footnotes and narrative) set forth earlier in this Proxy Statement. As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that is designed to tie annual and long-term compensation to the achievement of established goals and to align executives’ incentives with the creation of value for our stockholders. Our compensation program is also designed to attract and retain highly talented, qualified executives who are dedicated to our mission and culture. We believe our compensation philosophy and objectives support our business strategy and align the interests of our executives and our stockholders. We also believe that our compensation program does not encourage excessive risk-taking by management.

For these reasons, the Board is asking stockholders to support this proposal. This is an advisory vote and the results will not be binding. However, we, our Board, and the Compensation Committee value the views of our stockholders and will consider the outcome of the vote when making future decisions on the compensation of our Named Executive Officers and on our executive compensation principles, policies, and procedures.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL SIX.

PROPOSAL SEVEN:

ADJOURNMENT PROPOSAL

We are asking you to vote to approve one or more adjournments of the 2020 Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of Proposals One through Six at the time of the 2020 Annual Meeting or if we do not have a quorum.

If our stockholders approve this Adjournment Proposal, we could adjourn the 2020 Annual Meeting and any reconvened session of the 2020 Annual Meeting and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against approval of any of Proposals One through Six. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of any of Proposals One through Six such that the proposal to approve any such proposal would be defeated, we could adjourn the 2020 Annual Meeting without a vote on the approval of such proposal and seek to convince the holders of those shares to change their votes to votes in favor of approval of such proposal. Additionally, we may seek to adjourn the 2020 Annual Meeting if a quorum is not present.

Our Board of Directors believes that it is in the best interests of our company and our stockholders to be able to adjourn the 2020 Annual Meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies in respect of the approval of any of Proposals One through Six if there are insufficient votes to approve any such proposals at the time of the 2020 Annual Meeting or in the absence of a quorum.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL SEVEN.

OTHER BUSINESS

As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the 2020 Annual Meeting other than the items referred to above. If any other matter is properly brought before the 2020 Annual Meeting for action by stockholders, the persons designated as proxies will vote all shares in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

ADDITIONAL INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about shares of our common stock that may be issued under our 2006 Employee Incentive Plan, our 2015 Omnibus Incentive Compensation Plan, and our 2016 Inducement Plan. Information in the table is as of December 31, 2019.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted-average exercise price of outstanding options, warrants, and rights (3) (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	10,435,383	(1)	$22.94	684,104	(2)
Equity compensation plans not approved by stockholders (4)	33,125		28.70	0
Total	10,468,508		$22.96	684,104

(1)

This number includes 4,710,174 shares of our Common Stock that were issuable as of the date of the table upon the exercise of stock options outstanding under our 2006 Employee Incentive Plan, 5,725,209 shares of our Common Stock that were issuable as of the date of the table upon the exercise of stock options outstanding under our 2015 Omnibus Incentive Compensation Plan, and 112,780 shares of our Common Stock that were issuable as of the date of the table upon the vesting and settlement of restricted stock units outstanding under our 2015 Omnibus Incentive Compensation Plan.

(2)	These shares were available for issuance as of the date of the table under our 2015 Omnibus Incentive Compensation Plan.
(3)

The weighted-average exercise prices disclosed in this column do not take into account the restricted stock unit awards that are reflected in column (a) and described in footnote (1) to column (a). Restricted stock unit awards vest and settle into shares of Company common stock if and when specified conditions are achieved without the payment of any exercise price by the recipient of such awards.

(4)

These are shares of our Common Stock that were issuable as of the date of the table upon the exercise of stock options outstanding under our 2016 Inducement Plan. These stock options were issued to individuals previously employed by Biotie Therapies and its subsidiaries in connection with our 2016 acquisition of Biotie. Awards may be granted under the 2016 Inducement Plan only to a person who either (a) has never been an employee or director of the Company, or (b) has a bona fide period of non-employment with the Company, and the award must be an inducement material to the individual entering employment with the Company. The Compensation Committee of our Board of Directors could but has not as of the date of this Proxy Statement authorized the issuance of any additional equity awards under this plan.

Householding

The Securities and Exchange Commission’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements, annual reports and notices of annual meeting and internet availability with respect to two or more stockholders sharing the same address by delivering a single set of these materials addressed to those stockholders.

Stockholders residing in the same household who hold their shares through a broker may receive only one Notice of Annual Meeting and Internet Availability (or Proxy Statement, for those who receive a printed copy of the Proxy Statement) in accordance with a notice sent earlier by their broker. This practice of sending only one copy of proxy materials is called “householding,” and saves us money in printing and distribution costs. This practice will continue unless instructions to the contrary are received by your broker from one or more of the stockholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker. If you would like to receive a separate copy of this year’s Proxy Statement, Annual Report, or Notice of Annual Meeting and Internet Availability, please contact our communications department at 420 Saw Mill River Road, Ardsley, New York 10502, telephone number (914) 347-4300, and we will promptly deliver the requested materials.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders

Pursuant to Securities and Exchange Commission Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2021 Annual Meeting of Stockholders, by submitting their proposals to us no later than December 30, 2020. This deadline is determined under Rule 14a-8 and represents the 120th day prior to the anniversary of the date we intend to commence distribution of this Proxy Statement to shareholders. Any proposal so submitted must comply with the rules and eligibility requirements of the Securities and Exchange Commission.

If you want to nominate a director or make a proposal for consideration at next year’s annual meeting, other than a proposal submitted for inclusion in our proxy statement as described above, you must comply with the current advance notice provisions and other requirements set forth in our Bylaws. Under our Bylaws, a stockholder may nominate a director or submit a proposal for consideration at an annual meeting by giving timely notice to Acorda Therapeutics. To be timely, that notice must contain information specified in our Bylaws and be received by us at our principal executive office at 420 Saw Mill River Road, Ardsley, NY 10502, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made. Therefore, we must receive your nomination or proposal no sooner than February 15, 2021 and no later than March 17, 2021, unless the date of the 2021 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2020 Annual Meeting.

Under our Bylaws and as permitted by the rules of the Securities and Exchange Commission, certain procedures are provided that a stockholder must follow to nominate persons for election to our Board or to introduce an item of business at an annual meeting of stockholders. A stockholder nominating a director candidate or introducing an item of business must be a stockholder of record on the date of the giving of the nomination or item of business and on the record date for the determination of stockholders entitled to vote at the relevant meeting. Additionally, notice of a director nomination or item of business must include the content required by Sections 1.10(b) and 1.11(b), respectively, of our Bylaws.

We will have discretionary authority to vote on any stockholder proposals presented at our 2021 Annual Meeting of Stockholders that do not comply with the notice and other requirements as described above.

The chairman of our annual meetings has the power to determine whether a nomination or other business is properly brought before an annual meeting. The chairman of such meetings may refuse to allow the nomination of any person or the transaction of any business not in compliance with the requirements described above.

Annual Report

A copy of our Annual Report on Form 10-K for the year ended December 31, 2019, is enclosed or being made available with this Proxy Statement. We filed our Annual Report on Form 10-K with the SEC on February 28, 2020. Stockholders may obtain a copy of our Annual Report on Form 10-K, including the financial statements, without charge, by writing to our communications department at our principal executive office located at 420 Saw Mill River Road, Ardsley, New York 10502. Our Annual Report on Form 10-K and the other filings that we make with the SEC can also be accessed on our website at www.acorda.com. We will also furnish any exhibit to our Annual Report on Form 10-K, if specifically requested.

Code of Ethics

We have adopted a Code of Ethics that applies to all our directors and officers and other employees and that is intended to meet the definition of “code of ethics” as set forth in the Item 406 of SEC’s Regulation S-K. Any waiver of our Code of Ethics for executive officers, senior financial officers or directors requires the express written approval of the Board or the Audit Committee. To the extent required by applicable law, we will promptly disclose to our stockholders any amendments to or waivers from our Code of Ethics granted to any of our executive officers, senior financial officers or directors. We intend to satisfy SEC disclosure requirements regarding amendments to or waivers from the Code of Ethics by posting the required disclosures on our website. Our Code of Ethics, and any such disclosures of amendments or waivers, can be accessed on our website at www.acorda.com.

Please submit your proxy whether or not you plan to attend the 2020 Annual Meeting.

By the Order of the Board of Directors,

Andrew Mayer Deputy General Counsel and Corporate Secretary

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ACORDA THERAPEUTICS, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Acorda Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

A resolution was duly adopted by the Board of Directors of the Corporation on March 28, 2020 pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Amended and Restated Certificate of Incorporation of the Corporation filed with the Delaware Secretary of State on February 15, 2006 (the “Certificate of Incorporation”) and declaring said amendment to be advisable. On June 15, 2020, the stockholders of the Corporation duly approved said proposed amendment at the Corporation’s 2020 Annual Meeting of Stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:	That the first sentence of Article FOURTH of the Certificate of Incorporation, be and hereby is deleted in its entirety and the following sentence is inserted in lieu thereof:

“The Corporation shall have the authority to issue a total of 390,000,000 shares, divided into classes of (i) 370,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”), and (ii) 20,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).”

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by a duly authorized officer of the Corporation this [     ] day of [          ], 2020.

ACORDA THERAPEUTICS, INC.

By:

Name:

Title:

APPENDIX B

FORM OF CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ACORDA THERAPEUTICS, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Acorda Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

A resolution was duly adopted by the Board of Directors of the Corporation on March 28, 2020 pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Amended and Restated Certificate of Incorporation of the Corporation filed with the Delaware Secretary of State on February 15, 2006 (the “Certificate of Incorporation”) and declaring said amendment to be advisable. On June 15, 2020, the stockholders of the Corporation duly approved said proposed amendment at the Corporation’s 2020 Annual Meeting of Stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:	That the first sentence of Article FOURTH of the Certificate of Incorporation, be and hereby is deleted in its entirety and the following paragraphs are inserted in lieu thereof:

“The Corporation shall have the authority to issue a total of [the then-current amount, divided by any whole number between two and 20] shares, divided into classes of (i) [the then-current amount, divided by any whole number between two and 20] shares of Common Stock, $0.001 par value per share (the “Common Stock”), and (ii) 20,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).

Pursuant to the DGCL, upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment, each [any whole number between two and 20] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be combined into one validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive the number of shares rounded up to the next whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (each, an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above. As soon as practicable following the Effective Time, the Corporation will notify its stockholders holding shares of Common Stock in certificated form to transmit their Old Certificates to the transfer agent, and the Corporation will cause the transfer agent to issue new certificates representing the appropriate number of whole shares of Common Stock following the Reverse Stock Split for every one share of Common Stock transmitted and held of record as of the Effective Time.”

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by a duly authorized officer of the Corporation this [     ] day of [          ], 20[  ].

ACORDA THERAPEUTICS, INC.

By:

Name:

Title:

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ACORDA THERAPEUTICS, INC. 420 SAW MILL RIVER RD. ARDSLEY, NY 10502 D08330-P32568 For All Except For All Withhold All To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR ALL of the following: ! ! ! 1. Election of Directors Nominees: 01) Ron Cohen, M.D. 02) Lorin J. Randall 03) Steven M. Rauscher 4. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to permit the Company’s Board of Directors to effect a reverse stock split of the Company’s common stock by a ratio of any whole number in the range of 1-for-2 to 1-for-20, and a corresponding reduction in the number of authorized shares of our common stock, with such ratio to be determined by the Company’s Board of Directors, at such time and date, if at all, as determined by the Company’s Board of Directors within one year after the conclusion of the 2020 Annual Meeting. For Abstain Against The Board of Directors recommends you vote FOR Proposals 2, 3, 4, 5, 6 and 7. ! ! ! Against Abstain For 2. To approve, as required in accordance with Nasdaq Listing Rule 5635(d), the Company’s ability to settle conversions of, and make interest payments on, the 6.00% Convertible Senior Secured Notes due 2024 using shares of the Company’s common stock in excess of 19.99% of the number of outstanding shares of common stock. ! ! ! 5. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2020. ! ! ! ! ! ! ! ! ! 6. An advisory vote to approve named executive officer compensation. 3. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 80,000,000 to 370,000,000. ! ! ! 7. To approve one or more adjournments of the 2020 Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Proposals 1 through 6 at the time of the 2020 Annual Meeting or in the absence of a quorum. ! NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. For address change/comments, mark here. (see reverse for instructions) ! ! ! ! Please indicate if you would like to keep your vote confidential under the current policy Please indicate if you plan to attend this meeting No Yes Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] DATE Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. D08331-P32568 ACORDA THERAPEUTICS, INC. SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS June 15, 2020 The undersigned stockholder of Acorda Therapeutics, Inc. (the "Company") hereby constitutes and appoints Ron Cohen and Andrew Mayer their true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Hilton Garden Inn, 201 Ogden Avenue, Dobbs Ferry, New York 10522 at 9:00 a.m., Eastern Time, on June 15, 2020 or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

ACORDA THERAPEUTICS, INC. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 15, 2020. See the reverse side of this notice to obtain proxy materials and voting instructions. D08385-P32454 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: Annual Meeting For holders as of: April 20, 2020 Date: June 15, 2020 Time: 9: 00 AM EDT Location: Hilton Garden Inn 201 Ogden Avenue Dobbs Ferry, NY 10522 914-591-4300

D08386-P32454 Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 1, 2020 to facilitate timely delivery. How to View Online: Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. NOTICE AND PROXY STATEMENT ANNUAL REPORT FORM 10-K Proxy Materials Available to VIEW or RECEIVE: Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form. Before You Vote How to Access the Proxy Materials How To Vote Please Choose One of the Following Voting Methods

Voting Items Nominees: 01) Ron Cohen, M.D. 02) Lorin J. Randall 03) Steven M. Rauscher 2. To approve, as required in accordance with Nasdaq Listing Rule 5635(d), the Company’s ability to settle conversions of, and make interest payments on, the 6.00% Convertible Senior Secured Notes due 2024 using shares of the Company’s common stock in excess of 19.99% of the number of outstanding shares of common stock. 3. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 80,000,000 to 370,000,000. 4. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to permit the Company’s Board of Directors to effect a reverse stock split of the Company’s common stock by a ratio of any whole number in the range of 1-for-2 to 1-for-20, and a corresponding reduction in the number of authorized shares of our common stock, with such ratio to be determined by the Company’s Board of Directors, at such time and date, if at all, as determined by the Company’s Board of Directors within one year after the conclusion of the 2020 Annual Meeting. 5 To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2020. 6. An advisory vote to approve named executive officer compensation. 7. To approve one or more adjournments of the 2020 Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Proposals 1 through 6 at the time of the 2020 Annual Meeting or in the absence of a quorum. 1. Election of Directors The Board of Directors recommends you vote FOR Proposals 2, 3, 4, 5, 6 and 7. NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends you vote FOR ALL of the following: D08387-P32454

Voting Instructions D08388-P32454

Voting Instructions0000379299_4 R1.0.1.17